Exhibit 4.2

EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE

Dated as of February 9, 2024

to the

INDENTURE

between

UPHEALTH, INC.

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

Dated as of June 9, 2021

6.25% Convertible Senior Notes due 2026

FIRST SUPPLEMENTAL INDENTURE, dated as of February 9, 2024 (as amended, restated, amended and restated, supplemented or modified from time to time, this “Supplemental Indenture”), among UPHEALTH, INC., a Delaware corporation, as issuer (the “Company”), the Subsidiaries of the Company party hereto (the “Guarantors”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (“BNY Mellon”), as successor to WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee”), and as collateral agent (in such capacity, the “Collateral Agent”).

PRELIMINARY STATEMENT

WHEREAS, the Company and the Trustee are parties to that certain Indenture, dated as of June 9, 2021 (as amended, restated, amended and restated, supplemented or modified from time to time, the “Indenture”), relating to the Company’s 6.25% Convertible Senior Notes due 2026;

WHEREAS, pursuant to Section 10.02 of the Indenture, the Company, at any time and from time to time may, with the consent of the Holders of at least a majority of the aggregate principal amount of the Notes outstanding, enter into an indenture supplemental thereto for the purpose of adding provisions to or changing or eliminating certain provisions of the Indenture;

WHEREAS, the Company has received consent to the amendments contained herein and the execution of this Supplemental Indenture from Holders of at least 75.07% of the principal amount of the Notes currently outstanding;

WHEREAS, the Company intends to enter into this Supplemental Indenture for the purpose of modifying the Indenture as set forth herein.

NOW THEREFORE, in consideration of the promises and the mutual agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

Section 1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Indenture.

Section 2. Amendments to the Indenture. With effect on and after the date hereof:

(a)

the Indenture is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Annex A hereto;

(b)	Exhibit B to the Indenture shall be in the form as set forth in the document attached hereto as Annex B; and

(c)

each Guarantor, by its signature hereto, shall become a Guarantor under, and as defined in, the Indenture, and BNY Mellon shall become the Collateral Agent under, and as defined in, the Indenture, as amended and supplemented by this Supplemental Indenture, in each case, in accordance with the terms therein.

Section 3. [Reserved].

Section 4. Conditions Precedent. The amendments set forth in Section 2 hereof shall become effective as of the date upon which (i) a counterpart of this Supplemental Indenture, executed and delivered by the Company and the Guarantors, has been delivered to the Trustee, which shall be the date set forth above, and (ii) the Company shall have paid all reasonable costs and expenses (including, without limitation, reasonable out-of-pocket costs and expenses incurred by the Trustee’s and Collateral Agent’s counsel and administrative fees), disbursements and advances incurred or made by the Trustee and the Collateral Agent in connection with the preparation of this Supplemental Indenture to the extent due and payable pursuant to Section 7.06 of the Indenture.

Section 5. Effect on Debtors and Debtors in Possession. Each party hereto agrees that, notwithstanding anything set forth herein to the contrary and for the avoidance of doubt, this Supplemental Indenture will be deemed not to affect any rights or obligations of any Subsidiary of the Company that is, as of the date hereof, a debtor or debtor in possession in any bankruptcy proceeding (including the chapter 11 proceedings pending before the United States Bankruptcy Court for the District of Delaware under caption In re UpHealth Holdings, Inc., Case No. 23-11476-LSS).

Section 6. Miscellaneous.

Section 6.1. Governing Law. THIS SUPPLEMENTAL INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6.2. Counterparts. This Supplement Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic means shall be deemed to be their original signatures for all purposes. Unless otherwise provided in this Supplemental Indenture, the words “execute,” “execution,” “signed” and “signature” and words of similar import used in or related to any document to be signed in connection with this Supplemental Indenture or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, neither the Trustee nor the Collateral Agent is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee or the Collateral Agent, as the case may be, pursuant to procedures approved by the Trustee or the Collateral Agent, as the case may be.

Section 6.3. Effect of Headings. The titles and headings of the sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

2

Section 6.4. Complete Agreement. This Supplemental Indenture sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes and cancels any prior communications, understandings and agreements among the parties hereto in respect thereof.

Section 6.5. Documents Otherwise Unchanged. Except as herein provided, the Indenture shall remain unchanged and continue to be in full force and effect, and each reference to the Indenture and words of similar import in the Indenture and any other transaction document shall be a reference to the Indenture, as amended hereby and as the same may be further amended, restated, amended and restated, supplemented and otherwise modified and in effect from time to time.

Section 6.6. [Reserved].

Section 6.7. Concerning the Trustee. The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company, and neither the Trustee nor the Collateral Agent assumes any responsibility for their correctness. Neither the Trustee nor the Collateral Agent shall be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Supplemental Indenture and makes no representation with respect thereto. In entering into this Supplemental Indenture, the Trustee and the Collateral Agent shall be entitled to the benefit of every provision of the Indenture limiting the liability of, limiting the obligations of, or affording rights, benefits, protections, immunities or indemnities to the Trustee and the Collateral Agent as if they were set forth herein mutatis mutandis.

Section 6.8. Waiver and Direction to the Trustee and the Collateral Agent. The Company, by executing and delivering a counterpart of this Supplemental Indenture, agrees that the execution of this Supplemental Indenture is authorized and permitted by the Indenture and hereby waives all conditions precedent to the execution and delivery of this Supplemental Indenture pursuant to the Indenture and consents to and directs the Trustee and the Collateral Agent to execute this Supplemental Indenture and acknowledges and agrees that the Trustee and the Collateral Agent shall be fully protected in relying upon the foregoing consent and direction and hereby releases the Trustee, the Collateral Agent and their respective officers, directors, agents, employees and shareholders, as applicable, from any liability for complying with such direction, including but not limited to any claim that this Supplemental Indenture is not authorized or permitted by the Indenture or any claim that some or all of the conditions precedent to the execution of this Supplemental Indenture have not been complied with.

Section 6.9. Execution, Delivery and Validity. The Company and each Guarantor represents and warrants to the Trustee and the Collateral Agent that this Supplemental Indenture has been duly and validly executed and delivered by the Company and each Guarantor and constitutes its legal, valid and binding obligation, enforceable against the Company and each Guarantor in accordance with its terms, and that the Indenture, as amended hereby, constitutes its legal, valid and binding obligation, enforceable against the Company and each Guarantor in accordance with its terms.

[Signature Pages Follow]

3

IN WITNESS WHEREOF, we have set our hands as of the date first set forth above.

SIGNED AND DELIVERED AS A DEED
for and on behalf of

UPHEALTH, INC.

By:	/s/ Martin S.A. Beck
Name:	Martin S.A. Beck
Title:	Chief Executive Officer

CARENECTION LABS, LLC

By:	/s/ Martin S.A. Beck
Name:	Martin S.A. Beck
Title:	Chief Executive Officer

CARENECTION, LLC

By:	/s/ Martin S.A. Beck
Name:	Martin S.A. Beck
Title:	Chief Executive Officer

CLOUDBREAK HEALTH, LLC

By:	/s/ Martin S.A. Beck
Name:	Martin S.A. Beck
Title:	Chief Executive Officer

FREEDOM NOW, INC.

By:	/s/ Martin S.A. Beck
Name:	Martin S.A. Beck
Title:	Chief Executive Officer

[Signature Page to Supplemental Indenture]

INTEGRITY WAY, INC.

By:	/s/ Martin S.A. Beck
Name:	Martin S.A. Beck
Title:	Chief Executive Officer

LANGUAGE ACCESS NETWORK, LLC

By:	/s/ Martin S.A. Beck
Name:	Martin S.A. Beck
Title:	Chief Executive Officer

OLYMPUS RECOVERY LLC

By:	/s/ Martin S.A. Beck
Name:	Martin S.A. Beck
Title:	Chief Executive Officer

PINNACLE TESTING, INC.

By:	/s/ Martin S.A. Beck
Name:	Martin S.A. Beck
Title:	Chief Executive Officer

SUMMIT DETOX, INC.

By:	/s/ Martin S.A. Beck
Name:	Martin S.A. Beck
Title:	Chief Executive Officer

SUPPORTIVE HEALTHCARE, INC.

By:	/s/ Martin S.A. Beck
Name:	Martin S.A. Beck
Title:	Chief Executive Officer

[Signature Page to Supplemental Indenture]

TRANSFORMATIONS MENDING FENCES, LLC

By:	/s/ Martin S.A. Beck
Name:	Martin S.A. Beck
Title:	Chief Executive Officer

TRANSFORMATIONS TREATMENT CENTER, INC

By:	/s/ Martin S.A. Beck
Name:	Martin S.A. Beck
Title:	Chief Executive Officer

TTC HEALTHCARE, INC.

By:	/s/ Martin S.A. Beck
Name:	Martin S.A. Beck
Title:	Chief Executive Officer

WRIGLEY HEALTHCARE SERVICES, INC.

By:	/s/ Martin S.A. Beck
Name:	Martin S.A. Beck
Title:	Chief Executive Officer

[Signature Page to Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as the Trustee

By:	/s/ April Bradley
Name: April Bradley
Title: Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as the Collateral Agent

By:	/s/ April Bradley
Name: April Bradley
Title: Vice President

[Signature Page to Supplemental Indenture]

Annex A

Amendments to the Indenture

[Attached]

Annex A to Supplemental Indenture

UPHEALTH, INC.,

THE SUBSIDIARY GUARANTORS

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as successor to

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee,

and as Collateral Agent

INDENTURE

Dated as of June 9, 2021

6.25% Convertible Senior Secured Notes due 2026

Supplemented on February 9, 2024

TABLE OF CONTENTS

PAGE
ARTICLE 1 DEFINITIONS		1

Section 1.01	Definitions	1
Section 1.02	References to Interest	~~12~~27

ARTICLE 2 ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES		~~12~~28

Section 2.01	Designation and Amount	~~12~~28
Section 2.02	Form of Notes	~~13~~28
Section 2.03	Date and Denomination of Notes; Payments of Interest and Defaulted Amounts	~~13~~28
Section 2.04	Execution, Authentication and Delivery of Notes	~~14~~30
Section 2.05	Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary	~~15~~30
Section 2.06	Mutilated, Destroyed, Lost or Stolen Notes	~~21~~36
Section 2.07	Temporary Notes	~~21~~36
Section 2.08	Cancellation of Notes Paid, Converted, Etc.	~~22~~37
Section 2.09	CUSIP Numbers	~~22~~37
Section 2.10	Additional Notes; Repurchases	~~22~~37

ARTICLE 3 SATISFACTION AND DISCHARGE		~~23~~38

Section 3.01	Satisfaction and Discharge	~~23~~38

ARTICLE 4 PARTICULAR COVENANTS OF THE COMPANY		~~23~~38

Section 4.01	Payment of Principal and Interest	~~23~~38
Section 4.02	Maintenance of Office or Agency	~~23~~39
Section 4.03	Appointments to Fill Vacancies in Trustee’s Office	~~24~~39
Section 4.04	Provisions as to Paying Agent	~~24~~39
Section 4.05	Corporate Existence	~~25~~40
Section 4.06	Rule 144A Information Requirement and Annual Reports	~~25~~40
Section 4.07	Stay, Extension and Usury Laws	~~26~~41
Section 4.08	Compliance Certificate; Statements as to Defaults	~~26~~41
Section 4.09	Registration Rights	~~26~~41
Section 4.10	Compliance with Laws	~~26~~42
Section 4.11	Payment of Taxes and Other Claims	~~27~~42
Section 4.12	Further Instruments and Acts	~~27~~42
Section 4.13	Primary Equity Offering	~~27~~42
Section 4.14	Limitation on Incurrence of Additional Indebtedness	42
Section 4.15	Limitation on Liens	43
Section 4.16	Limitation on Restricted Payments	44
Section 4.17	Limitation on Asset Sales	46
Section 4.18	Further Assurances	51
Section 4.19	Additional Subsidiary Guarantors	52

i

ARTICLE 5 LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE		~~27~~53

Section 5.01	Lists of Holders	~~27~~53
Section 5.02	Preservation and Disclosure of Lists	~~27~~53

ARTICLE 6 DEFAULTS AND REMEDIES		~~28~~54

Section 6.01	Events of Default	~~28~~54
Section 6.02	Acceleration; Rescission and Annulment	~~29~~55
Section 6.03	Additional Interest	~~29~~55
Section 6.04	Payments of Notes on Default; Suit Therefor	~~30~~56
Section 6.05	Application of Monies Collected by Trustee	~~32~~58
Section 6.06	Proceedings by Holders	~~32~~58
Section 6.07	Proceedings by Trustee	~~33~~59
Section 6.08	Remedies Cumulative and Continuing	~~33~~59
Section 6.09	Direction of Proceedings and Waiver of Defaults by Majority of Holders	~~33~~60
Section 6.10	Notice of Defaults	~~34~~60
Section 6.11	Undertaking to Pay Costs	~~34~~60
Section 6.12	Company’s Failure to Timely Convert	~~35~~61

ARTICLE 7 CONCERNING THE TRUSTEE		~~36~~62

Section 7.01	Duties and Responsibilities of Trustee	~~36~~62
Section 7.02	Reliance on Documents, Opinions, Etc.	~~37~~64
Section 7.03	No Responsibility for Recitals, Etc.	~~39~~65
Section 7.04	Trustee, Paying Agents, Conversion Agents or Note Registrar May Own Notes	~~39~~65
Section 7.05	Monies and Shares of Common Stock to Be Held in Trust	~~39~~65
Section 7.06	Compensation and Expenses of Trustee	~~39~~66
Section 7.07	Officer’s Certificate as Evidence	~~40~~66
Section 7.08	Eligibility of Trustee	~~40~~67
Section 7.09	Resignation or Removal of Trustee	~~41~~67
Section 7.10	Acceptance by Successor Trustee	~~41~~68
Section 7.11	Succession by Merger, Etc.	~~42~~68
Section 7.12	Trustee’s Application for Instructions from the Company	~~42~~69
Section 7.13	Limitation on Duty of Trustee in Respect of Collateral	69

ARTICLE 8 CONCERNING THE HOLDERS		~~43~~69

Section 8.01	Action by Holders	~~43~~69
Section 8.02	Proof of Execution by Holders	~~43~~69
Section 8.03	Who Are Deemed Absolute Owners	~~43~~70
Section 8.04	Company-Owned Notes Disregarded	~~44~~70
Section 8.05	Revocation of Consents; Future Holders Bound	~~44~~70

ARTICLE 9 HOLDERS’ MEETINGS		~~44~~71

Section 9.01	Purpose of Meetings	~~44~~71
Section 9.02	Call of Meetings by Trustee	~~45~~71
Section 9.03	Call of Meetings by Company or Holders	~~45~~71
Section 9.04	Qualifications for Voting	~~45~~71
Section 9.05	Regulations	~~45~~72
Section 9.06	Voting	~~46~~72
Section 9.07	No Delay of Rights by Meeting	~~46~~72

ARTICLE 10 SUPPLEMENTAL INDENTURES		~~46~~73

Section 10.01	Supplemental Indentures Without Consent of Holders	~~46~~73
Section 10.02	Supplemental Indentures with Consent of Holders	~~47~~74
Section 10.03	Effect of Supplemental Indentures	~~48~~75
Section 10.04	Notation on Notes	~~48~~75
Section 10.05	Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee	~~49~~75

ARTICLE 11 CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE		~~49~~76

Section 11.01	Company May Consolidate, Etc. on Certain Terms	~~49~~76
Section 11.02	Subsidiary Guarantors May Consolidate, Etc. on Certain Terms	77
Section ~~11.02~~11.03	Successor Corporation to Be Substituted	~~49~~78
Section ~~11.03~~11.04	Opinion of Counsel to Be Given to Trustee	~~50~~78

ARTICLE 12 IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS		~~50~~78

Section 12.01	Indenture and Notes Solely Corporate Obligations	~~50~~78

ARTICLE 13 [INTENTIONALLY OMITTED]		~~51~~79

ARTICLE 14 CONVERSION OF NOTES		~~51~~79

Section 14.01	Conversion Privilege	~~51~~79
Section 14.02	Conversion Procedure; Settlement Upon Conversion	~~51~~79
Section 14.03	Company’s Mandatory Conversion Option	~~53~~82
Section 14.04	Adjustment of Conversion Rate	~~54~~83
Section 14.05	Adjustments of Prices	~~62~~90
Section 14.06	Shares to Be Fully Paid	~~62~~90
Section 14.07	Effect of Recapitalizations, Reclassifications and Changes of the Common Stock	~~62~~91
Section 14.08	Certain Covenants	~~64~~92

Section 14.09	Responsibility of Trustee	~~64~~93
Section 14.10	Notice to Holders Prior to Certain Actions	~~65~~93
Section 14.11	Stockholder Rights Plans	~~65~~93
Section 14.12	Exchange in Lieu of Conversion	~~66~~94
Section 14.13	Limits Upon Issuance of Shares of Common Stock Upon Conversion	~~66~~94
Section 14.14	Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes or Mandatory Conversion	~~67~~96

ARTICLE 15 REPURCHASE OF NOTES AT OPTION OF HOLDERS		~~70~~98

Section 15.01	[Intentionally Omitted]	~~70~~98
Section 15.02	Repurchase at Option of Holders Upon a Fundamental Change	~~70~~98
Section 15.03	Withdrawal of Fundamental Change Repurchase Notice	~~72~~100
Section 15.04	Deposit of Fundamental Change Repurchase Price	~~73~~101
Section 15.05	Covenant to Comply with Applicable Laws Upon Repurchase of Notes	~~74~~102

ARTICLE 16 NO REDEMPTION		~~74~~102

Section 16.01	No Redemption	~~74~~102

ARTICLE 17 COLLATERAL AND SECURITY		102

Section 17.01	Security Interest; Collateral Agent	102
Section 17.02	Recording and Opinion	104
Section 17.03	Authorization of Actions to Be Taken by the Trustee or the Collateral Agent Under the Related Collateral Documents	105
Section 17.04	Authorization of Receipt of Funds by the Trustee under the Related Collateral Documents	105
Section 17.05	Termination of Security Interest; Release of Collateral	105
Section 17.06	Maintenance of Collateral	107
Section 17.07	Concerning the Collateral Agent	107
Section 17.08	Intercreditor Agreement	107

ARTICLE 18 GUARANTEES		107

Section 18.01	Note Guarantee	107
Section 18.02	Limitation on Guarantor Liability	109
Section 18.03	Execution and Delivery	109
Section 18.04	Subrogation	110
Section 18.05	Benefits Acknowledged	110
Section 18.06	Release of Note Guarantees	110

ARTICLE ~~17~~19 MISCELLANEOUS PROVISIONS		~~74~~111

Section ~~17.01~~19.01	Provisions Binding on Company’s Successors	~~74~~111
Section ~~17.02~~19.02	Official Acts by Successor Corporation	~~74~~111
Section ~~17.03~~19.03	Addresses for Notices, Etc.	~~74~~111
Section ~~17.04~~19.04	Governing Law; Jurisdiction	~~75~~111
Section ~~17.05~~19.05	Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee	~~75~~112
Section ~~17.06~~19.06	Legal Holidays	~~76~~112
~~Section 17.07~~	~~No Security Interest Created~~	~~76~~
Section 19.07	[Reserved].	112
Section ~~17.08~~19.08	Benefits of Indenture	~~76~~112
Section ~~17.09~~19.09	Table of Contents, Headings, Etc.	~~76~~113
Section ~~17.10~~19.10	Authenticating Agent	~~76~~113
Section ~~17.11~~19.11	Execution in Counterparts	~~77~~114
Section ~~17.12~~19.12	Severability	~~77~~114
Section ~~17.13~~19.13	Waiver of Jury Trial	~~77~~114
Section ~~17.14~~19.14	Force Majeure	~~78~~114
Section ~~17.15~~19.15	Calculations	~~78~~114
Section ~~17.16~~19.16	USA PATRIOT Act	~~78~~115
Section ~~17.17~~19.17	Tax Withholding	~~78~~115

EXHIBIT

Exhibit A	Form of Note	A-1
Exhibit B	Form of Security Agreement	B-1

v

INDENTURE dated as of June 9, 2021 ~~between~~and supplemented on February 9, 2024 among UPHEALTH, INC., a Delaware corporation, as issuer (the “Company,” as more fully set forth in Section 1.01) ~~and~~, the Subsidiary Guarantors from time to time party hereto and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as successor to WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee,” as more fully set forth in Section 1.01), and as collateral agent (the “Collateral Agent,” as more fully set forth in Section 1.01).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 6.25% Convertible Senior Notes due 2026 (the “Notes”), initially in an aggregate principal amount not to exceed $160,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as provided in this Indenture, the valid, binding and legal obligations of the Company, and this Indenture the valid, binding and legal agreement of the Company ~~and~~, the Trustee and the Collateral Agent, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, each of the Company and the Subsidiary Guarantors covenants and agrees with the Trustee and the Collateral Agent for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“30-Day ADTV” means, as of any date and with respect to any shares of Common Stock, an amount equal to the arithmetic average of the products, for each Trading Day in the 30 Trading Day period ending on, and including, the Trading Day immediately preceding such date, of (i) the daily trading volume in such shares of Common Stock on the applicable exchange for such Trading Day and (ii) the Daily VWAP for such Trading Day; provided that in the case of calculating the amount in this clause (ii) with respect to any shares of Common Stock, in respect of any Trading Day occurring on or subsequent to the Ex-Dividend Date for such dividend or distribution, such amount shall be increased by an amount of cash in U.S. dollars per share of Common Stock distributed, or to be distributed, in such dividend or distribution, net of any applicable withholding taxes, as determined by the Conversion Agent, unless such dividend or distribution does not occur, in which case such amount shall be reduced to the amount that would then be in effect if such dividend or distribution had not been declared.

“Action ” shall have the meaning specified in Section 17.01(e).

“Additional Assets” means:

(a) any assets (other than cash, Cash Equivalents, securities and notes) to be owned by the Company or any Subsidiary Guarantor and used or useful in a Permitted Business; or

(b) Capital Stock of a Person that becomes a Subsidiary Guarantor as a result of the acquisition of such Capital Stock by the Company or another Subsidiary Guarantor from any Person other than the Company or a Subsidiary; provided, however, that, in the case of this clause (b), such new Subsidiary Guarantor is primarily engaged in a Permitted Business.

“Additional Interest” means all amounts, if any, payable pursuant to Section 6.03.

“Additional Shares” shall have the meaning specified in Section 14.14(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of this Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.

“After-Acquired Collateral” shall have the meaning specified in Section 4.18(a).

“Applicable Procedures” means, with respect to a Depositary, as to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Asset Sale” means:

(a) the sale, lease, conveyance or other disposition of any assets or rights (whether in a single transaction or a series of related transactions) outside of the ordinary course of business of the Company and its Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed under Article 11; and

(b) the issuance of Capital Stock by any of the Company’s Subsidiaries or the sale of Capital Stock in any of the Company’s Subsidiaries (other than directors’ qualifying Capital Stock or Capital Stock required by applicable law to be held by a Person other than the Company or one of its Subsidiaries).

Notwithstanding anything to the contrary in the preceding paragraph, none of the following items will be deemed to be an Asset Sale:

(a) a transfer of assets between or among (i) the Company and its Subsidiary Guarantors and (ii) Subsidiaries of the Company that are not Subsidiary Guarantors and other Subsidiaries of the Company that are not Subsidiary Guarantors;

(b) an issuance of Capital Stock by any Subsidiary of the Company to the Company or to a Subsidiary Guarantor;

(c) any sale or other disposition of damaged, worn-out or obsolete assets or assets otherwise unsuitable or no longer required for use in the ordinary course of the business of the Company and its Subsidiaries (including the abandonment or other disposition of property that is, in the reasonable judgment of the Company, no longer profitable, economically practicable to maintain or useful in the conduct of the business of the Company and its Subsidiaries, taken as a whole);

(d) a Restricted Payment that is not prohibited under Section 4.16 or a Permitted Investment;

(e) the sale, lease, sublease, non-exclusive license or sublicense, consignment, conveyance or other disposition of products, services, inventory and other assets in the ordinary course of business, including leases with respect to facilities that are temporarily not in use or pending their disposition; provided that any such leases, subleases, licenses or sublicenses of other property do not materially interfere with the business of the Company and its Subsidiaries, taken as a whole, determined in good faith by the Company;

(f) a disposition of leasehold improvements or leased assets in connection with the termination of any operating lease;

(g) dispositions constituting casualty events;

(h) (i) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements; or (ii) the sale or other disposition of hedging obligations or other financial instruments in the ordinary course of business;

(i) any foreclosure or any similar action with respect to the property or other assets of the Company or any Subsidiary;

(j) the sublease or assignment to third parties of leased facilities in the ordinary course of business;

(k) the creation of or realization on a Lien to the extent that the granting of such Lien was not prohibited under Section 4.15;

(l) any surrender or waiver of contract rights in the ordinary course of business or settlement, release, recovery on or surrender of contract, tort or other claims;

(m) the sale or other disposition of cash, Cash Equivalents or marketable securities in the ordinary course of business;

(n) sales, transfers and other dispositions of Investments in joint ventures made in the ordinary course of business or to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and

(o) dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is useful in the ordinary course of business of the Company and its Subsidiaries or (ii) the proceeds (determined on an after-tax basis) of such disposition are applied to the purchase price of similar replacement property that is useful in the ordinary course of business of the Company and its Subsidiaries within one hundred and eighty (180) days of such disposition.

“Asset Sale Offer” shall have the meaning specified in Section 4.17(c)(i).

“Asset Sale Offer Company Notice” shall have the meaning specified in Section 4.17(c)(iv).

“Asset Sale Offer Consideration Amount” shall have the meaning specified in Section 4.17(c)(i).

“Asset Sale Offer Repurchase Date” shall have the meaning specified in Section 4.17(c)(i).

“Asset Sale Offer Repurchase Notice” shall have the meaning specified in Section 4.17(c)(iii).

“Asset Sale Offer Repurchase Price” shall have the meaning specified in Section 4.17(c)(i).

“Asset Sale Trigger” shall have the meaning specified in Section 4.17(c)(i).

“Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the issue date of the Notes, directly or indirectly managed or advised by a Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of such Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with such Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Common Stock would or could be aggregated with such Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively such Holder and all other Attribution Parties to the Maximum Percentage.

“Bankruptcy Law” means Title 11 of the United States Code and any similar federal, state or foreign bankruptcy, insolvency or receivership law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

“Capital Lease” means any lease that is required to be capitalized for financial reporting purposes in accordance with U.S. GAAP (with the amount of any Indebtedness in respect of a Capital Lease being the capitalized amount of the obligations under such Capital Lease determined in accordance with U.S. GAAP); provided that such determination shall be made without giving effect to Accounting Standards Codification 842, Leases (or any other Accounting Standards Codification having similar result or effect) (and related interpretations under U.S. GAAP) to the extent any lease (or similar arrangement) would be required to be treated as a Capital Lease thereunder where such lease (or arrangement) would have been treated as an operating lease under U.S. GAAP as in effect immediately prior to the effectiveness of such Accounting Standards Codification.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as Capital Leases, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with U.S. GAAP; provided that such determination shall be made without giving effect to Accounting Standards Codification 842, Leases (or any other Accounting Standards Codification having similar result or effect) (and related interpretations under U.S. GAAP) to the extent any lease (or similar arrangement) would be required to be treated as a Capital Lease thereunder where such lease (or arrangement) would have been treated as an operating lease under U.S. GAAP as in effect immediately prior to the effectiveness of such Accounting Standards Codification.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity; provided that debt securities that are convertible into or exchangeable for Capital Stock shall not constitute Capital Stock prior to their conversion or exchange, as the case may be.

“Cash Equivalents” means:

(a) any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof with a final maturity not exceeding five years from the date of acquisition;

(b) deposits, certificates of deposit or acceptances of any financial institution that is a member of the Federal Reserve System and whose unsecured long term debt is rated at least “A” by Standard & Poor’s Ratings, a division of McGraw Hill Financial, Inc. (“S&P”), or at least “A2” by Moody’s Investors Service, Inc. (“Moody’s”) or any respective successor agency;

(c) commercial paper with a maturity of 365 days or less issued by a corporation (other than an affiliate of the Company) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and rated at least “A-1” by S&P and at least “P-1” by Moody’s or any respective successor agency;

(d) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States maturing within 365 days from the date of acquisition;

(e) readily marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 365 days from the date of acquisition and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s or any respective successor agency;

(f) demand deposits, savings deposits, time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500,000,000 and a rating of “A” (or such other similar equivalent rating) or higher by at least one “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) with maturities of not more than 365 days from the date of acquisition;

(g) money market funds which invest substantially all of their assets in securities described in the preceding clauses (a) through (f); and

(h) in the case of a Foreign Subsidiary, instruments equivalent to those referred to in clauses (a) through (g) above denominated in a foreign currency, which are (i) substantially equivalent in tenor, (ii) issued by, or entered into with, foreign Persons with credit quality generally accepted by businesses in the jurisdictions in which such Foreign Subsidiary operates and (iii) customarily used by businesses for short-term cash management purposes in any jurisdiction outside of the United States to the extent reasonably required in connection with any business conducted by such Foreign Subsidiary.

“CFC” means any “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code of 1986, as amended.

“Clause A Distribution” shall have the meaning specified in Section 14.04(c).

“Clause B Distribution” shall have the meaning specified in Section 14.04(c).

“Clause C Distribution” shall have the meaning specified in Section 14.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Cloudbreak ” means Cloudbreak Health, LLC, a Delaware limited liability company.

“Cloudbreak Purchase Agreement” means that certain Membership Interest Purchase Agreement, dated as of November 16, 2023, by and among Forest Buyer, LLC, a Delaware limited liability company, as buyer, Cloudbreak and the Company, as seller.

“Cloudbreak Sale” means the sale of Cloudbreak and its Subsidiaries pursuant to the Cloudbreak Purchase Agreement.

“Collateral” means the rights, property and assets securing the Notes over which a Lien has been granted pursuant to the Related Collateral Documents, and any rights, property or assets over which a Lien has been granted to secure the Note Obligations of the Company and the Subsidiary Guarantors under the Notes, the Note Guarantees and this Indenture.

“Collateral Agent” means the Person named as the “Collateral Agent” in the first paragraph of this Indenture until a successor collateral agent shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Collateral Agent” shall mean or include each Person who is then a Collateral Agent hereunder.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the Common Stock of the Company, par value $0.0001 per share, at the date of this Indenture, subject to Section 14.07.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Mandatory Conversion Condition” means the conditions required for the Company to cause Notes to be converted pursuant to Section 14.03(a).

“Company Order” means a written order of the Company, signed on behalf of the Company by an Officer and delivered to the Trustee.

“Consolidated Net Income” means, for any period, the Consolidated Net Income (or loss) of the Company and its Subsidiaries for such period as determined in accordance with U.S. GAAP, adjusted to the extent included in calculating such net income, by excluding, without duplication:

(a) all extraordinary gains or losses;

(b) any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

(c) any unrealized gains or losses in respect of hedging obligations (including obligations under Swap Contracts); and

(d) any gains or losses resulting from non-ordinary course dispositions of assets or discontinued operations.

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Date” shall have the meaning specified in Section 14.02(c).

“Conversion Obligation” shall have the meaning specified in Section 14.01.

“Conversion Price” means as of any time, $1,000, divided by the Conversion Rate as of such time.

“Conversion Rate” shall have the meaning specified in Section 14.01.

“Corporate Trust Office” means the corporate trust office of the Trustee or the Collateral Agent, as applicable, at which at any time its corporate trust business relating to this Indenture shall be administered, which office at the date hereof is located at ~~Wilmington Trust, National Association, Global Capital Markets, 50 South Sixth Street, Suite 1290, Minneapolis, Minnesota 55402, Attention: UpHealth Notes Administrator~~The Bank of New York Mellon Trust Company, N.A., 4655 Salisbury Road, Suite 300, Jacksonville, Florida 32256, or such other address as the Trustee or the Collateral Agent, as applicable, may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor trustee or successor collateral agent (or such other address as such successor trustee or collateral agent may designate from time to time by notice to the Holders and the Company).

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Daily VWAP” means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “UPH <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Asset Sale Offer Repurchase Price and the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(b) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Distributed Property” shall have the meaning specified in Section 14.04(c).

“Domestic Subsidiary” means any Subsidiary that is organized or existing under the laws of the United States, or any state thereof or the District of Columbia.

“Effective Date” shall have the meaning specified in Section 14.14(c), except that, as used in Section 14.04 and Section 14.05, “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of shares of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Electronic Means” means the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee or the Collateral Agent, or another method or system specified by the Trustee or the Collateral Agent as available for use in connection with its services hereunder.

“Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTCQB or the OTCQX.

“Equity Conditions” means, with respect to an given date of determination: (i) on each day during the period beginning thirty (30) calendar days prior to such applicable date of determination and ending on and including such applicable date of determination (the “Equity Conditions Measuring Period”) either (x) one or more registration statements filed with the Commission pursuant to the Subscription Agreement shall be effective and the prospectus contained therein shall be available on such applicable date of determination (with, for the avoidance of doubt, any shares of Common Stock previously sold pursuant to such prospectus deemed unavailable) for the resale of all shares of Common Stock to be issued in connection with the event requiring this determination (without regard to any limitations on conversion set forth herein) (a “Required Minimum Securities Amount”) or (y) all shares of Common Stock issuable upon conversion of the applicable Notes shall be eligible for sale pursuant to Rule 144 of the Securities Act, without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Notes) and the Company is then current with its filings with the Commission; (ii) on each day during the Equity Conditions Measuring Period, the Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Notes) is listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by an Eligible Market have been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (A) a writing by such Eligible Market or (B) the Company falling below the minimum listing maintenance requirements of the Eligible Market on which the Common Stock is then listed or designated for quotation, as applicable; (iii) during the Equity Conditions Measuring Period, the Company shall have delivered all shares of Common Stock issuable upon conversion of the Notes on a timely basis in accordance herewith; (iv) any shares of Common Stock to be issued in connection with the event requiring determination (or issuable upon conversion of the portion of the Notes being redeemed in the event requiring this determination) may be issued in full without violating Section 14.13 hereof; (v) any shares of Common Stock to be issued in connection with the event requiring determination (or issuable upon conversion of the portion of the Notes being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth herein)) may be issued in full without violating the rules or regulations of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (vi) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Change (as defined in the Indenture) shall have occurred which has not been abandoned, terminated or consummated; (vii) the Company shall have no knowledge of any fact that would reasonably be expected to cause (1) any registration statement required to be filed with the Commission pursuant to the Subscription Agreement to not be effective or the prospectus contained therein to not be available for the resale of the applicable Required Minimum Securities Amount of all shares of Common Stock issuable upon conversion of the applicable Notes in accordance with the terms of the Subscription Agreement or (2) any shares of Common Stock issuable upon conversion of the applicable Notes to not be eligible for sale pursuant to Rule 144 without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Notes) and the Company is then current with its filings with the Commission, (viii) none of the Holders shall be in possession of any material, non-public information provided to any of them by the Company, any of its Subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like; (ix) on each day during the Equity Conditions Measuring Period, the Company otherwise shall have been in compliance with each, and shall not have breached any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document, including, without limitation, the Company shall not have failed to timely make any payment pursuant to any, Transaction Document; (x) on each Trading Day during the Equity Conditions Measuring Period, there shall not have occurred any Volume Failure as of such applicable date of determination; (xi) on the applicable date of determination all shares of Common Stock to be issued in connection with the event requiring this determination (or issuable upon conversion of the portion of this Note being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth herein)) may be issued in full from the authorized and available shares of Common Stock of the Company; (xii) on each day during the Equity Conditions Measuring Period, there shall not have occurred and there shall not exist an Event of Default (as defined in the Indenture) or an event that with the passage of time or giving of notice would constitute an Event of Default; or (xiii) the shares of Common Stock issuable pursuant to the event requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on an Eligible Market.

“Equity Conditions Failure” means, with respect to any date of determination, the Equity Conditions have not been satisfied (or waived in writing by the applicable Holder).

“Equity Conditions Measuring Period” shall have the meaning specified in the definition of “Equity Conditions.”

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of shares of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Election” shall have the meaning specified in Section 14.12.

“Excluded Subsidiary” means, as of any date, any Subsidiary that is prohibited or restricted from providing a Note Guarantee or granting security by (A) applicable law or (B) any contractual obligation with non-affiliated third-parties existing on the Issue Date (as defined in the indenture governing the Existing Notes) or at the time such Subsidiary becomes a Subsidiary and that was not implemented in contemplation of such Subsidiary becoming a Subsidiary in order to avoid granting a Note Guarantee or security; provided, however, that an “Excluded Subsidiary” will not include any Domestic Subsidiary that Guarantees any Indebtedness of the Company, provided, notwithstanding the foregoing each of Glocal Healthcare Systems Private Limited and UPH Digital Health Services Private Limited shall continue to be an Excluded Subsidiary for purposes of this Indenture.

“Existing Notes” means the Company’s Variable Rate Convertible Senior Secured Notes due 2025.

“Expiration Date” shall have the meaning specified in Section 14.04(e).

“Fair Market Value” means the value that would be paid by a willing buyer or licensor to an unaffiliated willing seller or licensee in a transaction not involving distress or necessity of either party, determined in good faith by the Company.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment ~~3~~4 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs prior to the Maturity Date:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company and its Wholly Owned Subsidiaries, files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Common Stock representing more than 50% of the voting power of the Common Stock;

(b) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or changes solely in par value) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s direct or indirect Wholly Owned Subsidiaries; provided, however, that neither (x) a transaction described in clause (A) or (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction nor (y) any merger of the Company solely for the purpose of changing its jurisdiction of incorporation that results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock of the surviving entity shall be a Fundamental Change pursuant to this clause (b);

(c) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(d) the Common Stock (or other Common Equity underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clauses (a) or (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by the common stockholders of the Company, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration becomes Reference Property for the Notes, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights (subject to the provisions of Section 14.02(a)).Any event, transaction or series of related transactions that constitute a Fundamental Change under both clause (a) and clause (b) above (determined without regard to the proviso in clause (b) above) shall be deemed to be a Fundamental Change solely under clause (b) above (and, for the avoidance of doubt, shall be subject to the proviso in clause (b) above). If any transaction in which the Common Stock is replaced by the equity securities of another entity occurs, references to the Company in this definition shall instead be references to such other entity.

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).

“Global Note” shall have the meaning specified in Section 2.05(b).

“Glocal ” shall have the meaning specified in the definition of “Permitted Indebtedness.”

“Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

“Guarantee ” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Holder”, as applied to any Note, or other similar terms, means any Person in whose name at the time a particular Note is registered on the Note Register (and in the case of a Global Note and solely with respect to Section 6.12 and Section 14.13, the indirect holder of Notes held through its participant).

“Indebtedness ” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with U.S. GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guarantees, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts and accrued expenses payable in the ordinary course of business, obligations in respect of licenses and operating leases, payroll liabilities and deferred compensation and severance, pension, health and welfare retirement and equivalent benefits to current or former employees, directors or managers of such Person and its subsidiaries);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements but excluding trade accounts and accrued expenses payable in the ordinary course of business and licenses and operating leases), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all attributable indebtedness in respect of Capital Leases and synthetic lease obligations;

(g) all obligations in respect of Redeemable Equity; and

(h) all guarantees of such Person in respect of any of the foregoing.

Notwithstanding anything to the contrary in the foregoing paragraph, the term “Indebtedness” will not include (i) in connection with any Investment, acquisition or any Asset Sale or other disposition, purchase price adjustments, indemnities or royalty, earn-out, contingent or other deferred payments of a similar nature, unless such payments are required under U.S. GAAP to appear as a liability on the balance sheet (excluding the footnotes); provided that at the time of closing, the amount of any such payment is not determinable or, to the extent such payment has become fixed and determined, the amount is paid within 30 days thereafter; (ii) contingent obligations incurred in the ordinary course of business and not in respect of borrowed money; (iii) deferred or prepaid revenues; or (iv) any Capital Stock other than Redeemable Equity.

Indebtedness shall be calculated without giving effect to the effects of Accounting Standards Codification 815—Derivatives and Hedging and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of February 9, 2024, by and among the Trustee, the Collateral Agent, the trustee in respect of the Existing Notes and the collateral agent in respect of the Existing Notes, as amended, restated, amended and restated, supplemented or otherwise modified in accordance with the terms thereof.

“Interest Make-Whole Amount” means, with respect to the conversion of any Note, in an amount denominated in U.S. dollars, the sum of all regularly scheduled interest payments, if any, due on such Note on each Interest Payment Date occurring after the Conversion Date for such conversion and on or before June 15, 2024; provided, however, that for these purposes, the amount of interest due on the Interest Payment Date immediately after such Conversion Date will be deemed to be the following amount: (x) if such Conversion Date is prior to June 15, 2023, an amount equal to twelve months of interest, (y) if such Conversion Date is on or after June 15, 2023, any accrued and unpaid interest, if any, at such Conversion Date, plus any remaining amounts that would be owed to, but excluding, June 15, 2024, including all regularly scheduled interest payments and (z) if such Conversion Date is on or after June 15, 2024, an amount equal to zero.

“Interest Payment Date” means each June 15 and December 15 of each year, beginning on December 15, 2021.

“Investments ” means, with respect to any specified Person, all direct or indirect investments by such specified Person in other Persons (including affiliates) in the forms of loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding (i) commission, travel and similar advances to officers and employees made in the ordinary course of business and (ii) extensions of credit to customers or advances, deposits or payment to or with suppliers, lessors or utilities or for workers’

compensation, in each case, that are incurred in the ordinary course of business), or purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person that was acquired in contemplation of the acquisition of such Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person determined as provided in this Indenture. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value but after giving effect (without duplication) to all subsequent reductions in the amount of such Investment as a result of the repayment or disposition thereof for cash, not to exceed the original amount of such Investment.

“Last Reported Sale Price” of the Common Stock (or other security for which a closing sale price must be determined) on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or such other security) is traded. If the Common Stock (or such other security) is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price per share for the Common Stock (or such other security) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock (or such other security) is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices per share for the Common Stock (or such other security) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The “Last Reported Sale Price” shall be determined without regard to after-hours trading or any other trading outside of regular trading session hours.

“Liens ” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in the nature of a security interest in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease in the nature thereof. A license shall not constitute a “Lien” for purposes of Section 4.15.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).

“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 14.14(a).

“Mandatory Conversion” means a conversion pursuant to Section 14.03(a).

“Mandatory Conversion Date” means the Conversion Date for a Mandatory Conversion, as provided in Section 14.03(c).

“Market Disruption Event” means, for the purposes of determining amounts due upon conversion (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means June 15, 2026.

“Maximum Percentage” shall have the meaning specified in Section 14.13.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, any legal, accounting and investment banking fees and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account, without duplication, (1) any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Permitted Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with U.S. GAAP, (2) any prohibition or delay by applicable local law or organizational document restrictions (including financial assistance, corporate benefit, restrictions on dividends and the fiduciary and statutory duties of directors of the applicable Foreign Subsidiaries and as a result of minority ownership in the applicable Foreign Subsidiaries) from being repatriated to the United States, (3) any adverse tax consequence (taking into account any foreign tax credit or benefit received in connection with such repatriation) that would result from being repatriated to the United States, (4) any reserve or payment with respect to liabilities associated with such asset or assets and retained by the Company or any of its Subsidiaries after such sale or other disposition thereof, including, without limitation, severance costs, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, (5) any cash escrows in connection with purchase price adjustments, reserves or indemnities (until released) and (6) in the case of any Asset Sale by a Subsidiary, payments to holders of Capital Stock in such Subsidiary in such capacity (other than such Capital Stock held by the Company or any Subsidiary) to the extent that such payment is required to permit the distribution of such proceeds in respect of the Capital Stock in such Subsidiary held by the Company or any Subsidiary.

“Net Proceeds Deficiency” shall have the meaning specified in Section 4.17(c)(ii).

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Guarantee ” means the guarantee by any Subsidiary Guarantor of the Company’s Note Obligations under the Notes and this Indenture, as set forth in this Indenture.

“Note Obligations ” means the Obligations of the Company and the other obligors (including the Subsidiary Guarantors) under this Indenture and the Related Collateral Documents to pay principal, premium, if any, and interest (including all interest accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding, whether or not a claim for such post-petition interest is allowed or allowable in such proceeding), fees, expenses and indemnities when due and payable, and all other amounts due or to become due under or in connection with this Indenture and the Related Collateral Documents and the performance of all other obligations of the Company and the Subsidiary Guarantors under this Indenture and the Related Collateral Documents, according to the respective terms thereof.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notice of Conversion” shall have the meaning specified in Section 14.02(b).

“Obligations ” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to the Company, the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Secretary, any ~~assistant~~Assistant Treasurer, any ~~assistant~~Assistant Secretary, General Counsel, any Assistant General Counsel, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).

“Officer’s Certificate,” when used with respect to the Company or any Subsidiary Guarantor, means a certificate that is delivered to the Trustee or the Collateral Agent, as applicable, and that is signed on behalf of the Company by an Officer of the Company that meets the requirements of Section ~~17.05~~19.05.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, that is delivered to the Trustee.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b) Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c) Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d) Notes surrendered for purchase in accordance with Article 15 for which Paying Agent holds money sufficient to pay the Fundamental Change Repurchase Price, in accordance with Section 15.04(b);

(e) Notes converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.08; and

(f) Notes repurchased by the Company pursuant to the last sentence of Section 2.10 after the Company surrenders them to the Trustee for cancellation in accordance with Section 2.08.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Permitted Business” means any business conducted by the Company or any of its Subsidiaries on the Issue Date (as defined in the Existing Notes) and any business that, in the good faith judgment of the Company, is similar or reasonably related, ancillary, supplemental or complementary thereto or a reasonable extension, development or expansions thereof.

“Permitted Credit Facility” shall have the meaning specified in the definition of “Permitted Indebtedness.”

“Permitted Indebtedness” means, without duplication, each of the following:

(a) Indebtedness in respect of the Existing Notes;

(b) Indebtedness in respect of Permitted Junior Indebtedness;

(c) Indebtedness in respect of the Notes and any Note Guarantees in an aggregate principal amount not to exceed $115,000,000 and any Permitted Refinancing Indebtedness in respect thereof;

(d) Indebtedness of the Company or any of its Subsidiaries in respect of purchase money Indebtedness, Capital Lease Obligations, synthetic lease obligations or mortgage financings in an aggregate principal amount not to exceed $2,500,000 at any one time outstanding;

(e) hedging obligations (including obligations under Swap Contracts) entered into in the ordinary course of business by the Company or its Subsidiaries to hedge or mitigate commercial risk;

(f) intercompany Indebtedness between the Company and any of its Subsidiaries or between any of the Company’s Subsidiaries; provided that any such Indebtedness provided by the Company and Subsidiary Guarantors may only be provided to the Company or a Subsidiary Guarantor and any Indebtedness provided by a Subsidiary that is not a Subsidiary Guarantor to the Company or a Subsidiary Guarantor must be contractually subordinated to the Note Obligations;

(g) Indebtedness incurred as a result of endorsing negotiable instruments for deposit or collection in the ordinary course of business;

(h) Indebtedness in respect of letters of credit, bank guarantees, surety or performance bonds and similar instruments issued for the Company’s account or the account of any of the Company’s Subsidiaries in order to provide security for (i) workers’ compensation claims, unemployment insurance and other types of social security and employee health and disability benefits, or casualty-liability insurance, payment obligations in connection with self-insurance or similar requirements, and (ii) tenders, completion guarantees, statutory obligations, surety, environmental or appeal bonds, court costs, bids, leases, government contracts, contracts (other than for borrowed money), performance bonds or other obligations of a like nature;

(i) Indebtedness arising from agreements of the Company or any of its Subsidiaries providing for the indemnification, adjustment of purchase price, earn-out, royalty, milestone or similar obligations, in each case incurred or assumed with the acquisition or disposition of any business, assets or Capital Stock of the Company or any of its Subsidiaries, other than, in the case of any such disposition by the Company or any of its Subsidiaries, guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Capital Stock; provided, that such Indebtedness comprised of earn-outs and other deferred purchase price adjustments entered into on or after February 9, 2024 must be contractually subordinated to the Note Obligations.

(j) Indebtedness incurred by the Company or any of its Subsidiaries consisting of (i) the financing of insurance premiums in the ordinary course of business or (ii) take-or-pay obligations contained in supply agreements in the ordinary course of business;

(k) Indebtedness incurred by the Company or any of its Subsidiaries in the ordinary course of business arising from treasury, payment processing services, cash pooling, depository, over-draft and cash management services;

(l) to the extent constituting Indebtedness, Indebtedness representing any taxes, assessments or governmental charges to the extent such taxes are being contested in good faith and adequate reserves have been provided therefor in conformity with U.S. GAAP;

(m) Indebtedness of a Person existing at the time such Person was acquired by the Company or became its Subsidiary or assets were acquired from such Person; provided that (i) such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or the acquisition of such assets, (ii) neither the Company nor any of its Subsidiaries other than the Person (and its Subsidiaries) or assets acquired has any liability or obligation with respect to such Indebtedness, and (iii) the aggregate principal amount at any time outstanding of Indebtedness under this clause (m) shall not exceed $6,250,000 at any time;

(n) customer deposits and advance payments received in the ordinary course of business from customers or vendors for goods or services purchased in the ordinary course of business;

(o) Indebtedness not to exceed $1,250,000 at any time outstanding in the form of (i) guarantees of loans and advances to officers, directors and employees and (ii) reimbursements owed to officers, directors and employees of the Company or any of its Subsidiaries;

(p) performance guarantees by the Company or any Subsidiary with respect to the performance of any obligation of any other Subsidiary;

(q) Indebtedness incurred in connection with judgments, writs, orders, decrees, attachments or awards that do not constitute an Event of Default; and

(r) Indebtedness of the Company’s Indian Subsidiary, Glocal Healthcare Systems Private Limited and its Subsidiaries (“Glocal”), to the extent in existence on the date hereof, in an aggregate principal amount not to exceed $20,000,000 outstanding at any time (such facility, a “Permitted Credit Facility”); provided that (i) such Indebtedness may be Guaranteed by, or recourse in respect to, the Company and its Subsidiaries; and (ii) such Indebtedness shall be expressly subordinated in right of payment or contractually subordinated to the Notes or the Note Guarantees, as applicable, with respect to the Company or any Subsidiary Guarantor that has Guaranteed or granted a Lien on any of its property with respect to the Permitted Credit Facility.

In the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness, the Company may, in its sole discretion, classify, reclassify or divide such item of Indebtedness and will only be required to include the amount and type of such Indebtedness in one of the above clauses.

“Permitted Investments” means:

(a) any Investment (i) in the Company or any Subsidiary Guarantor or (ii) by a Subsidiary that is not a Subsidiary Guarantor in any other such Subsidiary;

(b) any Investment in Cash Equivalents;

(c) any Investment by the Company or any Subsidiary of the Company in a Person, if, as a result of, or in connection with, such Investment:

(i) such Person becomes or will become a Subsidiary Guarantor; or

(ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or any Subsidiary Guarantor;

(d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.17 or from a sale or other disposition of assets not constituting an Asset Sale;

(e) any Investments to the extent made in exchange for the issuance of Capital Stock (other than Redeemable Equity) of the Company;

(f) any Investments received in compromise or resolution of (i) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (ii) litigation, arbitration or other disputes;

(g) Investments represented by hedging obligations;

(h) advances to officers, directors and employees in the ordinary course of business consistent with past practice, for travel, entertainment, relocation and analogous ordinary business purposes;

(i) any Investment of the Company or any of its Subsidiaries existing on the Issue Date (as defined in the indenture governing the Existing Notes), and any extension, modification or renewal of such existing Investments, to the extent not involving any additional Investment other than as the result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the Issue Date (as defined in the indenture governing the Existing Notes); provided that the amount of any such Investment may be increased as otherwise permitted under this Indenture;

(j) guarantees of Indebtedness and leases and other ordinary course obligations otherwise permitted by the terms of this Indenture; provided that, any such guarantee must be subordinated to the Note Obligations to the same extent as the underlying obligations;

(k) receivables owing to the Company or any of its Subsidiaries, prepaid expenses, and lease, utility, workers’ compensation and other deposits, if created, acquired or entered into in the ordinary course of business;

(l) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment pursuant to joint marketing, joint development or similar arrangements with other Persons in the ordinary course of business and entered with bona fide counterparties operating in the same industry as the Company;

(m) advances, loans, rebates and extensions of credit (including the creation of receivables and endorsements for collection and deposit) to suppliers, customers and vendors, and performance guarantees, in each case in the ordinary course of business;

(n) Investments resulting from the acquisition of a Person otherwise permitted by this Indenture, which Investments at the time of such acquisition were held by the acquired Person and were not acquired in contemplation of the acquisition of such Person;

(o) stock, obligations or securities received in satisfaction of judgments and any renewal or replacement thereof;

(p) repurchase of any Notes or Existing Notes, provided that such Notes or Existing Notes are promptly cancelled pursuant to the terms of the applicable indenture;

(q) [reserved];

(r) (i) lease, utility and other similar deposits, (ii) prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits, and (iii) guarantees of business obligations owed to landlords, suppliers, customers, franchisees and licensees of the Company and its Subsidiaries, in each case, in the ordinary course of business; and

(s) Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by this Indenture.

“Permitted Junior Indebtedness” means Indebtedness of the Company, provided that: (a) the stated final maturity of such Indebtedness shall not be earlier than the 366th day after the Maturity Date; (b) such Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, in whole or in part, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default, the occurrence of a change in control or fundamental change that would also constitute a Fundamental Change under this Indenture, the occurrence of an Asset Sale that would also require an Asset Sale Offer under this Indenture, or, in the case of convertible notes, upon conversion) prior to the date that is the 366th day after the Maturity Date; (c) such Indebtedness shall be expressly subordinated in right of payment or contractually subordinated to the Notes or the Note Guarantees, as applicable; (d) such Indebtedness shall not constitute an obligation (including pursuant to a guarantee) of any Subsidiary of the Company; and (e) such Indebtedness shall not be secured by any Lien on any asset of the Company or any of its Subsidiaries.

“Permitted Liens” means:

(a) any Liens on any or all of the following of Glocal securing any Permitted Credit Facility: (i) inventory, (ii) receivables and supporting obligations, chattel paper, documents and instruments relating thereto or in respect thereof, (iii) cash and cash equivalents located in the United States, including deposits accounts, (iv) and all payments and receivables in respect thereof or related thereto, (v) all books and records related to the foregoing, (vi) all other inventory and receivables related property customarily constituting collateral under an asset based credit facility, and (vii) all proceeds and products of the foregoing; provided that (A) such Lien shall not apply to any other property or assets of the Company or any of its Subsidiaries (other than Glocal) and (B) such Lien shall secure only obligations with respect to the Permitted Credit Facility;

(b) Liens to secure the performance of tenders, completion guarantees, statutory obligations, surety, environmental or appeal bonds, bids, leases, government contracts, contracts (other than for borrowed money), performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(c) leases or non-exclusive licenses or sublicenses or subleases as licensor, lessor, sublicensor or sublessor of any of its property;

(d) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances, tender, bid, judgment, appeal, performance or governmental contract bonds and completion guarantees, surety, standby letters of credit and warranty and contractual service obligations of a like nature, trade letters of credit and documentary letters of credit and similar bonds or guarantees provided by the Company or any of its Subsidiaries;

(e) Liens securing letters of credit, bank guarantees, surety or performance bonds and similar instruments constituting Permitted Indebtedness;

(f) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any of its Subsidiaries on deposit with or in possession of such bank;

(g) Liens on any property in favor of domestic or foreign governmental bodies to secure partial, progress, advance or other payment pursuant to any contract or statute, not yet due and payable;

(h) any netting or set-off arrangements entered into by the Company or any of its Subsidiaries in the ordinary course of its banking arrangements (including, for the avoidance of doubt, cash pooling arrangements) for the purposes of netting debit and credit balances of the Company or any of its Subsidiaries, including pursuant to any cash management agreement;

(i) leases and subleases of real property which do not materially interfere with the ordinary conduct of the Company’s or any of its Subsidiaries’ business and other Liens incidental to the conduct of the Company’s or any of its Subsidiaries’ business that do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the Company’s or any of its Subsidiaries’ business;

(j) Liens arising from UCC financing statement filings regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business or other precautionary UCC financing statement filings;

(k) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(l) Liens securing the Notes and any Note Guarantee;

(m) Liens securing purchase money Indebtedness, Capital Lease Obligations, synthetic lease obligations and mortgages permitted under this Indenture; provided that such Liens do not at any time encumber any property other than the property financed thereby (together with any additions, accessions and improvements thereto and the proceeds or distributions thereof);

(n) Liens securing reasonable and customary fees for services, over-draft liabilities and obligations in respect of treasury, payment processing, cash pooling, depositary, over-draft and cash management services in favor of banks, securities intermediaries and other depository institutions;

(o) customary Liens on insurance proceeds securing financed insurance premiums in the ordinary course of business;

(p) any Liens securing hedging obligations (including obligations under Swap Contracts);

(q) Liens securing Indebtedness permitted under clause (m) of the definition of Permitted Indebtedness; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition (or such merger or consolidation), as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any of its Subsidiaries (other than, in the case of any such merger or consolidation, the assets of any Subsidiary without significant assets that was formed solely for the purpose of effecting such acquisition) and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition (or is so merged or consolidated), as the case may be;

(r) Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and employee health and disability benefits, or casualty-liability insurance or self-insurance;

(s) to the extent constituting a Lien, escrow arrangements securing indemnification obligations in connection with an acquisition of a Person or a disposition that is otherwise permitted under this Indenture;

(t) Liens (i) on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired, which are to be applied against the purchase price for such acquisition; provided that (x) the aggregate amount of such advances shall not exceed the purchase price of such acquisition and (y) the property is acquired within 90 days following the date of the first such advance so made; and (ii) consisting of any agreement, grant or option to sell, transfer or dispose of any property in a disposition of assets, in each case, solely to the extent such acquisition or disposition, as the case may be, would have been permitted on the date of the creation of such Liens; and

(u) Liens securing obligations in respect of the Existing Notes, subject to the Intercreditor Agreement.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company that Refinances then outstanding Indebtedness permitted to be incurred pursuant to clause (c) of the definition of “Permitted Indebtedness”; provided that:

(a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being Refinanced (plus accrued interest and premium (including tender premium) thereon, any committed or undrawn amounts associated with, original issue discount on, and underwriting discounts, fees, commissions and expenses incurred in connection with, such Refinancing);

(b) such Indebtedness is Refinanced substantially concurrently with receipt of the proceeds from such Permitted Refinancing Indebtedness;

(c) such Permitted Refinancing Indebtedness has a scheduled maturity on or after the 366th day immediately following the Maturity Date and such Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, in whole or in part, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default, the occurrence of a change in control or fundamental change that would also constitute a Fundamental Change under this Indenture, the occurrence of an Asset Sale that would also require an Asset Sale Offer under this Indenture, or in the case of convertible notes, upon conversion) prior to the date that is 366 days after the Maturity Date;

(d) such Permitted Refinancing Indebtedness is subordinated in right of payment or contractually subordinated to the Notes or the Note Guarantees, as applicable, and is unsecured;

(e) no Permitted Refinancing Indebtedness shall have direct or contingent obligors that were not direct or contingent obligors (or that would not have been required to become direct or contingent obligors) in respect of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(f) the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole (as reasonably determined by the Company), than those contained in the agreements governing the Indebtedness being Refinanced.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Physical Notes” means permanent certificated Notes in registered form issued in minimum denominations of $1,000 principal amount and integral multiples in excess thereof.

“Physical Settlement” shall have the meaning specified in Section 14.02(a).

“Physical Settlement Method” means, with respect to any conversion of Notes, the Physical Settlement.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Redeemable Equity” means any equity security of the Company or any of its Subsidiaries that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including by the passage of time or the happening of an event), is required to be redeemed (other than solely for common stock or another security that is not Redeemable Equity or Indebtedness and cash in lieu of fractional shares), is redeemable (other than solely for common stock and cash in lieu of fractional shares) at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Indebtedness of such Person (with a scheduled maturity prior to the 366th day immediately following the Maturity Date), in each case, at the option of the holder thereof, in whole or in part, at any time prior to the 366th day immediately following the Maturity Date (other than upon the occurrence of a fundamental change (that also constitutes a Fundamental Change as defined in this Indenture), change of control or Asset Sale); provided, however, that only the portion of such equity security which is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Redeemable Equity. Redeemable Equity will not include any common stock issued by the Company or its Subsidiaries to its employees or directors that is subject to repurchase by the Company or its Subsidiaries pursuant to the terms of any employment agreement, benefit plan or other arrangement. The aggregate principal amount of Redeemable Equity deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company or its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Equity or portion thereof, exclusive of accrued dividends.

“Reference Property” shall have the meaning specified in Section 14.07(a).

“Refinance ” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. The terms “Refinanced” and “Refinancing” shall have correlative meanings.

“Registrable Securities” shall have the meaning set forth in the Subscription Agreement.

“Regular Record Date,” with respect to any Interest Payment Date, means the June 1 or December 1 (whether or not such day is a Business Day) immediately preceding the applicable June 15 or December 15 Interest Payment Date, respectively.

“Related Collateral Documents” means, collectively, the Security Agreement, each control agreement and all other security agreements, pledge agreements, collateral assignments, patent, copyright and trademark security agreements, and other grants or transfers for security executed and delivered by the Company or any Subsidiary Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Agent, and all amendments, restatements, modifications or supplements thereof or thereto, by or among the Company, any Subsidiary Guarantor, and the Collateral Agent.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Restricted Investment” shall have the meaning specified in Section 4.16(a)(iv).

“Restricted Payments” shall have the meaning specified in Section 4.16(a).

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“Restrictive Legend” shall have the meaning specified in Section 2.05(d).

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security and Pledge Agreement, dated as of February 9, 2024, by and among the Company, the grantors from time to time party thereto, and the Collateral Agent, as amended, extended, supplemented or modified from time to time.

“Settlement Amount” has the meaning specified in Section 14.02(a)(iv).

“Share Exchange Event” has the meaning specified in Section 14.07(a).

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02(w) of Regulation S-X under the Exchange Act as in effect on the date of this Indenture; provided that, in the case of a Subsidiary of the Company that meets the criteria of clause (3) of the definition thereof but not clause (1) or (2) thereof, such Subsidiary shall not be deemed to be a Significant Subsidiary unless the Subsidiary’s income (or loss) from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds $~~20,000,000~~5,000,000 .

“Spin-Off” shall have the meaning specified in Section 14.04(c).

“Stock Price” shall have the meaning specified in Section 14.14(c).

“Subscription Agreement” means, collectively, the Subscription Agreements dated as of ~~the date hereof~~January 20, 2021, as amended, each between the Company and the Subscriber defined therein.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person. Unless the context otherwise requires, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Subsidiary Guarantor” means, collectively, each Subsidiary that is not an Excluded Subsidiary that executes this Indenture as a Guarantor on February 9, 2024 and each other Subsidiary that is not an Excluded Subsidiary that incurs a Note Guarantee; provided that upon the release or discharge of such Person from its Note Guarantee in accordance with the terms of this Indenture, such Subsidiary automatically ceases to be a Subsidiary Guarantor.

“Successor Company” shall have the meaning specified in Section 11.01(a).

“Surviving Guarantor” shall have the meaning specified in Section 11.02(b).

“Swap Contract ” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “master agreement”), including any such obligations or liabilities under any master agreement. For the avoidance of doubt, none of the Company’s equity securities that are issued or distributed pursuant to any of the Company’s equity incentive plans shall be considered a Swap Contract.

“Trading Day” means a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on the New York Stock Exchange or, if the Common Stock (or such other security) is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Last Reported Sale Price for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Transaction Support Agreement” means that certain Transaction Support Agreement, dated as of November 16, 2023, by and among Cloudbreak, Forest Buyer, LLC, a Delaware limited liability company, the Company, and the Consenting Noteholders (as defined therein).

“transfer” shall have the meaning specified in Section 2.05(c).

“Trigger Event” shall have the meaning specified in Section 14.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“unit of Reference Property” shall have the meaning specified in Section 14.07(a).

“Valuation Period” shall have the meaning specified in Section 14.04(c).

“Volume Failure” means, with respect to a particular date of determination, the aggregate daily dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market on any Trading Day during the twenty (20) Trading Day period ending on the Trading Day immediately preceding such date of determination (such period, the “Volume Failure Measuring Period”), is less than $2,000,000 (as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the Subscription Date). All such determinations to be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such Volume Failure Measuring Period.

“Wholly Owned Subsidiary” means, with respect to any Person, any direct or indirect Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”, the calculation of which shall exclude nominal amounts of the voting power of shares of Capital Stock or other interests in the relevant Subsidiary not held by such person to the extent required to satisfy local minority interest requirements outside of the United States.

Section 1.02 References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 6.03. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01 Designation and Amount. The Notes shall be designated as the “6.25% Convertible Senior Notes due 2026.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $160,000,000, subject to Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.

Section 2.02 Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. In the case of any conflict between this Indenture and a Note, the provisions of this Indenture shall control and govern to the extent of such conflict.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Asset Sale Offer Repurchase Price, if applicable, and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03 Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

(b) The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The principal amount of any Note (x) in the case of any Physical Note, shall be payable at the office or agency of the Company maintained by the Company for such purposes in the contiguous United States, which shall initially be the Corporate Trust Office and (y) in the case of any Global Note, shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Company shall pay, or cause the Paying Agent to pay, interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to each Holder or, upon application by such a Holder to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c) Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c). The Trustee shall have no responsibility for the calculation of the Defaulted Amounts.

(ii) The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04 Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual, facsimile or other electronic signature of one of its Officers.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Note attached as Exhibit A hereto, executed manually by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section  ~~17.10~~19.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such person was not such an Officer.

Section 2.05 Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Trustee or Note Registrar and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed on a Holder by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section  2.05(~~c~~d), all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. Each Global Note shall bear the legend required on a Global Note set forth in Exhibit A hereto. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the Applicable Procedures.

(c) Every Note that bears or is required under this Section 2.05~~(c)~~ to bear the Restrictive Legend (together with any Common Stock issued upon conversion of the Notes that is required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05 (~~c) (~~including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

(d) Each Global Note shall bear a legend in substantially the following form (the “Restrictive Legend”) (or any similar legend, not inconsistent with this Indenture, required by the Depositary for such Global Note):

THIS SECURITY AND THE RELATED NOTE GUARANTEES AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF UPHEALTH, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C) TO A PERSON THAT ~~YOU~~THE ACQUIRER REASONABLY ~~BELIEVE~~BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE IMMEDIATELY PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

Any Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restrictive Legend required by this Section 2.05(d) and shall not be assigned (or deemed assigned) a restricted CUSIP number. The Restrictive Legend set forth above and affixed on any Note will be deemed, in accordance with the terms of the certificate representing such Note, to be removed therefrom upon the Company’s delivery to the Trustee of written notice to such effect, without further action by the Company, the Trustee, the Holder(s) thereof or any other Person; at such time, such Note will be deemed to be assigned an unrestricted CUSIP number as provided in the certificate representing such Note, it being understood that the Depositary of any Global Note may require a mandatory exchange or other process to cause such Global Note to be identified by an unrestricted CUSIP number in the facilities of such Depositary. Without limiting the generality of any other provision of this Indenture, the Trustee will be entitled to receive an instruction letter from the Company before taking any action with respect to effecting any such mandatory exchange or other process. The Company and the Trustee reserve the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that any proposed transfer of any Note is being made in compliance with the Securities Act and applicable state securities laws.

The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which any of the conditions set forth in clause (i) through (iii) of the first sentence of the immediately preceding paragraph have been satisfied, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the Restrictive Legend specified in this Section 2.05(d) and shall not be assigned (or deemed assigned) a restricted CUSIP number.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(d)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Note or a portion thereof for one or more Physical Notes in accordance with the second immediately succeeding paragraph.

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee, the Paying Agent, the Conversion Agent or any other agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Neither the Company nor the Trustee shall have any responsibility or liability for any act or omission of the Depositary. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to, or upon the order of, the registered Holder(s) (which shall be the Depositary or its nominee in the case of a Global Note).

The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the Applicable Procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(e) Any stock certificate representing Common Stock issued upon conversion of a Note shall bear a legend in substantially the following form (unless such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of a Note that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Stock):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF UPHEALTH, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE SERIES OF NOTES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C) TO A PERSON THAT ~~YOU~~THE ACQUIRER REASONABLY ~~BELIEVE~~BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Common Stock (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.05(e).

(f) Any Note or Common Stock issued upon conversion or exchange of a Note that is repurchased or owned by the Company or any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months immediately preceding) may not be resold by the Company or such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144).

(g) Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Note Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of, or exemptions from, the Securities Act, applicable state securities laws or other applicable law.

Section 2.06 Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon receipt of a Company Order, the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, conversion or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07 Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon receipt of a Company Order, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes upon the written request of the Company. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.08 Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes surrendered for the purpose of payment at maturity, repurchase upon a Fundamental Change, registration of transfer or exchange or conversion (other than any Notes exchanged pursuant to Section 14.12), if surrendered to any Person that the Company controls other than the Trustee, to be surrendered to the Trustee for cancellation and they will no longer be considered outstanding under this Indenture upon their payment at maturity, registration of transfer or exchange or conversion. All Notes delivered to the Trustee shall be canceled promptly by it. Except for any Notes surrendered for registration of transfer or exchange, or as otherwise expressly permitted by any of the provisions of this Indenture, no Notes shall be authenticated in exchange for any Notes surrendered to the Trustee for cancellation. The Trustee shall dispose of canceled Notes in accordance with its customary procedures. After such cancellation, the Trustee shall deliver a certificate of such cancellation to the Company, at the Company’s written request in a Company Order.

Section 2.09 CUSIP Numbers. The Company in issuing the Notes may use CUSIP numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in all notices issued to Holders as a convenience to such Holders; provided that the Trustee shall have no liability for any defect in the CUSIP numbers as they appear on any Note, notice or elsewhere and that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers.

Section 2.10 Additional Notes; Repurchases. The Company may, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, reopen this Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder (other than differences in the issue date, the issue price and interest accrued prior to the issue date of such additional Notes and, if applicable, restrictions on transfer of such additional Notes) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax or securities laws purposes, such additional Notes shall have one or more separate CUSIP, ISIN or other identifying numbers. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters, in addition to those required by Sections 10.05 and ~~17.05~~19.05, as the Trustee shall reasonably request. In addition, the Company may, to the extent permitted by law and without the consent of Holders, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company may, at its option and to the extent permitted by applicable law, reissue, resell, hold or surrender to the Trustee for cancellation in accordance with Section 2.08 any Notes that the Company may repurchase, in the case of a reissuance or resale, so long as such Notes do not constitute “restricted securities” (as defined under Rule 144) upon such reissuance or resale; provided that if any such reissued or resold Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax or securities law purposes, such reissued or resold Notes shall have one or more separate CUSIP numbers. Any Notes that the Company may repurchase shall be considered outstanding for all purposes under this Indenture (other than, at any time when such Notes are held by the Company, any of its Subsidiaries or its Affiliates or any Subsidiary of any of such Affiliates, for the purpose of determining whether Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture) unless and until such time the Company surrenders them to the Trustee for cancellation in accordance with Section 2.08 and, upon receipt of a written order from the Company, the Trustee shall cancel all Notes so surrendered.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01 Satisfaction and Discharge. This Indenture and the Notes shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments reasonably requested by the Company acknowledging satisfaction and discharge of this Indenture and the Notes, when (a) (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.06) have been delivered to the Trustee for cancellation; or (ii) after the Notes have (x) become due and payable, whether on the Maturity Date, on any Fundamental Change Repurchase Date or otherwise and/or (y) been converted (and the related consideration due upon conversion has been determined), the Company has deposited with the Trustee cash and/or has delivered to Holders shares of Common Stock, as applicable, (in the case of Common Stock, solely to satisfy the Company’s Conversion Obligation) sufficient, without consideration of reinvestment, to pay all of the outstanding Notes and all other sums due and payable under this Indenture or the Notes by the Company; and (b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture and the Notes have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee and the Collateral Agent under Section 7.06 shall survive.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01 Payment of Principal and Interest. The Company covenants and agrees that it will pay or cause to be paid the principal (including the Asset Sale Offer Repurchase Price, if applicable, and the Fundamental Change Repurchase Price, if applicable) and premium, if any, of the Settlement Amounts owed upon conversion of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Notwithstanding anything to the contrary contained in this Indenture, the Company or Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal, premium or Interest or Defaulted Amounts payments hereunder.

Section 4.02 Maintenance of Office or Agency. The Company will maintain in the contiguous United States an office or agency (which may be an office of the Trustee or an affiliate of the Trustee) where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be made. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made at the Corporate Trust Office.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the contiguous United States for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Conversion Agent and the Corporate Trust Office as a place where Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (if applicable) or for conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be made; provided that no office of the Trustee shall be a place for service of legal process on the Company.

Section 4.03 Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04 Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i) that it will hold all sums held by it as such agent for the payment of the principal (including the Asset Sale Offer Repurchase Price, if applicable, and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders;

(ii) that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal (including the Asset Sale Offer Repurchase Price, if applicable, and the Fundamental Change Repurchase Price, if applicable) and premium, if any of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust;

provided, that a Paying Agent appointed as contemplated under Section 15.02(f) shall not be required to deliver any such instrument.

The Company shall, on or before each due date of the principal (including the Asset Sale Offer Repurchase Price, if applicable, and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Asset Sale Offer Repurchase Price, if applicable, and the Fundamental Change Repurchase Price, if applicable) or such accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be made in immediately available funds and received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Asset Sale Offer Repurchase Price, if applicable, and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Asset Sale Offer Repurchase Price, if applicable, and the Fundamental Change Repurchase Price, if applicable) and accrued and unpaid interest, if any, so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Asset Sale Offer Repurchase Price, if applicable, and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d) Subject to applicable law, any money deposited with the Trustee, the Conversion Agent or any Paying Agent, or any money and shares of Common Stock then held by the Company, in trust for the payment of the principal (including the Asset Sale Offer Repurchase Price, if applicable, and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on and the consideration due upon conversion of any Note and remaining unclaimed for two years after such principal (including the Asset Sale Offer Repurchase Price, if applicable, and the Fundamental Change Repurchase Price, if applicable), interest or consideration due upon conversion has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust and the Trustee shall have no further liability with respect to such funds; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee, the Conversion Agent or such Paying Agent with respect to such trust money, and all liability of the Company as trustee with respect to such trust money and shares of Common Stock, shall thereupon cease.

Section 4.05 Corporate Existence. Subject to Article 11, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence in accordance with the organizational documents (as the same may be amended from time to time) of the Company.

Section 4.06 Rule 144A Information Requirement and Annual Reports. (a) At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any shares of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide without cost to the Trustee and, upon written request, any Holder, beneficial owner or prospective purchaser of such Notes or any shares of Common Stock issuable upon conversion of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares of Common Stock pursuant to Rule 144A.

(b) The Company shall deliver to the Trustee, within 15 days after the same are required to be filed with the Commission, copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act (or any successor thereto)). Notwithstanding the foregoing, the Company shall in no event be required to deliver to, or otherwise provide or disclose to, the Trustee or any Holder any information for which the Company is requesting (assuming such request has not been denied), or has received, confidential treatment from the Commission, or any correspondence with the Commission. Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be delivered to the Trustee for purposes of this Section 4.06(b) at the time such documents are filed via the EDGAR system (or such successor); provided that the Trustee shall have no obligation to determine whether such documents or reports have been filed via the EDGAR system.

(c) Delivery of the reports, information and documents described in subsection (b) above to the Trustee is for informational purposes only, and the information and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).

Section 4.07 Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal or premium of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08 Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2021) an Officer’s Certificate stating whether the signers thereof have knowledge of any failure by the Company to comply with all conditions and covenants then required to be performed under this Indenture and, if so, specifying each such failure and the nature thereof.

In addition, the Company shall deliver to the Trustee within ~~30~~3 days after an officer of the Company becomes aware of the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposing to take in respect thereof; provided that the Company is not required to deliver such notice if such Event of Default or Default has been cured.

Section 4.09 Registration Rights. The Company agrees that the Holders from time to time of Registrable Securities are entitled to the benefits of Section 5 of the Subscription Agreement. By its acceptance thereof, the Holder of Registrable Securities will have agreed to be bound by the terms of the applicable Subscription Agreement relating to such Registrable Securities.

Section 4.10 Compliance with Laws. The Company shall comply with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of its respective businesses and the ownership of its respective properties, except for such non-compliances as could not singly or in the aggregate reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Company.

Section 4.11 Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or properties of it and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of the Company.

Section 4.12 Further Instruments and Acts. Upon request of the Trustee, Paying Agent or Conversion Agent, the Company will execute and deliver such further instruments and do such further acts, at its sole expense, as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.13 Primary Equity Offering. The Company agrees to conduct one or more primary offerings of equity securities of the Company in the aggregate amount of $35,000,000 (the “Equity Offering”) and such equity securities shall be subordinate in right of payment to the Notes. In the event that such Equity Offering is not consummated by October 9, 2022, the interest rate on the Note will increase by an additional 1.0% per annum on the principal amount of the Notes on and after October 9, 2022 until maturity (unless further increased pursuant to this Section 4.13), and if the Equity Offering is not consummated by (a) April 9, 2023, (b) October 9, 2023 or (c) April 9, 2024, the interest rate on the Note will increase by an additional 1.0% per annum on the principal amount of the Notes on and after each such date until maturity. For the avoidance of doubt, the interest rate on the Notes shall not exceed 10.25% per annum, and if the Equity Offering is consummated by the Company prior to any of the above referenced dates, there will be no increase in the interest rate on the Note beyond the rate in effect at such time of consummation of the Equity Offering. The Company will deliver (i) an Officer’s Certificate to the Trustee upon the occurrence of the Equity Offering and (ii) written notice to the Trustee and the Holders upon any increase in the interest rate under this Section 4.13. The Trustee shall have no duty to determine whether an Equity Offering has occurred, monitor the Company’s activities with respect thereto or determine whether the interest rate should be increased pursuant to this Section. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such Officer’s Certificate and written notice, the Trustee may assume without inquiry that no such increase in interest rate is applicable.

Section 4.14 Limitation on Incurrence of Additional Indebtedness.

(a) The Company shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, enter into a Guarantee of or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness, and the Company shall not issue any Redeemable Equity, and shall not permit any of its Subsidiaries to issue any preferred stock or preferred interests. Notwithstanding anything to the contrary herein, the foregoing covenant will not prohibit the Company or its Subsidiaries from incurring Permitted Indebtedness.

(b) The accrual of interest, the accrual of dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, the reclassification of operating leases as Capital Leases due to a change in accounting principles and the payment of dividends on Redeemable Equity or preferred stock or preferred interests in the form of additional shares of the same class of Redeemable Equity will not be deemed to be an incurrence of

Indebtedness for purposes of this covenant. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred (or, in the case of revolving Indebtedness, on the date such Indebtedness was first committed); provided that if any such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any of its Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(c) The amount of any Indebtedness outstanding as of any date will be:

(i) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(ii) the amount of Redeemable Equity or preferred stock or preferred interests deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company or its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Equity or preferred stock or preferred interests, exclusive of accrued dividends;

(iii) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(iv) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A) the Fair Market Value of such assets at the date of determination; and

(B) the amount of the Indebtedness of the other Person.

(d) The foregoing covenant in this Section 4.14 will cease to apply upon the occurrence of a Fundamental Change described in clause (a) or (b) of the definition thereof (other than in connection with the Cloudbreak Sale).

Section 4.15 Limitation on Liens.

(a) The Company shall not, nor will it permit any of its Subsidiaries to create, assume or suffer to exist any Lien to secure Indebtedness on any asset now owned or hereafter acquired by the Company or any of its Subsidiaries except for Permitted Liens.

(b) The foregoing covenant in this Section 4.15 will cease to apply upon the occurrence of a Fundamental Change described in clause (a) or (b) of the definition thereof (other than in connection with the Cloudbreak Sale).

Section 4.16 Limitation on Restricted Payments.

(a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any other payment or distribution on or in respect of the Company or any of its Subsidiary’s Capital Stock (excluding any such payment in connection with any merger or consolidation involving the acquisition by the Company or any of its Subsidiaries of such Person), except dividends or distributions payable solely in Capital Stock (other than Redeemable Equity) of the Company or such Subsidiary and except dividends or distributions payable solely to the Company or any of its Subsidiaries (and, if such Subsidiary is not a Wholly Owned Subsidiary, to its other Capital Stock holders on a pro rata basis with respect to the class of Capital Stock on which such dividend or distribution is made, or on a basis that results in the receipt by the Company or any of its Subsidiaries of dividends or distributions of greater value than it would receive on a pro rata basis);

(ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any of the Company’s Capital Stock;

(iii) make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Subsidiary Guarantor that is (A) contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Subsidiaries that are Subsidiary Guarantors) or (B) unsecured, in each case, except a payment of principal at the stated maturity thereof; or

(iv) make any Investment other than a Permitted Investment (a “Restricted Investment”)

(all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no default or event of default has occurred and is continuing or would occur after giving effect to such Restricted Payment; and

(2) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Subsidiaries since the Issue Date (as defined in the indenture governing the Existing Notes), is less than the sum, without duplication, of:

(A) [reserved]

(B) 100% of the aggregate net cash proceeds received by the Company after the Issue Date (as defined in the indenture governing the Existing Notes) as a contribution to its common equity capital or from the issue or sale of Capital Stock (other than Redeemable Equity) of the Company or from the issue or sale of convertible or exchangeable Redeemable Equity of the Company or convertible or exchangeable debt securities of the Company, in each case that have been converted into, settled with or exchanged for Capital Stock of the Company (other than (x) Redeemable Equity or (y) Capital Stock and convertible or exchangeable Redeemable Equity or debt securities sold to a Subsidiary of the Company); plus

(C) to the extent that any Restricted Investment that was made after the Issue Date (as defined in the indenture governing the Existing Notes) is sold or otherwise liquidated or repaid, the amount of the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any), to the extent that such return was not otherwise included in the Consolidated Net Income of the Company for such period; plus

(D) to the extent that any Restricted Investment that was made after the Issue Date (as defined in the indenture governing the Existing Notes) is made in an entity that subsequently becomes a Subsidiary Guarantor, the lesser of the initial amount of such Restricted Investment and the Fair Market Value of the Investment of the Company in such entity at the time it becomes a Subsidiary Guarantor.

(b) The foregoing covenant in this Section 4.16 will cease to apply upon the occurrence of a Fundamental Change described in clause (a) or (b) of the definition thereof (other than in connection with the Cloudbreak Sale).

(c) Notwithstanding anything to the contrary therein, this covenant will not prohibit:

(i) so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Subsidiaries held by any current or former officer, director, employee or consultant of the Company or any of its Subsidiaries or any permitted transferee of the foregoing pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock may not exceed $500,000 in any twelve-month period; provided, further, that such amount in any twelve-month period may be increased by an amount not to exceed:

(A) the cash proceeds from the sale of the Company’s Capital Stock (other than Redeemable Equity) to its officers, directors, employees or consultants, any of the Company’s Subsidiaries or any of their direct or indirect parent companies that occurs after the initial issuance of the Notes to the extent the cash proceeds from the sale of such Capital Stock has not otherwise been applied to the making of Restricted Payments pursuant to this section; plus

(B) the cash proceeds of key man life insurance policies received by the Company or any of its Subsidiaries after the initial issuance of the Notes;

(ii) the purchase, redemption or other acquisition or retirement for value of Capital Stock (x) deemed to occur upon the exercise or conversion of stock options, warrants, convertible notes or similar rights to acquire Capital Stock to the extent that such Capital Stock represents all or a portion of the exercise, exchange or conversion price of those stock options, warrants, convertible notes or similar rights, or (y) made in lieu of payment of withholding taxes in connection with the vesting of Capital Stock or any exercise or exchange of stock options, warrants, convertible notes or similar rights to acquire such Capital Stock;

(iii) the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds from the substantially concurrent contribution to the Company’s common equity or from the substantially concurrent sale (other than to a Subsidiary of the Company) of, the Company’s Capital Stock (other than Redeemable Equity that is not Permitted Refinancing Indebtedness);

(iv) payments of cash, dividends, distributions, advances or other Restricted Payments by the Company or any of its Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares;

(v) the making of cash payments in connection with any conversion, repurchase or redemption of the Existing Notes and the Notes pursuant to the terms of the applicable indenture;

(vi) [reserved]; and

(vii) the payment of any dividend or distribution on account of Capital Stock or the consummation of any redemption within 60 days after the date of declaration of the dividend or distribution on account of Capital Stock or giving of the Redemption Notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Section 4.16.

(d) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or the relevant Subsidiary of the Company, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Company.

(e) For purposes of determining compliance with this Section 4.16, in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (i) through (viii) of Section 4.16(c) or is entitled to be incurred as one or more categories of Permitted Investments, the Company will be entitled to classify such Restricted Payment or portion thereof in any manner that complies with this Section 4.16, and such Restricted Payment will be treated as having been made pursuant to only such clause or clauses or categories of Permitted Investments.

Section 4.17 Limitation on Asset Sales.

(a) The Company shall not, and shall not permit any of its Subsidiaries to, consummate an Asset Sale unless:

(i) the Company (or its Subsidiaries, as the case may be) receive consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Capital Stock issued or sold or otherwise disposed of; and

(ii) at least 75% of the consideration received in the Asset Sale by the Company or its Subsidiaries is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash consideration:

(A) any liabilities (as shown on the Company’s or such Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Company or any such Subsidiary (other than liabilities that are by their terms contractually subordinated to the Notes) (1) that are assumed by the transferee of any such assets and for which the Company or such Subsidiary, as the case may be, has been released or indemnified against further liability or (2) in respect of which neither the Company nor any Subsidiary following such Asset Sale has any obligation; and

(B) the amount of any securities or notes received from such transferee that are within 180 days repaid, converted into or sold or otherwise disposed of for cash or Cash Equivalents.

(b) If at any time any non-cash consideration received by the Company or its Subsidiaries in connection with an Asset Sale is repaid, converted into or sold or otherwise disposed of for cash or Cash Equivalents, then the date of such repayment, conversion, sale or other disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Proceeds thereof shall be applied in accordance with this covenant.

(c) Asset Sale Offer.

(i) Notwithstanding anything to the contrary in this Indenture, at any time when the Company and its Subsidiaries receive Net Proceeds in connection with an Asset Sale (other than in connection with the Cloudbreak Sale) (such event, an “Asset Sale Trigger”), so long as the Existing Notes have been repaid in full or to the extent the corresponding repurchase offer set forth in the indenture governing the Existing Notes has been declined by the holders of the Existing Notes, the Company will make an offer (an “Asset Sale Offer”) to all Holders to repurchase Notes for an amount of cash equal to 100% of such Net Proceeds (excluding, for the avoidance of doubt, any Net Proceeds previously applied to the repurchase of any Existing Notes or Notes pursuant to any preceding Asset Sale Offer) (the “Asset Sale Offer Consideration Amount”), on the date (the “Asset Sale Offer Repurchase Date”) specified by the Company that is not less than 20 Business Days or more than 35 Business Days following the date of such Asset Sale Trigger, at a repurchase price per Note equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, plus any remaining amounts that would be owed to, but excluding, the Maturity Date (the “Asset Sale Offer Repurchase Price”), unless the Asset Sale Offer Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest (to, but excluding, such Interest Payment Date) to the Holder of record of such Note as of such Regular Record Date, and the Asset Sale Offer Repurchase Price shall be equal to 100% of the principal amount of such Note to be repurchased pursuant to this Section 4.17(c). The Asset Sale Offer Repurchase Date shall be subject to postponement in order to allow the Company to comply with applicable law.

(ii) To the extent that the aggregate Asset Sale Offer Repurchase Price of Notes tendered and accepted pursuant to an Asset Sale Offer is less than the Net Proceeds (such shortfall constituting a “Net Proceeds Deficiency”), Issuer may use the Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, but only after tendering any declined amounts to the remaining Holders in accordance with procedures to be agreed.

(iii) Repurchases of Notes under this Section 4.17(c) shall be made, at the option of the Holder thereof, upon:

(A) delivery to the Paying Agent by a Holder of a duly completed notice (the “Asset Sale Offer Repurchase Notice”) in the form set forth in Attachment 3 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Applicable Procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Asset Sale Offer Repurchase Date; and

(B) delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Asset Sale Offer Repurchase Notice (together with all necessary endorsements for transfer) at the office of the Paying Agent, or book- entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Asset Sale Offer Repurchase Price therefor;

provided, that, with respect to any Asset Sale Offer, if Holders opt to tender (for repurchase pursuant to this Section 4.17(c))) Notes, the Asset Sale Offer Repurchase Price of which would in the aggregate exceed the Asset Sale Offer Consideration Amount, then the aggregate principal amount of Notes to be repurchased shall be limited to an aggregate principal amount of Notes for which the Asset Sale Offer Repurchase Price does not exceed the Asset Sale Offer Consideration Amount. If fewer than all tendered Notes are to be repurchased pursuant to the preceding sentence and (x) the Notes to be repurchased are Global Notes, the Notes to be repurchased shall be selected by the Company in accordance with the Applicable Procedures of the Depositary, or (y) the Notes to be repurchased are not Global Notes, the Company shall select the Notes or portions thereof of a Global Note or the Notes in certificated form to be repurchased (in principal amounts of $1,000 or multiples thereof) on a pro rata basis (subject to adjustment to maintain the authorized denominations of the Notes). If any Note selected for partial repurchase is submitted for conversion in part after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for repurchase.

The Asset Sale Offer Repurchase Notice in respect of any Notes to be repurchased shall state:

(A) in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(B) the portion of the principal amount of Notes to be repurchased, which must be in minimum denominations of $1,000 or an integral multiple thereof; and

(C) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Asset Sale Offer Repurchase Notice must comply with the Applicable Procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Asset Sale Offer Repurchase Notice contemplated by this Section 4.17(c) shall have the right to withdraw, in whole or in part, such Asset Sale Offer Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Asset Sale Offer Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 4.17(c)(vii).

The Paying Agent shall promptly notify the Company of the receipt by it of any Asset Sale Offer Repurchase Notice or written notice of withdrawal thereof.

(iv) On or before the 20th Business Day after the occurrence of the effective date of an Asset Sale Trigger, the Company shall provide to all Holders of Notes, the Trustee, the Conversion Agent (if other than the Trustee) and the Paying Agent (in the case of a paying agent other than the Trustee) a written notice (the “Asset Sale Offer Company Notice”) of the occurrence of the effective date of the Asset Sale Trigger and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the Applicable Procedures of the Depositary. Each Asset Sale Offer Company Notice shall specify:

(A) a brief description of the Asset Sale Trigger;

(B) the effective date of the Asset Sale Trigger;

(C) the last date on which a Holder may exercise the repurchase right pursuant to this Article 4.17(c);

(D) the Asset Sale Offer Consideration Amount;

(E) the Asset Sale Offer Repurchase Price;

(F) the Asset Sale Offer Repurchase Date;

(G) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(H) if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(I) that the Notes with respect to which an Asset Sale Offer Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Asset Sale Offer Repurchase Notice in accordance with the terms of this Indenture; and

(J) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 4.17(c). Simultaneously with providing such notice, the Company will publish such information on its website or through such other public medium as the Company may use at that time.

At the Company’s written request, given at least five days prior to the date the Asset Sale Offer Company Notice is to be sent, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Asset Sale Offer Company Notice shall be prepared by the Company.

(v) Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders in connection with an Asset Sale Offer if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Asset Sale Offer Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Asset Sale Offer Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Asset Sale Offer Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(vi) For purposes of this Section 4.17(c), the Paying Agent may be any agent, depositary, tender agent, Paying Agent or other agent appointed by the Company to accomplish the purposes set forth herein.

(vii) An Asset Sale Offer Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with this Section 4.17(c)(vii) at any time prior to the close of business on the Business Day immediately preceding the Asset Sale Offer Repurchase Date, specifying:

(A) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be $1,000 or an integral multiple thereof,

(B) if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(C) the principal amount, if any, of such Note that remains subject to the original Asset Sale Offer Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are Global Notes, the notice of withdrawal must comply with appropriate procedures of the Depositary.

(viii) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company), or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04 on or prior to 11:00 a.m., New York City time, on the Asset Sale Offer Repurchase Date (subject to extension in order to allow the Company to comply with applicable law) an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Asset Sale Offer Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not validly withdrawn prior to the close of business on the Business Day immediately preceding the Asset Sale Offer Repurchase Date) will be made on the later of (i) the Asset Sale Offer Repurchase Date (provided the Holder has satisfied the conditions of this Section 4.17(c)) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 4.17(c) by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the amount necessary to repurchase all of the Notes to be repurchased at the appropriate Asset Sale Offer Repurchase Price.

(ix) If by 11:00 a.m. New York City time, on the Asset Sale Offer Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Asset Sale Offer Repurchase Date, or, if extended in order to allow the Company to comply with applicable law, such later date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn in accordance with the provisions of this Indenture and the Applicable Procedures of the Depositary, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes on the Asset Sale Offer Repurchase Date or, if extended in order to allow the Company to comply with applicable law, such later date (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes with respect to the Notes will terminate on the Asset Sale Offer Repurchase Date or, if extended in order to allow the Company to comply with applicable law, such later date (other than (x) the right to receive the Asset Sale Offer Repurchase Price and (y) to the extent not included in the Asset Sale Offer Repurchase Price, accrued and unpaid interest, if applicable).

(x) Upon surrender of a Physical Note that is to be repurchased in part pursuant to this Section 4.17(c), the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Physical Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Physical Note surrendered.

(xi) In connection with any repurchase offer upon an Asset Sale Trigger pursuant to this Section 4.17(c), the Company will, if required:

(A) comply with the provisions of any tender offer rules under the Exchange Act that may then be applicable;

(B) file a Schedule TO or any other required schedule under the Exchange Act; and

(C) otherwise comply in all material respects with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Section 4.17(c) to be exercised in the time and in the manner specified in this Section 4.17(c) subject to postponement in order to allow the Company to comply with applicable law. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to the Company’s obligations to purchase the Notes upon an Asset Sale Trigger, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such conflict.

(d) The foregoing covenant in this Section 4.17 will cease to apply upon the occurrence of a Fundamental Change described in clause (a) or (b) of the definition thereof (other than in connection with the Cloudbreak Sale).

Section  4.18 Further Assurances.

(a) Promptly following (and in any event, within the applicable time periods specified by any Related Collateral Document) the Company’s or any Subsidiary Guarantor’s acquisition of any assets or property (other than Excluded Property (as defined in the Security Agreement)) after the date hereof, which in each case constitutes Collateral (“After-Acquired Collateral”), the Company or such Subsidiary Guarantor shall execute and deliver such security instruments and financing statements as shall be reasonably necessary to vest in the Collateral Agent a perfected security interest in such After-Acquired Collateral and to have such After-Acquired Collateral added to the Collateral, in each case to the extent required by and subject to the limitations under this Indenture and the Related Collateral Documents, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such After-Acquired Collateral to the same extent and with the same force and effect.

(b) The Company shall, and shall cause each Subsidiary Guarantor to, at its own cost and expense, execute any and all further Related Collateral Documents, financing statements, agreements and instruments and take all further action that may be required under applicable law, or that the Collateral Agent may reasonably request (including without limitation, the delivery of Officer’s Certificates and Opinions of Counsel), in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Related Collateral Documents, in each case, subject to the limitations set forth in this Indenture and the Related Collateral Documents. The Company shall, and shall cause each Subsidiary Guarantor to, take all actions necessary to ensure the recordation of appropriate evidence of the Liens and security interests granted hereunder and/or under the Related Collateral Documents in the Company’s intellectual property with the United States Patent and Trademark Office and the United States Copyright Office, file financing statements in the appropriate jurisdictions and take such other actions as appropriate to record and perfect the Liens and security interests granted under the Related Collateral Documents, in each case subject to the limitations on required perfection actions set out in this Indenture and the Related Collateral Documents. In addition, from time to time, the Company shall, and shall cause each Subsidiary Guarantor, to reasonably promptly secure the obligations under this Indenture, the Notes, the Note Guarantees and the Related Collateral Documents by pledging or creating, or causing to be pledged or created, perfected security interests in and Liens on the Collateral, in each case, to the extent required under this Indenture and/or the Related Collateral Documents subject to no Liens other than Permitted Liens. Such security interests and Liens will be created under the Related Collateral Documents and other security agreements and other instruments and documents.

Notwithstanding anything in this Indenture or the Related Collateral Documents to the contrary, none of the Company or any Subsidiary Guarantor shall be required to (i) [reserved]; (ii) take any actions to perfect a security interest in letters of credit or letter of credit rights other than the filing of a UCC-1 financing statement; (iii) perfect any security interest in (A) [reserved]; or (B) any motor vehicles, airplanes, vessels and other assets subject to certificates of title; or (iv) obtain any landlord waivers, bailee letters or waivers or the like.

Section 4.19 Additional Subsidiary Guarantors.

(a) On and after the date hereof, the Company will cause each of the Company’s Subsidiaries that is not an Excluded Subsidiary to promptly (but in any event within thirty (30) calendar days of (i) such Subsidiary that was previously deemed an Excluded Subsidiary ceasing to be an Excluded Subsidiary, or (ii) the acquisition or formation of a Subsidiary which is not an Excluded Subsidiary):

(i) execute and deliver a supplemental indenture to this Indenture, pursuant to which such Subsidiary will agree to be a Subsidiary Guarantor under this Indenture and be bound by the terms of this Indenture applicable to Subsidiary Guarantors, including, but not limited to, Article 18; provided that such Subsidiary Guarantor shall deliver to the Trustee and the Collateral Agent an Opinion of Counsel to the effect that: (A) such Note Guarantee has been duly executed and authorized by such Subsidiary Guarantor; and (B) such Note Guarantee and joinders to any applicable Related Collateral Documents pursuant to Section 4.18(b) constitute a valid, binding and enforceable obligation of such Subsidiary Guarantor, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is sought in equity or at law) and other customary exceptions; and

(ii) waive and not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary as a result of any payment by such Subsidiary under its Note Guarantee.

(b) In addition, the Company shall cause each Subsidiary Guarantor to become a party to the applicable Related Collateral Documents and take such actions required thereby to grant to the Collateral Agent, for the benefit of itself, the Trustee and the Holders, a perfected security interest in any Collateral held by such Subsidiary Guarantor, subject to Permitted Liens.

ARTICLE 5

LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01 Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 10 days after each June 15 and December 15 in each year beginning with December 15, 2021, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 10 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 5.02 Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:

(a) default in any payment of interest on any Note when due and payable, and the default continues for a period of ~~thirty~~seven (~~30~~7 ) days;

(b) default in the payment of principal or premium, if any, of any Note when due and payable on the Maturity Date, upon any required repurchase, upon declaration of acceleration or otherwise;

(c) failure by the Company to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right, and such failure continues for three (3) Business Days;

(d) failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 15.02(c) when due, and such failure continues for two (2) Business Days;

(e) failure by the Company to comply with its obligations under Section 4.17(c) or Article 11;

(f) failure by the Company for ~~sixty~~seven (~~60~~7) days after receipt by the Company of written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or this Indenture;

(g) default by the Company or any Significant Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $~~20,000,000~~5,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case, after the expiration of any applicable grace period, if such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness shall not have been paid or discharged, as the case may be, within ~~thirty~~seven (~~30~~7) days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with this Indenture;

(h) the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; ~~or~~

(i) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ~~sixty~~seven (~~60~~7 ) consecutive days~~.~~;

(j) (i) any Related Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in Collateral (individually or in the aggregate, that has a Fair Market Value greater than $500,000) purported to be covered thereby, (ii) such security interest shall for any reason (other than pursuant to or as expressly permitted by the terms of this Indenture or of the Related Collateral Documents or the failure of the Collateral Agent to maintain possession of possessory collateral actually delivered to it) cease to be a perfected (if and to the extent required to be perfected under the applicable Related Collateral Document) and first priority security interest (subject only to Permitted Liens) or (iii) the Company or any Subsidiary Guarantor denies or disaffirms its obligations under any such Related Collateral Document, and, in the cases of clause (i) or (ii), such failure shall continue for seven (7) days;

(k) except as permitted by this Indenture, the Note Guarantee of any Subsidiary Guarantor that is a Significant Subsidiary ceases to be in full force and effect (except as contemplated pursuant to Article 18 of this Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms in writing its obligations under this Indenture or its Note Guarantee;

(l) failure of the Contemplated Transactions (as defined in the Purchase Agreement (as defined in the Transaction Support Agreement)) to be consummated on or prior to the Outside Date (as defined in the Transaction Support Agreement); or

(m) the termination of the Transaction Support Agreement without the consummation of the Contemplated Transactions (as defined in the Purchase Agreement (as defined in the Transaction Support Agreement)).

Section 6.02 Acceleration; Rescission and Annulment. ~~If~~Subject to the Intercreditor Agreement, if one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company or, after February 9, 2024, any of its Significant Subsidiaries), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of, premium, if any, of and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company or, after February 9, 2024, any of its Significant Subsidiaries, occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal or interest of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes at such time) and amounts due to the Trustee and Collateral Agent pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the uncured nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Asset Sale Offer Repurchase Price, if applicable, and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay and/or deliver, as the case may be, the consideration due upon conversion of the Notes.

Section 6.03 Additional Interest. Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) shall after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to: (i) 2.00% per annum of the principal amount of the Notes outstanding for each day during the period beginning on, and including, the date on which such Event of Default first occurs and ending on the earlier of (x) the date on which such Event of Default is cured or validly waived in accordance with this Article 6 and (y) the 180th day immediately following, and including, the date on which such Event of Default first occurs and (ii) if such Event of Default has not been cured or validly waived prior to the 181st day immediately following, and including, the date on which such Event of Default first occurs, 0.50% per annum of the principal amount of Notes outstanding for each day during the period beginning on, and including, the 181st day immediately following, and including, the date on which such Event of Default first occurs and ending on the earlier of (x) the date on which the Event of Default is cured or validly waived in accordance with this Article 6 and (y) the 360th day immediately following, and including, the date on which such Event of Default first occurs. If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes and shall accrue on all outstanding Notes from, and including, the date on which the Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) first occurs to, and including, the 360th day thereafter (or such earlier date on which such Event of Default is cured or validly waived in accordance with this Article 6). On the 361st day after such Event of Default (if the Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) is not cured or validly waived in accordance with this Article 6 prior to such 361st day), such Additional Interest shall cease to accrue and the Notes shall be immediately subject to acceleration as provided in Section 6.02. The provisions of this paragraph will not affect the rights of Holders in the event of the occurrence of any Event of Default other than the Company’s failure to comply with its obligations as set forth in Section 4.06(b). In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.03 or the Company has elected to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

In order to elect to pay Additional Interest as the sole remedy during the first 360 days after the occurrence of any Event of Default described in the immediately preceding paragraph, the Company must notify all Holders of the Notes, the Trustee and the Paying Agent in an Officer’s Certificate of such election on or before the open of business on the Business Day immediately succeeding the date on which such Event of Default first occurs. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.02. The Officer’s Certificate under this Section 6.03(b) shall state (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such Officer’s Certificate, the Trustee may assume without inquiry that no such Additional Interest is payable.

Section 6.04 Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee and Collateral Agent under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee and the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, ~~its~~the Collateral Agent, their agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee and Collateral Agent under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to each of the Trustee and Collateral Agent any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee and Collateral Agent under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, ~~its~~the Collateral Agent, their agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders ~~and~~, the Trustee and the Collateral Agent shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders ~~and~~, the Trustee and the Collateral Agent shall continue as though no such proceeding had been instituted.

Section 6.05 Application of Monies Collected by Trustee. ~~Any~~Subject to the Intercreditor Agreement, any monies collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee and the Collateral Agent, including ~~its~~their agents and counsel, under Section 7.06;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of any interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) payable upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the Holders based on the aggregate principal amount of Notes held thereby;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including the Asset Sale Offer Repurchase Price, if applicable, and, if applicable, the payment of the Fundamental Change Repurchase Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including the Asset Sale Offer Repurchase Price, if applicable, and, if applicable, the Fundamental Change Repurchase Price and any cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including the Asset Sale Offer Repurchase Price, if applicable, and, if applicable, the Fundamental Change Repurchase Price and any cash due upon conversion) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 6.06 Proceedings by Holders. ~~Except~~Subject to the Intercreditor Agreement, except to enforce (x) the right to receive payment of principal (including the Asset Sale Offer Repurchase Price, if applicable, and the Fundamental Change Repurchase Price, if applicable), premium or interest when due, or (y) the right to receive payment or delivery of the consideration due upon conversion and/or the conversion mechanics, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b) Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c) such Holders shall have offered, and, if requested, provided, to the Trustee such security or indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred therein or thereby;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of such security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

(e) no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are prejudicial to any other Holder), or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, each Holder shall have the contractual right to receive payment or delivery, as the case may be, of (x) the principal (including the Asset Sale Offer Repurchase Price, if applicable, and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, and the contractual right to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates, shall not be amended without the consent of each Holder.

Section 6.07 Proceedings by Trustee. ~~In~~Subject to the Intercreditor Agreement, in case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08 Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06 and the Intercreditor Agreement, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders. The Trustee may maintain a proceeding even if it does not possess any Notes or does not produce any Notes in the proceeding.

Section 6.09 Direction of Proceedings and Waiver of Defaults by Majority of Holders. ~~The~~Subject to the Intercreditor Agreement, the Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Collateral Agent or exercising any trust or power conferred on the Trustee or the Collateral Agent with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee and Collateral Agent, as applicable, may take any other action deemed proper by the Trustee or Collateral Agent, as applicable, that is not inconsistent with such direction. ~~The~~Each of the Trustee and Collateral Agent may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee or the Collateral Agent in personal liability or for which it has not received indemnity or security satisfactory to the Trustee and Collateral Agent against loss, liability or expense (it being understood that neither the Trustee ~~does not have~~nor the Collateral Agent has an affirmative duty to determine whether any direction is prejudicial to any Holder). The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes (x) waive any past Default or Event of Default hereunder and its consequences except any continuing defaults relating to (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Asset Sale Offer Repurchase Price and any Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected; and (y) rescind any resulting acceleration of the Notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default (other than nonpayment of the principal of, and interest on, the Notes that have become due solely by such acceleration) have been cured or waived. Upon any such waiver the Company, the Trustee, the Collateral Agent and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10 Notice of Defaults. The Trustee shall, after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, deliver to all Holders notice of such Default within 90 days after such Responsible Officer obtains such knowledge, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Asset Sale Offer Repurchase Price, if applicable, and the Fundamental Change Repurchase Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11 Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the

Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Asset Sale Offer Repurchase Price, if applicable, and the Fundamental Change Repurchase Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note, or receive the consideration due upon conversion, in accordance with the provisions of Article 14.

Section 6.12 Company’s Failure to Timely Convert. If at any time from and after the issue date of the Notes, the Company shall fail, for any reason or for no reason, on or prior to the second (2nd) Trading Day after receipt of the applicable Conversion Notice (the “Share Delivery Deadline”), either (I) if the Company’s stock transfer agent (the “Transfer Agent”) is not participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, to issue and deliver to such Holder (or its designee) a certificate for the number of shares of Common Stock to which such Holder is entitled and register such shares of Common Stock on the Company’s share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, to credit such Holder’s or its designee’s balance account with DTC for such number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of such portion of the applicable Note or (II) after the initial effective date of the registration statement filed pursuant to the Subscription Agreement, if the registration statement covering the resale of the shares of Common Stock that are the subject of the Conversion Notice (the “Unavailable Conversion Shares”) is not available for the resale of such Unavailable Conversion Shares and the Company fails to promptly, but in no event later than as required pursuant to the Subscription Agreement (x) notify such Holder and (y) deliver the shares of Common Stock electronically without any restrictive legend by crediting such aggregate number of shares of Common Stock to which such Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred as a “Notice Failure” and together with the event described in clause (I) above, a “Delivery Failure”), then, in addition to all other remedies available to such Holder, (X) the Company shall pay in cash to such Holder on each day after the Share Delivery Deadline that the issuance of such shares of Common Stock is not timely effected an amount equal to 1% of the product of (A) the sum of the number of shares of Common Stock not issued to such Holder on or prior to the Share Delivery Deadline and to which such Holder is entitled, multiplied by (B) any trading price of the Common Stock selected by such Holder in writing as in effect at any time during the period beginning on the applicable date of such Conversion Notice and ending on the applicable Share Delivery Deadline, and (Y) such Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, all, or any portion, of such Notes that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 6.12 or otherwise. In addition to the foregoing, from and after the issue date of the Notes, if on or prior to the Share Delivery Deadline either (A) the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, the Company shall fail to issue and deliver to such Holder (or its designee) a certificate and register such shares of Common Stock on the Company’s share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, the Transfer Agent shall fail to credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder or pursuant to the Company’s obligation pursuant to clause (ii) below or (B) a Notice Failure occurs, and if on or after such Share Delivery Deadline such Holder purchases (in an open market transaction or otherwise) shares of Common Stock corresponding to all or any portion of the number of shares of Common Stock issuable upon such conversion that such Holder is entitled to receive from the Company and has not received from the Company in connection with such Delivery Failure or Notice Failure, as applicable (a “Buy-In”), then, in addition to all other remedies available to such Holder, the

Company shall, within two (2) Business Days after receipt of such Holder’s request and in such Holder’s discretion, either: (I) pay cash to such Holder in an amount equal to such Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of such Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such shares of Common Stock) or credit to the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (II) promptly honor its obligation to so issue and deliver to such Holder a certificate or certificates representing such shares of Common Stock or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock multiplied by (y) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (II). Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the conversion of this Note as required pursuant to the terms hereof. Neither the Trustee nor the Conversion Agent has any duty to determine whether a Notice Failure, Delivery Failure or Buy-In has occurred, calculate or verify the calculations of Buy-In Price or notify Holders of any of the foregoing.

ARTICLE 7

CONCERNING THE TRUSTEE

Section 7.01 Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default has occurred and is continuing, subject to the Intercreditor Agreement, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered, and if requested, provided to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of gross negligence and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred;

(g) in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company; and

(h) in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Conversion Agent, Collateral Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Custodian, Note Registrar, Paying Agent, Conversion Agent, Collateral Agent or transfer agent.

None of the provisions contained in this Indenture shall require the Trustee or Collateral Agent to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 7.02 Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:

(a) ~~Except as otherwise provided in Section 7.01:~~ The Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, judgment, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

(b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company. Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may consult with counsel and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance on such advice or Opinion of Counsel.

(d) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgment, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine in its reasonable judgment to make such further inquiry or investigation, it shall be entitled, at a reasonable time on any Business Day after reasonable notice, to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

(e) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder, and the permissive rights of the Trustee enumerated herein shall not be construed as duties.

(f) The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.

(g) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(h) The Trustee shall not be deemed to have notice of any Default or Event of Default (except in the case of a Default or Event of Default in payment of scheduled principal of, premium, if any, or interest on, any Note) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default (and stating the occurrence of a Default or Event of Default) is actually received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture and states that it is a “Notice of Default”.

(i) The Trustee shall not be responsible or liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

(j) The Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the holders of not less than a majority in principal amount of the Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(k) Neither the Trustee nor any of its directors, officers, employees, agents or affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Company, or any of their respective directors, members, officers, agents, affiliates or employee, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party. The Trustee shall not be responsible for any inaccuracy in the information obtained from the Company or for any inaccuracy or omission in the records which may result from such information or any failure by the Trustee to perform its duties as set forth herein as a result of any inaccuracy or incompleteness.

(l) In no event shall the Trustee be responsible or liable for punitive, special, indirect, incidental or any consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action other than any such loss or damage caused by the Trustee’s willful misconduct or gross negligence as determined by a final order of a court of competent jurisdiction. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been actually received by the Trustee at the Corporate Trust Office of the Trustee, from the Company or any Holder of the Notes, and such notice references the Notes and this Indenture and states that is a “Notice of Default.”

(m) Neither the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 7.03 No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes or other transaction documents relating to the Notes and this Indenture. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture or any money paid to the Company or upon the Company’s direction under any provision of this Indenture.

Section 7.04 Trustee, Paying Agents, Conversion Agents or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent ~~or~~, Note Registrar or Collateral Agent (in each case, if other than an Affiliate of the Company), in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent, Collateral Agent or Note Registrar.

Section 7.05 Monies and Shares of Common Stock to Be Held in Trust. All monies and shares of Common Stock received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money and shares of Common Stock held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 7.06 Compensation and Expenses of Trustee. The Company ~~covenants and agrees~~and the Subsidiary Guarantors, jointly and severally, covenant and agree to pay to the Trustee and Collateral Agent from time to time, and the Trustee and Collateral Agent shall be entitled to, compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee, Collateral Agent and the Company, and the Company will pay or reimburse the Trustee and Collateral Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee and Collateral Agent in accordance with any of the provisions of this Indenture or the Related Collateral Documents in any capacity hereunder or thereunder (including the compensation and the reasonable expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence or willful misconduct as determined by a final order of a court of competent jurisdiction. The Company ~~also covenants~~and the Subsidiary Guarantors, jointly and severally, also covenant to indemnify the Trustee and Collateral Agent in any capacity under this Indenture, the Related Collateral Documents and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense (including attorneys’ fees) incurred without gross negligence or willful misconduct on the part of the Trustee~~,~~ or Collateral Agent, as the case may be, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, as determined by a final order of a court of competent jurisdiction, and arising out of or in connection with the acceptance or administration of this Indenture, the Related Collateral Documents or in any other capacity hereunder (whether such claims arise by or against the Company or a third person), including the reasonable costs and expenses of defending themselves against any claim of liability in the premises or enforcing the Company’s obligations hereunder (including the obligations under this Section 7.06). The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and Collateral Agent and to pay or reimburse the Trustee and Collateral Agent for expenses, disbursements and advances shall be secured by a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s and Collateral Agent’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture, the payment or conversion of the Notes and the earlier resignation or removal of the Trustee or Collateral Agent, as applicable. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee and Collateral Agent.

Without prejudice to any other rights available to the Trustee and Collateral Agent under applicable law, when the Trustee, Collateral Agent and ~~its~~their agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(h) or Section 6.01(i) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07 Officer’s Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee or Collateral Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on the part of the Trustee or Collateral Agent, as applicable, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee and Collateral Agent, if applicable, and such Officer’s Certificate, in the absence of gross negligence or willful misconduct on the part of the Trustee or Collateral Agent, as applicable, shall be full warrant to the Trustee and Collateral Agent, if applicable, for any action taken or omitted by it under the provisions of this Indenture and the Related Collateral Documents upon the faith thereof.

Section 7.08 Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.09 Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company. Upon receiving such notice of resignation, the Company shall promptly notify all Holders and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation to the Company, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders and at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(a) In case at any time any of the following shall occur:

(i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(b) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10 Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall deliver or cause to be delivered notice of the succession of such trustee hereunder to the Holders. If the Company fails to deliver such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Company.

Section 7.11 Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12 Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

Section 7.13 Limitation on Duty of Trustee in Respect of Collateral. The Trustee and Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral (except with respect to certificates actually delivered to the Collateral Agent representing securities pledged under the Related Collateral Documents). The Trustee and Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or the Related Collateral Documents by the Company or any Subsidiary Guarantor.

ARTICLE 8

CONCERNING THE HOLDERS

Section 8.01 Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company ~~or~~, the Trustee or the Collateral Agent solicits the taking of any action by the Holders of the Notes, the Company ~~or~~, the Trustee or the Collateral Agent may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02 Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03 Who Are Deemed Absolute Owners. The Company, the Trustee, ~~any~~the Collateral Agent, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal (including any Asset Sale Offer Repurchase Price and any Fundamental Change Repurchase Price) of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor the Collateral Agent nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. The sole registered holder of a Global Note shall be the Depositary or its nominee. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04 Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company, by any Subsidiary thereof or by any Affiliate of the Company or any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company, a Subsidiary thereof or an Affiliate of the Company or a Subsidiary thereof. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05 Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE 9

HOLDERS’ MEETINGS

Section 9.01 Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 9.02 Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be delivered to Holders of such Notes. Such notice shall also be delivered to the Company. Such notices shall be delivered not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03 Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have delivered the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by delivering notice thereof as provided in Section 9.02.

Section 9.04 Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05 Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06 Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was delivered as provided in Section 9.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07 No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

ARTICLE 10

SUPPLEMENTAL INDENTURES

Section 10.01 Supplemental Indentures Without Consent of Holders. Without the consent of any Holder, the Company, when authorized by the resolutions of the Board of Directors and the Trustee and the Collateral Agent, at the Company’s sole expense, may from time to time and at any time amend or supplement this Indenture ~~or~~, the Notes or the Related Collateral Documents in writing for one or more of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency in this Indenture, the Notes or the Related Collateral Documents;

(b) to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture pursuant to Article 11;

(c) to add ~~guarantees with respect to the Notes~~a Subsidiary Guarantor or release a Subsidiary Guarantor in accordance with this Indenture, the Notes or the Related Collateral Documents;

(d) to add additional assets as Collateral to secure the Notes or any Subsidiary Guaranty;

(e) to add to the covenants or Events of Default of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(f) to make any change that, as determined by the Board of Directors in good faith, does not ~~materially~~ adversely affect the rights of any Holder;

(g) in connection with any Share Exchange Event, to provide that the ~~notes~~Notes are convertible into Reference Property, subject to the provisions of Section 14.02, and make such related changes to the terms of the Notes to the extent expressly required by Section 14.07;

(h) to comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act to the extent this Indenture is qualified thereunder;

(i) [reserved];

(j) to provide for the appointment of a successor Trustee, Note Registrar, Paying Agent ~~or~~, Conversion Agent or Collateral Agent;

(k) to comply with the rules of any applicable securities depositary in a manner that does not adversely affect the rights of any Holder;

(l) [reserved];

(m) to increase the Conversion Rate as provided in this Indenture; ~~or~~

(n) to release Collateral in accordance with the terms of this Indenture and the Related Collateral Documents;

(o) to make, complete or confirm any grant of Collateral permitted or required under this Indenture, the Notes or any of the Related Collateral Documents or enter into additional or supplemental Related Collateral Documents in accordance with this Indenture and the Related Collateral Documents; or

(p) ~~(n)~~ to make any change to comply with rules of the Depositary, so long as such change does not adversely affect the rights of any Holder, as certified in good faith by the Company in an Officer’s Certificate.

Upon the written request of the Company and subject to Section 10.05, the Trustee ~~is~~and, as applicable, the Collateral Agent, are hereby authorized to, and shall, join with the Company in the execution of any such supplemental indenture or amendment, to make any further appropriate agreements and stipulations that may be therein contained, but neither the Trustee nor the Collateral Agent shall ~~not~~ be obligated to, but each may in its discretion, enter into any supplemental indenture or amendment that affects ~~the Trustee’s~~such Person’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture or amendment to any Related Collateral Document authorized by the provisions of this Section 10.01 may be executed by the Company ~~and~~, the Trustee and, as applicable, the Collateral Agent, without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02 Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s sole expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto, or to enter into any amendment to any Related Collateral Document, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, any supplemental indenture ~~or~~, the Notes or any Related Collateral Document or of modifying in any manner the rights of the Holders;

provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a) reduce the principal amount of Notes whose Holders must consent to an amendment;

(b) reduce the rate of or extend the stated time for payment of interest, including any default interest, on any Note;

(c) reduce the principal amount of any Notes, reduce the premium payable upon the redemption of the Notes, or extend the Maturity Date of any Note;

(d) make any change that adversely affects the conversion rights of any Notes other than as expressly permitted or required by this Indenture;

(e) reduce the Asset Sale Offer Repurchase Price or the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) make any Note payable in a currency, in a form, or at a place of payment, other than that stated in the Note;

(g) change the ranking or priority of the Notes;

(h) impair the right of any Holder to institute suit for the enforcement right to receive payment or delivery, as the case may be, of the principal (including the Asset Sale Offer Repurchase Price, if applicable, and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest, if any, on, and the consideration due upon conversion of, its Notes, on or after the respective due dates expressed or provided for in the Notes or this Indenture;

(i) make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.02 or Section 6.09; ~~or~~

(j) provide for the issuance of additional Notes as permitted herein~~.~~;

(k) release any Subsidiary Guarantor from its obligations under the Note Guarantee or this Indenture (except as contemplated under Article 18 herein); or

(l) amend or release any Related Collateral Document in a manner that may be adverse to the security interests provided thereunder or adverse to the Holders; and

provided, further, that the consent of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding is required to amend the Related Collateral Documents in any manner materially adverse to the Holders, as determined by the Company and set forth in an Officer’s Certificate.

Upon the written request of the Company, and upon the delivery to the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee and, if applicable, the Collateral Agent, shall join with the Company in the execution of such supplemental indenture or amendment unless such supplemental indenture or amendment affects the Trustee’s or the Collateral Agent’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee or the Collateral Agent may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture or amendment to any Related Collateral Document. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture or amendment becomes effective, the Company shall deliver to the Holders a notice briefly describing such supplemental indenture or amendment. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture or amendment.

Section 10.03 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Collateral Agent, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04 Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated, upon receipt of a Company Order, by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section ~~17.10~~19.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05 Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee and Collateral Agent. In addition to the documents required by Section 17.05, the Trustee and the Collateral Agent, if applicable, shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture or amendment to any Related Collateral Documents executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture and the Related Collateral Documents and such Opinion of Counsel shall include a customary legal opinion stating that such supplemental indenture is the valid and binding obligation of the Company, subject to customary exceptions and qualifications.

ARTICLE 11

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND

LEASE

Section 11.01 Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section ~~11.02~~11.03, except in connection with the Cloudbreak Sale, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, to another Person, unless:

(a) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any ~~State~~state thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture all of the obligations of the Company under the Notes ~~and~~, this Indenture~~;~~ and the Related Collateral Documents and causes such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law (subject to the limitations set forth in this Indenture and the Related Collateral Documents) to preserve and protect the Lien on the Collateral owned by or transferred to the surviving Person, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions;

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture; ~~and~~

(c) if the Company is not the Successor Company, the Successor Company shall have delivered to the Trustee and Collateral Agent an Officer’s Certificate and Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease complies with this Indenture and that such supplemental indenture ~~is~~and such other supplements and amendments are authorized or permitted by this Indenture and the Related Collateral Documents and an Opinion of Counsel stating that the supplemental indenture is the valid and binding obligation of the Successor Company, subject to customary exceptions and qualifications~~.~~; and

(d) to the extent the Company is not the Successor Company, each Subsidiary Guarantor (unless it is a party to the transactions in this Section 11.01, in which case Section 11.02 shall apply) shall have by supplemental indenture confirmed that its Note Guarantee shall apply to the Successor Person’s obligations in respect of this Indenture and the Notes and shall have by written agreement confirmed that its obligations under the Related Collateral Documents shall continue to be in effect and shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law (subject to the limitations set forth in this Indenture and the Related Collateral Documents) to preserve and protect the Liens on the Collateral owned by such Subsidiary Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral that may be perfected by the filing of a financing statement or similar document under the UCC or other similar statute or regulation of the relevant statutes or jurisdictions.

For purposes of this Section 11.01, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.

Section 11.02 Subsidiary Guarantors May Consolidate, Etc. on Certain Terms. The Company shall not permit any Subsidiary Guarantor to, and no Subsidiary Guarantor shall, consolidate with, merge with or into, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in one transaction or any series of related transactions, to another Person, unless:

(a) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing under this Indenture;

(b) either:

(i) if the provisions of Section 18.06 of this Indenture do not result in the Note Guarantee by such Subsidiary Guarantor falling away in connection with such consolidation, merger or sale conveyance, assignment, transfer, lease or other disposal, the Person acquiring the assets in any such sales, conveyance, transfer, lease or other disposition or the Person formed by or surviving any such consolidation or merger (any such Person, a “Surviving Guarantor”) expressly assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, executed and delivered to the Trustee and Collateral Agent, all of such Subsidiary Guarantor’s obligations under the Notes, this Indenture and the Related Collateral Documents and causes such amendments, supplements, or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law (subject to the limitations set forth in this Indenture and the Related Collateral Documents) to preserve and protect the Lien on the Collateral owned by or transferred to the Surviving Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions; or

(ii) such sale, conveyance, transfer, lease or other disposition is permitted under this Indenture.

(c) in such transaction in which there is a Surviving Guarantor, the Surviving Guarantor shall have delivered to the Trustee and Collateral Agent an Officer’s Certificate and Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease complies with this Indenture and that such supplemental indenture and other amendments and supplements are authorized or permitted by this Indenture and the Related Collateral Documents and an Opinion of Counsel stating that the supplemental indenture is the valid and binding obligation of the surviving Person, subject to customary exceptions.

(d) To the extent that a Fundamental Change described in clauses (a) or (b) of the definition thereof has occurred or will occur concurrently with a transaction described in this Section 11.02 or Section 11.01, the foregoing conditions in this Section 11.02 or Section 11.01 related to the Collateral shall not be applicable solely insofar as they relate to the Collateral.

Section 11.03 ~~Section 11.02~~ Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company (if other than the Company) or a Surviving Guarantor (if not the applicable Subsidiary Guarantor), as applicable, by supplemental indenture, executed and delivered to the Trustee and the Collateral Agent and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery and/or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture and the Related Collateral Documents to be performed by the Company or Surviving Guarantor, as applicable, such Successor Company (if not the Company) or Surviving Guarantor, as applicable, shall succeed to and, except in the case of a lease of all or substantially all of the consolidated assets of the Company ~~and the Company’s Subsidiaries, taken as a whole~~or the applicable Subsidiary Guarantor, shall be substituted for the Company or the applicable Subsidiary Guarantor, as applicable, with the same effect as if it had been named herein as the party of the first part, and the Company or the applicable Subsidiary Guarantor, as applicable, shall be discharged from its obligations under the Notes ~~and~~, this Indenture and the Related Collateral Documents (except in the case of a lease of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole). Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.04 ~~Section 11.03~~ Opinion of Counsel to Be Given to Trustee. If a supplemental indenture is required pursuant to this Article 11, no such consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 11.

ARTICLE 12

IMMUNITY OF INCORPORATORS, STOCKHOLDERS,

OFFICERS AND DIRECTORS

Section 12.01 Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on, or the payment or delivery of consideration due upon conversion of, any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

ARTICLE 13

[INTENTIONALLY OMITTED]

ARTICLE 14

CONVERSION OF NOTES

Section 14.01 Conversion Privilege. Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, at an initial conversion rate of 93.8967 shares of Common Stock (subject to adjustment as provided in this Article 14, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 14.02, the “Conversion Obligation”).

Section 14.02 Conversion Procedure; Settlement Upon Conversion.

(a) Subject to this Section 14.02, Section 14.07(a) and Section 14.14(b), upon conversion of any Note, the Company shall pay or deliver, as the case may be, to the converting Holder no later than two (2) Business Days following the applicable conversion of the Notes, (A) in respect of each $1,000 principal amount of Notes being converted, shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 14.02 (“Physical Settlement”) as set forth in this Section 14.02 and (B) the Interest Make-Whole Amount. The Company shall use the Physical Settlement Method for all conversions.

(i) The shares of Common Stock and cash the Company shall pay and/or deliver, as the case may be, in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows in respect of each $1,000 principal amount of Notes being converted: (A) a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date (plus cash in lieu of any fractional share of Common Stock issuable upon conversion); plus (B) the Interest Make-Whole Amount, (x) if the arithmetic average of the Daily VWAPs for the 10 Trading Days immediately preceding the Conversion Date (the “Average VWAP”) equals or exceeds $10.65 per share, in the form of (1) cash or (2) a number of shares of Common Stock determined by dividing the Interest Make-Whole Amount by the Average VWAP (plus cash in lieu of any fractional shares of Common Stock), at the Company’s option; or (y) if the Average VWAP is less than $10.65 per share, solely in the form of cash.

(ii) Notwithstanding the foregoing, if in connection with any conversion of a Note (i) the Conversion Rate is eligible for adjustment in accordance with Section 14.14 hereof and (ii) the Holder is entitled to receive the Interest Make-Whole Amount with respect to such Note, then one, but not both, of (A) the Conversion Rate adjustment in accordance with Section 14.14 and (B) the payment by the Company of the Interest Make-Whole Amount, shall apply, in each case according to which of (A) or (B) would result in more consideration being paid and/or delivered to the Holder in respect of such conversion.

(b) Subject to Section 14.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the Applicable Procedures of the Depositary in effect at that time and, if required, pay funds equal to the interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and, if required, pay all transfer or similar taxes, if any, pursuant to Section 14.02(e) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents, (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and (5) if required, pay all transfer or similar taxes, if any, pursuant to Section 14.02(e). The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 14 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered ~~a~~an Asset Sale Offer Repurchase Notice or Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Asset Sale Offer Repurchase Notice or Fundamental Change Repurchase Notice in accordance with Section 15.03. Notwithstanding anything to the contrary contained herein, to the extent that an indirect holder of a Global Note held indirectly through a participant submits irrevocable instructions to convert any portion of such Note, such Holder shall be deemed for purposes of Regulation SHO to have converted the applicable portion of such Note at the time of delivery of such instructions, regardless of when shares of Common Stock are delivered to such Holder or its participant.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c) A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. Except as set forth in Section 14.07(a) and Section 14.14(b), the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the second Business Day immediately following the relevant Conversion Date. Notwithstanding the foregoing, with respect to the Company’s satisfaction of its Conversion Obligation through Physical Settlement for which the relevant Conversion Date occurs after the Regular Record Date immediately preceding the Maturity Date, the settlement shall occur on the Maturity Date. If any shares of Common Stock are due to a converting Holder, the Company shall issue or cause to be issued, and deliver (if applicable) to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, the full number of shares of Common Stock to which such Holder shall be entitled, in book-entry format through the Depositary, in satisfaction of the Company’s Conversion Obligation.

(d) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e) If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f) Except as provided in Section 14.04, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article 14.

(g) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but excluding, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but excluding, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date but prior to the open of business on the immediately following Interest Payment Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on such Interest Payment Date notwithstanding the conversion. However, Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted on the corresponding Interest Payment Date (regardless of whether the converting Holder was the Holder of record on the corresponding Regular Record Date); provided that no such payment shall be required (1) for conversions following the close of business on the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (3) to the extent of any Defaulted Amounts, if any Defaulted Amounts exist at the time of conversion with respect to such Note. Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date and any Fundamental Change Repurchase Date described in clause (2) above shall receive the full interest payment due on the Maturity Date or other applicable Interest Payment Date in cash regardless of whether their Notes have been converted and/or repurchased, as applicable, following such Regular Record Date.

(i) The Person in whose name the shares of Common Stock shall be issuable upon conversion shall be treated as a stockholder of record as of the close of business on the relevant Conversion Date. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

(j) The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the Daily VWAP for the relevant Conversion Date.

Section 14.03 Company’s Mandatory Conversion Option.

(a) On or after June 15, 2022 and prior to the close of business on April 7, 2026, the Company may, at its option, elect to convert the original principal amount of the Notes in whole but not in part (x) if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day and (y) if the 30-Day ADTV ending on, and including, the last Trading Day of the applicable exercise period is greater than or equal to $2,000,000 (the “Company Mandatory Conversion Condition”).

(b) To exercise the Company Mandatory Conversion Right, the Company will send notice of the Company’s election (a “Mandatory Conversion Notice”) to Holders, the Trustee and the Conversion Agent no later than the fifth (5th) Business Day after the last Trading Day of such 30 consecutive Trading Day period.

Such Mandatory Conversion Notice must state:

(i) that the Notes have been called for Mandatory Conversion, briefly describing the Company Mandatory Conversion Right under this Indenture;

(ii) the Mandatory Conversion Date;

(iii) the current Conversion Rate;

(iv) the name and address of the Paying Agent and the Conversion Agent; and

(v) the CUSIP and ISIN numbers, if any, of the Notes

(c) If the Company exercises the Company Mandatory Conversion Right in accordance with this Section 14.03, then a Conversion Date will automatically, and without the need for any action on the part of any Holder, the Trustee or the Conversion Agent, be deemed to occur, with respect to each Note then outstanding, on the Mandatory Conversion Date. The Mandatory Conversion Date will be a Business Day of the Company’s choosing that is no more than thirty (30), nor less than ten (10), Business Days after the Company sends the Mandatory Conversion Notice; provided that the Mandatory Conversion Date shall be no later than the second Scheduled Trading Day prior to the Maturity Date. The Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the second Business Day immediately following the Mandatory Conversion Date.

(d) Each share of Common Stock delivered upon a Mandatory Conversion of any Note will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim. If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, and has been registered on an effective registration statement with the Commission, then the Company will cause each shares of Common Stock, when delivered upon a Mandatory Conversion of any Note, to be admitted for listing on such exchange or quotation on such system. Notwithstanding anything herein to the contrary, the Company shall not be permitted to effect any Company Mandatory Conversion hereunder unless as of such Mandatory Conversion Date no Equity Conditions Failure then exists.

Section 14.04 Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a) If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Record Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR’ =	the Conversion Rate in effect immediately after the open of business on such Record Date or Effective Date, as applicable;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the open of business on such Record Date or Effective Date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS’ =	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14.04(a) shall become effective immediately after the open of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines in good faith not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to a stockholders rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Record Date for such issuance;

CR’	=	the Conversion Rate in effect immediately after the open of business on such Record Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Record Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Record Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Record Date for such issuance had not occurred.

For purposes of this Section 14.04(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at a price per share that is less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors in good faith.

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances (including share splits) as to which an adjustment was effected pursuant to Section 14.04(a), Section 14.04(b) or Section 14.04(e), (ii) except as otherwise described in Section 14.11, rights issued pursuant to any stockholders rights plan of the Company then in effect, (iii) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 14.04(d) shall apply, (iv) dividends or distributions of Reference Property in exchange for or upon conversion of the Common Stock in a Share Exchange Event, and (v) Spin-Offs as to which the provisions set forth below in this Section 14.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Record Date for such distribution;

CR’	=	the Conversion Rate in effect immediately after the open of business on such Record Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Record Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors in good faith) of the Distributed Property with respect to each outstanding share of the Common Stock on the Record Date for such distribution.

Any increase made under the portion of this Section 14.04(c) above shall become effective immediately after the open of business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. If the Company issues rights, options or warrants to acquire Capital Stock or other securities that are exercisable only upon the occurrence of certain triggering events, the Company shall not adjust the conversion rate pursuant to the clauses above until the earliest of these triggering events occurs. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the open of business on the Record Date for the distribution. If the Board of Directors determines in good faith the “FMV” (as defined above) of any distribution for purposes of this Section 14.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Record Date for such distribution.

With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR’	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Record Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that if the relevant Conversion Date occurs during the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Record Date of such Spin-Off and the Conversion Date in determining the Conversion Rate. If any dividend or distribution that constitutes a Spin-Off is declared but not so paid or made, the Conversion Rate shall be immediately decreased, effective as of the date the Board of Directors determines in good faith not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.

For purposes of this Section 14.04(c) (and subject in all respect to Section 14.11), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Conversion Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), if any dividend or distribution to which this Section 14.04(c) is applicable also includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 14.04(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Record Date or Effective Date” within the meaning of Section 14.04(a) or “outstanding immediately prior to the open of business on such Record Date” within the meaning of Section 14.04(b).

(d) If the Company pays or makes any cash dividend or distribution to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Record Date for such dividend or distribution;

CR’	=	the Conversion Rate in effect immediately after the open of business on the Record Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Record Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock.

Any increase pursuant to this Section 14.04(d) shall become effective immediately after the open of business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines in good faith not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such cash dividend or distribution.

(e) If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock that is subject to the then-applicable tender offer rules under the Exchange Act (other than an odd lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires (the date such tender offer or exchange offer expires, the “Expiration Date”);

CR’	=	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors in good faith) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0 =		the number of shares of Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS’	=	the number of shares of Common Stock outstanding immediately after the Expiration Date (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP’	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The increase to the Conversion Rate under this Section 14.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Expiration Date of such tender or exchange offer and the Conversion Date in determining the Conversion Rate. In addition, if the Trading Day next succeeding the date such tender or exchange offer expires is after the 10th Trading Day immediately preceding, and including, the date immediately preceding the relevant Conversion Date in respect of a conversion of Notes, references to “10” or “10th” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date such tender or exchange offer expires to, and including, the last Trading Day immediately preceding the relevant Conversion Date.

In the event that the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company is, or such Subsidiary is, permanently prevented by applicable law from consummating any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that have been consummated.

(f) Notwithstanding this Section 14.04 or any other provision of this Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Record Date, and a Holder that has converted its Notes on or after such Record Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related Conversion Date as described under Section 14.02(i) based on an adjusted Conversion Rate for such Record Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 14.04, the Conversion Rate adjustment relating to such Record Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.

(h) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of The New York Stock Exchange, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines in good faith that such increase would be in the Company’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of The New York Stock Exchange, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall deliver to the Holder of each Note a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i) Except as stated in this Indenture, the Company shall not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities. For illustrative purposes only and without limiting the generality of the preceding sentence, the Conversion Rate shall not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv) upon the repurchase of any shares of Common Stock pursuant to an open market share repurchase program or other buy-back transaction, including structured or derivative transactions, that is not a tender or exchange offer of the nature described in Section 14.04(e);

(v) solely for a change in the par value (or lack of par value) of the Common Stock; or

(vi) for accrued and unpaid interest, if any.

(j) All calculations and other determinations under this Article 14 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

(k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly deliver to the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a written notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to each Holder (with a copy to the Trustee). Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l) For purposes of this Section 14.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 14.05 Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices or the Daily VWAPs over a span of multiple days, the Board of Directors shall make appropriate adjustments (without duplication in respect of any adjustment made pursuant to Section 14.04) to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Record Date, Effective Date or Expiration Date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices or the Daily VWAPs are to be calculated.

Section 14.06 Shares to Be Fully Paid. The Company shall reserve, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming delivery of the maximum number of Additional Shares pursuant to Section 14.03).

Section 14.07 Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes in par value or resulting from a subdivision or combination),

(ii) any consolidation, merger, combination or similar transaction involving the Company,

(iii) any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, or

(iv) any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event”), then at and after the effective time of such Share Exchange Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Share Exchange Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Share Exchange Event and, prior to or at the effective time of such Share Exchange Event, the Company or the successor or acquiring Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(g) providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Share Exchange Event (A) the Company or the successor or acquiring company, as the case may be, shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, in respect of the Interest Make-Whole Amount upon conversion of Notes in accordance with Section 14.02 and (B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 14.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 14.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Share Exchange Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.

If the Share Exchange Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders of the Common Stock receive only cash in such Share Exchange Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Share Exchange Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 14.14), multiplied by the price paid per share of Common Stock in such Share Exchange Event and (B) the Company shall satisfy the Conversion Obligation by paying such cash amount to converting Holders on the second Business Day immediately following the relevant Conversion Date. The Company shall notify in writing Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as reasonably practicable after such determination is made.

If the Reference Property in respect of any Share Exchange Event includes, in whole or in part, shares of common equity, such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 14 with respect to the portion of the Reference Property consisting of such common equity. If, in the case of any Share Exchange Event, the Reference Property includes shares of stock, securities or other property or assets (including any combination thereof), other than cash and/or cash equivalents, of a Person other than the Company or the successor or purchasing corporation, as the case may be, in such Share Exchange Event, then such supplemental indenture shall also be executed by such other Person, if such other Person is an affiliate of the Company or the successor or acquiring company, and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in Article 15.

(b) When the Company executes a supplemental indenture pursuant to subsection (a) of this Section 14.07, the Company shall promptly deliver to the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly deliver notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) The Company shall not become a party to any Share Exchange Event unless its terms are consistent with this Section 14.07. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into shares of Common Stock, as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Share Exchange Event.

(d) The above provisions of this Section shall similarly apply to successive Share Exchange Events.

Section 14.08 Certain Covenants. (a) The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c) The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will list and use its commercially reasonable efforts to keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

Section 14.09 Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto.

Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in conclusively relying upon, the Officer’s Certificate (which the Company shall be obligated to deliver to the Trustee prior to the execution of any such supplemental indenture) with respect thereto. The Trustee and the Conversion Agent may conclusively rely upon any notice with respect to the commencement or termination of such conversion rights.

Section 14.10 Notice to Holders Prior to Certain Actions. In case of any:

(a) action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 14.04 or Section 14.11;

(b) Share Exchange Event; or

(c) voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture) and to the extent applicable, the Company shall cause to be delivered to the Trustee and the Conversion Agent (if other than the Trustee) and to be delivered to each Holder, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Share Exchange Event, dissolution, liquidation or winding-up.

Section 14.11 Stockholder Rights Plans. If the Company has a stockholder rights plan in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, under such stockholder rights plan and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 14.12 Exchange in Lieu of Conversion. When a Holder surrenders its Notes for conversion, the Company may, at its election (an “Exchange Election”), direct the Conversion Agent to deliver, on or prior to the first Trading Day following the Conversion Date, such Notes to a financial institution designated by the Company for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the designated financial institution must agree to timely pay and/or deliver, in exchange for such Notes, the shares of Common Stock (plus any cash in lieu of fractional shares) plus the Interest Make-Whole Amount due upon conversion as described in Section 14.02. If the Company makes an Exchange Election, the Company shall, by the close of business on the first Trading Day following the relevant Conversion Date, notify in writing the Trustee, the Conversion Agent and the Holder surrendering its Notes for conversion that it has made the Exchange Election, and the Company shall promptly notify the designated financial institution of the Physical Settlement Method with respect to such conversion and the relevant deadline for payment and/or delivery of shares of Common Stock, any cash in lieu of fractional shares and the Interest Make-Whole Amount due upon conversion.

Any Notes exchanged by the designated financial institution shall remain outstanding. If the designated financial institution agrees to accept any Notes for exchange but does not timely pay and/or deliver the required shares of Common Stock, any cash in lieu of fractional shares and the any cash and/or Common Stock in respect of the Interest Make-Whole Amount due upon conversion, or if such designated financial institution does not accept the Notes for exchange, the Company shall notify in writing the Trustee, the Conversion Agent and the Holder surrendering its Notes for conversion, and pay and/or deliver the required shares of Common Stock, together with cash in lieu of any fractional shares, plus the Interest Make-Whole Amount due upon conversion to the converting Holder at the time and in the manner required under this Indenture as if the Company had not made an Exchange Election.

The Company’s designation of a financial institution to which the Notes may be submitted for exchange does not require that financial institution to accept any Notes (unless the financial institution has separately made an agreement with the Company). The Company may, but shall not be obligated to, enter into a separate agreement with any designated financial institution that would compensate it for any such transaction.

Section 14.13 Limits Upon Issuance of Shares of Common Stock Upon Conversion. The Company shall not effect the conversion of any of the Notes held by a Holder, and such Holder shall not have the right to convert any of the Notes held by such Holder pursuant to the terms and conditions of this Indenture and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, such Holder together with the other Attribution Parties collectively would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and the other Attribution Parties shall include the number of shares of Common Stock held by such Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of the Notes with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Notes beneficially owned by such Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes, convertible preferred stock or warrants, including the Notes) beneficially owned by such Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 14.13. For purposes of this Section 14.13, beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding shares of Common Stock a Holder may acquire upon the conversion of such Notes without exceeding the Maximum Percentage, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Commission, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Conversion Notice from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify such Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause such Holder’s beneficial ownership, as determined pursuant to this Section 14.13, to exceed the Maximum Percentage, such Holder must notify the Company of a reduced number of shares of Common Stock to be delivered pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of any Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including such Notes, by such Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to a Holder upon conversion of such Notes results in such Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which such Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and such Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, any Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage of such Holder to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to such Holder and the other Attribution Parties and not to any other Holder that is not an Attribution Party of such Holder. For purposes of clarity, the shares of Common Stock issuable to a Holder pursuant to the terms of this Indenture in excess of the Maximum Percentage shall not be deemed to be beneficially owned by such Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to convert such Notes pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 14.13 to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 14.13 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of such Notes. Neither the Trustee nor the Conversion Agent shall have any responsibility to determine the Maximum Percentage or whether the issuance of any shares results in a Holder or Attribution Party having Excess Shares or otherwise determine or monitor compliance with the terms of this Section 14.13.

Section 14.14 Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes or Mandatory Conversion.

(a) If (i) the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change or (ii) the Company delivers a Mandatory Conversion Notice as provided under Section 14.03, as the case may be, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Conversion Date occurs during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”).

(b) Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change or Mandatory Conversion, the Company shall satisfy the related Conversion Obligation by Physical Settlement in accordance with Section 14.02; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any increase to reflect the Additional Shares), multiplied by such Stock Price. In such event, the Conversion Obligation shall be determined and paid to Holders in cash on the second Business Day following the Conversion Date. The Company shall notify in writing the Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the Effective Date of any Make-Whole Fundamental Change no later than five Business Days after such Effective Date.

(c) The number of Additional Shares, if any, by which the Conversion Rate shall be increased for conversions in connection with a Make-Whole Fundamental Change or Mandatory Conversion shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective or the date the Company delivers the Mandatory Conversion Notice, as the case may be (in each case, the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change or determined with respect to the Mandatory Conversion Notice, as the case may be. If the holders of the Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the applicable Effective Date. The Board of Directors shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Record Date, Effective Date (as such term is used in Section 14.04) or Expiration Date of the event occurs during such five consecutive Trading Day period. If a Mandatory Conversion would also be deemed to be in connection with a Make-Whole Fundamental Change, a Holder of any such Notes to be converted will be entitled to a single increase to the Conversion Rate with respect to the first to occur of the Effective Date of the Mandatory Conversion Notice or the Make-Whole Fundamental Change, as applicable, and the later event shall be deemed not to have occurred for purposes of this Section 14.14.

(d) The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 14.04.

(e) The following table sets forth the number of Additional Shares of Common Stock by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 14.14 for each Stock Price and Effective Date set forth below:

Stock Price
Effective Date	$9.26	$9.75	$10.65	$12.00	$13.85	$15.00	$20.00	$27.50	$35.00	$50.00

June 15, 2021	14.0940	13.2031	11.8047	10.1375	8.4209	7.5813	5.1060	3.1473	2.0720	0.9684
June 15, 2022	14.0940	12.4144	11.0432	9.4392	7.8209	7.0393	4.7605	2.9633	1.9683	0.9324
June 15, 2023	14.0940	11.3600	9.9700	8.4092	6.9018	6.1960	4.1970	2.6480	1.7843	0.8646
June 15, 2024	14.0940	10.1518	8.5869	6.9692	5.5560	4.9420	3.3260	2.1349	1.4706	0.7466
June 15, 2025	14.0940	8.9600	6.7474	4.8050	3.4787	3.0113	1.9895	1.3022	0.9191	0.4984
June 15, 2026	14.0940	8.6667	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Price and Effective Date may not be set forth in the table above, in which case:

(i) if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares by which the conversion rate shall be increased shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii) if the Stock Price is greater than $50.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and

(iii) if the Stock Price is less than $9.26 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Notes exceed 100.0005 shares of Common Stock, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.04.

Nothing in this Section 14.14 shall prevent an adjustment to the Conversion Rate that would otherwise be required pursuant to Section 14.04 in respect of a Make-Whole Fundamental Change.

Notwithstanding the foregoing, if in connection with any conversion of a Note (i) the Conversion Rate is eligible for adjustment in accordance with this Section 14.14 and (ii) the Holder is entitled to receive the Interest Make-Whole Amount with respect to such Note, then one, but not both, of (A) the Conversion Rate adjustment in accordance with this Section 14.14 and (B) the payment by the Company of the Interest Make-Whole Amount, shall apply, in each case according to which of (A) or (B) would result in more consideration being paid and/or delivered to the Holder in respect of such conversion.

ARTICLE 15

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01 [Intentionally Omitted].

Section 15.02 Repurchase at Option of Holders Upon a Fundamental Change.

(a) If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion of the principal amount thereof properly surrendered and not validly withdrawn pursuant to Section 15.03 that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 Business Days or more than 35 Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, plus any remaining amounts that would be owed to, but excluding, the Maturity Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest (to, but excluding, such Interest Payment Date) to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 15. The Fundamental Change Repurchase Date shall be subject to postponement in order to allow the Company to comply with applicable law.

(b) Repurchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the ~~paying agent~~Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Applicable Procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery of the Notes, if the Notes are Physical Notes, to the ~~paying agent~~Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the office of the ~~paying agent~~Paying Agent, or book- entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i) ~~(iii)~~ in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii) ~~(iv)~~ the portion of the principal amount of Notes to be repurchased, which must be in minimum denominations of $1,000 or an integral multiple thereof; and

(iii) ~~(v)~~ that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with the Applicable Procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the ~~paying agent~~Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the ~~paying agent~~Paying Agent in accordance with Section 15.03.

The ~~paying agent~~Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c) On or before the 20th Business Day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of Notes, the Trustee, the Conversion Agent (if other than the Trustee) and the ~~paying agent~~Paying Agent (in the case of a paying agent other than the Trustee) a written notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the Applicable Procedures of the Depositary. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the effective date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the ~~paying agent~~Paying Agent and the Conversion Agent, if applicable;

(vii) if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02. Simultaneously with providing such notice, the Company will publish such information on its website or through such other public medium as the Company may use at that time.

At the Company’s written request, given at least five days prior to the date the Fundamental Change Company Notice is to be sent, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

~~(d) Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders in connection with a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The paying agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.~~

(d) [Reserved].

(e) Notwithstanding anything to the contrary in this Indenture, the Company shall not be required to repurchase, or to make an offer to repurchase, the Notes upon a Fundamental Change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Article 15 (including, without limitation, the requirement to comply with applicable securities laws), and such third party purchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Article 15 (including the requirement to pay the Fundamental Change Repurchase Price on the later of the applicable Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the relevant Notes); provided that the Company shall continue to be obligated to (x) deliver the applicable Fundamental Change Repurchase Notice to the Holders (which Fundamental Change Repurchase Notice shall state that such third party shall make such an offer to purchase the Notes) and to simultaneously with such Fundamental Change Repurchase Notice publish a notice containing such information in a newspaper of general circulation in the City of New York or publish the information on the Company’s website or through such other public medium as the Company may use at that time, (y) comply with applicable securities laws as set forth in this Indenture in connection with any such purchase and (z) pay the applicable Fundamental Change Repurchase Price on the later of the applicable Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the relevant Notes in the event such third party fails to make such payment in such amount at such time.

(f) For purposes of this Article 15, the paying agent may be any agent, depositary, tender agent, ~~paying agent~~Paying Agent or other agent appointed by the Company to accomplish the purposes set forth herein.

Section 15.03 Withdrawal of Fundamental Change Repurchase Notice. (a) A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the office of the ~~paying agent~~Paying Agent in accordance with this Section 15.03 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be $1,000 or an integral multiple thereof,

(ii) if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are Global Notes, the notice of withdrawal must comply with appropriate procedures of the Depositary.

Section 15.04 Deposit of Fundamental Change Repurchase Price.

(a) The Company will deposit with the Trustee (or other ~~paying agent~~Paying Agent appointed by the Company), or if the Company is acting as its own ~~paying agent~~Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04 on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date (subject to extension in order to allow the Company to comply with applicable law) an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other ~~paying agent~~Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not validly withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 15.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other ~~paying agent~~Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.02 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b) If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other ~~paying agent~~Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, or, if extended in order to allow the Company to comply with applicable law, such later date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn in accordance with the provisions of this Indenture and the Applicable Procedures of the Depositary, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes on the Fundamental Change Repurchase Date or, if extended in order to allow the Company to comply with applicable law, such later date (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or ~~paying agent~~Paying Agent) and (iii) all other rights of the Holders of such Notes with respect to the Notes will terminate on the Fundamental Change Repurchase Date or, if extended in order to allow the Company to comply with applicable law, such later date (other than (x) the right to receive the Fundamental Change Repurchase Price and (y) to the extent not included in the Fundamental Change Repurchase Price, accrued and unpaid interest, if applicable).

(c) Upon surrender of a Physical Note that is to be repurchased in part pursuant to Section 15.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Physical Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Physical Note surrendered.

Section 15.05 Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer upon a Fundamental Change pursuant to this Article 15, the Company will, if required:

(a) comply with the provisions of any tender offer rules under the Exchange Act that may then be applicable;

(b) file a Schedule TO or any other required schedule under the Exchange Act; and

(c) otherwise comply in all material respects with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15 subject to postponement in order to allow the Company to comply with applicable law. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to the Company’s obligations to purchase the Notes upon a Fundamental Change, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such conflict.

ARTICLE 16

NO REDEMPTION

Section 16.01 No Redemption. The Notes shall not be redeemable by the Company prior to the Maturity Date, and no sinking fund is provided for the Notes.

ARTICLE 17

COLLATERAL AND SECURITY

Section 17.01 Security Interest; Collateral Agent. The due and punctual payment of the principal (including the Fundamental Change Repurchase Price or the Asset Sale Offer Repurchase Price, if applicable) of, and accrued and unpaid interest on, and Conversion Obligation with respect to, the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption, prepayment, demand or otherwise, and interest on the overdue principal (including the Fundamental Change Repurchase Price or the Asset Sale Offer Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes and performance of all other obligations of the Company to the Holders, the Trustee and the Collateral Agent under this Indenture, the Notes and the Note Guarantees, according to the terms hereunder or thereunder, are secured as provided in the Related Collateral Documents.

(a) Each Holder of Notes, by its acceptance thereof, and the Trustee hereby appoints The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, and consents and agrees to the terms of the Related Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral and authorizing the Collateral Agent to enter into any Related Collateral Document on its behalf) as the same may be in effect or may be amended or otherwise modified from time to time in accordance with their terms and this Indenture and authorizes and appoints The Bank of New York Mellon

Trust Company, N.A., as the Collateral Agent, and authorizes and directs the Collateral Agent to enter into the Related Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Collateral Agent shall be entitled to all rights, privileges, immunities and protections of the Trustee set forth in this Indenture, including but not limited to the right to be compensated, reimbursed and indemnified under Section 7.06, in the acceptance, execution, delivery and performance of its role as Collateral Agent hereunder and under the Related Collateral Documents as though fully set forth therein. Notwithstanding any provision to the contrary contained elsewhere in this Indenture and the Related Collateral Documents, the Collateral Agent shall not have any duties or responsibilities hereunder nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with the Trustee, any Holder or the Company, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture and the Related Collateral Documents or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) The Company consents and agrees to be bound, and, subject to Section 17.05, to cause the Subsidiary Guarantors to consent and agree to be bound by the terms of the Related Collateral Documents, as the same may be in effect from time to time, and agrees to perform its, and to cause the Subsidiary Guarantors to perform their, obligations thereunder in accordance therewith. The Company will deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Related Collateral Documents, and the Company will, and, subject to Section 17.05, the Company will cause each Subsidiary Guarantor to, do or cause to be done all such acts and things as may be required by the provisions of the Related Collateral Documents to assure and confirm to the Trustee that the Collateral Agent holds for the benefit of the Trustee and the Holders duly created, enforceable and perfected Liens as contemplated by the Related Collateral Documents or any part thereof, as from time to time constituted.

(c) Neither the Trustee nor the Collateral Agent shall (i) be liable for any action taken or omitted to be taken by it under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct as determined by a final order of a court of competent jurisdiction) or under or in connection with any Related Collateral Document or the transactions contemplated thereby (except for its own gross negligence or willful misconduct as determined by a final order of a court of competent jurisdiction), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Company or any Affiliate of the Company, or any officer or Affiliate thereof, contained in this Indenture, any Related Collateral Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture or the Related Collateral Documents, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture or the Related Collateral Documents, or for any failure of any other party to this Indenture or the Related Collateral Documents to perform its obligations hereunder or thereunder. The Collateral Agent shall not be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture or the Related Collateral Documents or to inspect the properties, books, or records of the Company or any of its Affiliates.

(d) No provision of this Indenture or any Related Collateral Document shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders or the Trustee if it shall have reasonable grounds for believing that repayment of such funds is not assured to it. Notwithstanding anything to the contrary contained in this Indenture or the Related Collateral Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Collateral Agent has received security or indemnity from the Holders in an amount and in a form satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability. The Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient.

(e) Subject to Section 17.05 hereof, in each case that the Collateral Agent may or is required hereunder to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any Related Collateral Document, the Collateral Agent may seek direction from the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes. Neither the Trustee nor the Collateral Agent shall be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. If the Trustee or the Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Trustee and the Collateral Agent shall be entitled to refrain from such Action unless and until the Trustee or Collateral Agent, as applicable, shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes, and neither the Trustee nor the Collateral Agent shall incur liability to any Person by reason of so refraining.

(f) The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Agent shall have received written notice from the Trustee or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6 or the Holders of a majority in aggregate principal amount of the Notes subject to this Article 17.

(g) Beyond the exercise of reasonable care in the custody thereof, neither the Trustee nor the Collateral Agent shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and neither the Trustee nor the Collateral Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. Each of the Trustee and the Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee or the Collateral Agent, as applicable, in good faith.

(h) Each successor Trustee may become the successor Collateral Agent as and when the successor Trustee becomes the Trustee.

Section 17.02 Recording and Opinion. The Company shall furnish to the Trustee and the Collateral Agent (if other than the Trustee), on or within one month of December 15 of each year, commencing December 15, 2022, (a) an Opinion of Counsel to the effect that no further action was necessary to maintain the perfection of the security interest in the Collateral described in both the applicable UCC-1 financing statement and the Security Agreement and for which perfection under the UCC of the

Company’s or applicable Subsidiary Guarantor’s jurisdiction of organization may occur by the filing of a UCC-1 financing statement with the appropriate filing office of the applicable party’s jurisdiction of organization, and (b) an Officer’s Certificate stating that all action required by the Related Collateral Documents to maintain and perfect or continue the perfection of the security interests created by the Related Collateral Documents have been taken, and reciting the details of such action or referring to prior Officer’s Certificates in which such details are given.

Section 17.03 Authorization of Actions to Be Taken by the Trustee or the Collateral Agent Under the Related Collateral Documents.

(a) Subject to the provisions of Section 7.01, the Intercreditor Agreement and the terms of the Related Collateral Documents, the Trustee may (but shall have no obligation to), in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders of Notes, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(i) enforce any of the terms of the Related Collateral Document; and

(ii) collect and receive any and all amounts payable in respect of the obligations of the Company and the Subsidiary Guarantors under this Indenture, the Notes and the Related Collateral Documents.

(b) Subject to the provisions of this Indenture, the Intercreditor Agreement and the Related Collateral Documents, the Trustee and/or the Collateral Agent will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of this Indenture or the Related Collateral Documents, and such suits and proceedings as may be necessary to preserve or protect the interests of the Trustee, the Collateral Agent and the interests of the Holders of Notes in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest under the Related Collateral Documents or be prejudicial to the interests of the Holders or of the Trustee and/or the Collateral Agent).

Section 17.04 Authorization of Receipt of Funds by the Trustee under the Related Collateral Documents. The Trustee and/or the Collateral Agent is authorized to receive any funds for the benefit of the Collateral Agent and the Holders distributed under the Related Collateral Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture with respect to the Collateral.

Section 17.05 Termination of Security Interest; Release of Collateral.

(a) Collateral will be released automatically from the Liens securing the Note Obligations of the Company and the Subsidiary Guarantors under this Indenture, the Notes, the Note Guarantees and the Related Collateral Documents without the consent or further action of any Person:

(i) in whole or in part, as applicable, upon the sale, transfer, exclusive license, agreement or other disposition of such property or assets (including a disposition resulting from eminent domain, condemnation or similar circumstances) by the Company or any Subsidiary Guarantor to the extent permitted pursuant to this Indenture and the Related Collateral Documents; provided that, solely to the extent that such transaction constitutes the sale, conveyance, assignment, transfer, lease or other disposition of all or substantially all of the

Company’s property and assets, in one transaction or a series of related transactions, such transaction complies with Article 11; and that the Company has delivered to the Trustee and the Collateral Agent an Officer’s Certificate and Opinion of Counsel stating that such transaction complies with the provisions of this Section 17.05;

(ii) with the consent of the Holders of at least 66 2/3% of the aggregate principal amount of the outstanding Notes;

(iii) with respect to any Collateral securing the Note Guarantee of any Subsidiary Guarantor, when such Subsidiary Guarantor is released in accordance with the terms of Section 18.06;

(iv) upon the occurrence of a Fundamental Change described in clauses (a) or (b) of the definition thereof; or

(v) in accordance with the applicable provisions of the Related Collateral Documents.

(b) Neither the Trustee nor the Collateral Agent shall have any duty or liability for determining the Company’s compliance with this Section 17.05, but instead may rely on the Officer’s Certificates issued by the Company under this Section 17.05.

(c) The security interests granted under this Indenture and all Related Collateral Documents will terminate upon the full and final payment and performance of all Note Obligations (other than contingent indemnification obligations for which no claim has been made) of the Company and any other obligors, if any and as applicable, under this Indenture, the Notes, the Note Guarantees and the Related Collateral Documents.

(d) The release of any Collateral from the terms of the Related Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof or affect the Lien of this Indenture or the Related Collateral Documents if and to the extent the Collateral is released pursuant to this Indenture or the Related Collateral Documents or upon the satisfaction and discharge of this Indenture. For the avoidance of doubt, the requirements of Section 314(d) of the Trust Indenture Act shall not apply to any release of the Collateral.

(e) Subject to the Intercreditor Agreement, upon such release or any release of Collateral or any part thereof in accordance with the provisions of this Indenture or the Related Collateral Documents, upon the request and at the sole cost and expense of the Company and the Subsidiary Guarantors, the Trustee shall direct the Collateral Agent to and upon such request and direction, the Collateral Agent shall:

(i) assign, transfer and deliver to the Company or the applicable Subsidiary Guarantor, as the case may be, against receipt and without recourse to or warranty by the Collateral Agent except as to the fact that the Collateral Agent has not encumbered the released assets, such of the Collateral or any part thereof to be released as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms of the Related Collateral Documents;

(ii) execute and deliver UCC financing statement amendments or releases (which shall be prepared by the Company or any Subsidiary Guarantor) to the extent necessary to delete such Collateral or any part thereof to be released from the description of assets in any previously filed financing statements; and

(iii) execute and deliver such documents, instruments or statements (which shall be prepared by the Company) and take such other action as the Company may request to cause to be released and reconveyed to the Company, or the applicable Subsidiary Guarantor, as the case may be, such Collateral or any part thereof to be released and to evidence or confirm that such Collateral or any part thereof to be released has been released from the Liens of each of this Indenture and each of the Related Collateral Documents.

Section 17.06 Maintenance of Collateral. The Company shall, and shall cause each of its Subsidiaries to keep and maintain all properties material to the conduct of its business or the business of any of its Subsidiaries in good working order and condition (ordinary wear and tear excepted), except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries’ businesses, taken as a whole; provided that nothing in this Section 17.06 shall prevent the Company or any Subsidiary from discontinuing the maintenance of any of such property if such discontinuance is, in the judgment of the Company, desirable to the conduct of the business of the Company and its Subsidiaries, taken as a whole.

Section 17.07 Concerning the Collateral Agent. The Collateral Agent shall be entitled to all of the rights, privileges, immunities and indemnities afforded to the Trustee under Article 7. The Collateral Agent may resign or be removed in accordance with Sections 7.09, 7.10 and 7.11, with references to Trustee therein deemed to be references to Collateral Agent.

Section 17.08 Intercreditor Agreement. The Trustee and the Collateral Agent shall be bound by the terms of the Intercreditor Agreement and each Holder of a Note, by accepting such Note or beneficial interest therein, agrees to all the terms and provisions of the Intercreditor Agreement and the Related Collateral Documents. Notwithstanding anything to the contrary herein or in the Related Collateral Documents, (a) this Indenture, the Liens and security interests granted to the Collateral Agent pursuant to the Related Collateral Documents and all rights and obligations of the Trustee and the Collateral Agent hereunder and thereunder are expressly subject to the Intercreditor Agreement and (b) the exercise of any right or remedy by the Trustee or the Collateral Agent under this Indenture and the Related Collateral Documents is subject to the limitations and provisions of the Intercreditor Agreement. Each Holder of a Note, by accepting such Note, agrees and authorizes and directs the Trustee and the Collateral Agent to execute the Intercreditor Agreement. Each Holder, by accepting a Note, hereby agrees that such Holder shall comply with the provisions of the Intercreditor Agreement applicable to it in its capacity as such to the same extent as if such Holder were party thereto. Without limiting any of the rights and protections (including indemnities) of the Trustee or the Collateral Agent hereunder and notwithstanding any provisions of this Indenture of the Related Collateral Documents to the contrary, in the event of any conflict or inconsistency between the terms of the Intercreditor Agreement and the terms of this Indenture or any Related Collateral Document, the terms of the Intercreditor Agreement shall govern.

ARTICLE 18

GUARANTEES

Section 18.01 Note Guarantee. Subject to this Article 18, each of the Subsidiary Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees, on a senior basis, to each Holder, the Trustee and the Collateral Agent and each of their successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal (including the Fundamental Charge Purchase Price or the Asset Sale Offer Repurchase Price, if applicable) of and accrued and unpaid interest on each of the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders, the Trustee or the Collateral Agent hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(a) Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver, amendment or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, the Related Collateral Documents and this Indenture, or pursuant to Section 18.06.

(b) If any Holder, the Trustee or the Collateral Agent is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Subsidiary Guarantors, any amount paid either to the Trustee, the Collateral Agent or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(c) Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Note Obligations guaranteed hereby until payment in full of all Note Obligations (other than contingent indemnity obligations) guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders, the Trustee and the Collateral Agent, on the other hand, (i) the maturity of the Note Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Note Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Note Obligations as provided in Article 6, such Note Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Note Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.

(d) Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Note Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(e) In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(f) Each payment to be made by a Subsidiary Guarantor in respect of its Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

(g) Neither the Company nor any Subsidiary Guarantor shall be required to make a notation on the Notes to reflect any such Note Guarantee or any such release, termination or discharge.

(h) Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee, the Collateral Agent or any Holder in enforcing any rights under this Section 18.01.

Section 18.02 Limitation on Guarantor Liability. Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, the Uniform Voidable Transactions Act or any similar U.S. federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Collateral Agent, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 18, result in the obligations of such Subsidiary Guarantor under its Note Guarantee not constituting a fraudulent conveyance, fraudulent transfer or voidable transaction under applicable law. Each Subsidiary Guarantor that makes a payment under its Note Guarantee shall be entitled upon payment in full of all Note Guaranteed obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with U.S. GAAP.

Section 18.03 Execution and Delivery. To evidence a Note Guarantee set forth in Section 18.01, each Subsidiary Guarantor shall execute this Indenture or, if after the date hereof, a supplemental indenture pursuant to which it will agree to be a Subsidiary Guarantor and become bound by the terms of this Indenture applicable to Subsidiary Guarantors, including without limitation, this Article 18.

(a) Pursuant to any such supplemental indenture, each Subsidiary Guarantor shall agree that its Note Guarantee set forth in Section 18.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

(b) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

(c) If required by Section 4.19, the Company shall cause any newly created or acquired Subsidiary that is not an Excluded Subsidiary, or any Subsidiary previously deemed to be an Excluded Subsidiary that ceases to be an Excluded Subsidiary, to comply with the provisions of Section 4.19 and this Article 18, to the extent applicable, within 30 calendar days on which such Subsidiary that is not an Excluded Subsidiary is created or acquired or ceases to be an Excluded Subsidiary.

Section 18.04 Subrogation. Each Subsidiary Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Subsidiary Guarantor pursuant to the provisions of Section 18.01; provided that, if an Event of Default has occurred and is continuing, no Subsidiary Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

Section 18.05 Benefits Acknowledged. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

Section 18.06 Release of Note Guarantees. A Note Guarantee by a Subsidiary Guarantor shall be automatically and unconditionally released and discharged, and such Note Guarantee shall thereupon terminate and be discharged and of no further force and effect, and no further action by such Subsidiary Guarantor, the Company or the Trustee shall be required for the release of such Subsidiary Guarantor’s Note Guarantee:

(i) concurrently with any sale, exchange, disposition or transfer (by merger or otherwise) of (x) any Capital Stock of such Subsidiary Guarantor following which such Subsidiary Guarantor is no longer a Subsidiary of the Company or (y) all or substantially all assets of such Subsidiary Guarantor to a Person other than the Company or one of its Subsidiaries;

(1) upon the merger or consolidation of such Subsidiary Guarantor with and into either the Company or any other Subsidiary Guarantor wherein the Company or such other Subsidiary Guarantor, as applicable, is the surviving Person in such merger or consolidation;

(2) upon the dissolution or liquidation of such Subsidiary Guarantor following the transfer of all or substantially all of its assets to either the Company or another Subsidiary Guarantor;

(3) concurrently with such Subsidiary becoming an Excluded Subsidiary (subject to the proviso thereof) (provided that, in the case of a Subsidiary becoming an Excluded Subsidiary by virtue of ceasing to be a Wholly Owned Subsidiary, such release shall only apply if such transaction is entered into for a bona fide business purpose and not to circumvent the requirement to provide a Note Guarantee or grant security); or

(4) upon the occurrence of a Fundamental Change described in clauses (a) or (b) of the definition thereof.

(ii) Upon such Subsidiary Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Section 18.06 relating to such release have been complied with.

At the written request, and sole cost and expense, of the Company, the Trustee (or the Collateral Agent, if applicable) shall execute and deliver any documents reasonably requested by the Company in order to evidence such release, discharge and termination in respect of the applicable Note Guarantee.

ARTICLE 19~~ARTICLE 17~~

MISCELLANEOUS PROVISIONS

Section 19.01 ~~Section 17.01~~ Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 19.02 ~~Section 17.02~~ Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 19.03 ~~Section 17.03~~ Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee, Collateral Agent or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is delivered by the Company to the Trustee and Collateral Agent) to UpHealth, Inc., 14000 S Military Trail, Delray Beach, Florida, 33484, Attention: General Counsel, with a copy sent to DLA Piper LLP (US), 555 Mission Street, Suite 2400, San Francisco, CA 94105-2933, Attention: Jeffrey C. Selman, Esq. Any notice, direction, request or demand hereunder to or upon the Trustee or the Collateral Agent shall be deemed to have been sufficiently given or made, for all purposes, if it is in writing and actually received by the Trustee or the Collateral Agent, as applicable, at the Corporate Trust Office. In no event shall the Trustee, Collateral Agent or the Conversion Agent be obligated to monitor any website maintained by the Company or any press releases issued by the Company.

The Trustee and Collateral Agent, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication delivered or to be delivered to a Holder of Physical Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed. Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the Applicable Procedures of the Depositary and shall be sufficiently given to it if so delivered within the time prescribed.

Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or delivered, as the case may be, in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 19.04 ~~Section 17.04~~ Governing Law; Jurisdiction. THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes ~~and~~, the Trustee and the Collateral Agent, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 19.05 ~~Section 17.05~~ Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee and Collateral Agent. Upon any application or demand by the Company to the Trustee or Collateral Agent to take any action under any of the provisions of this Indenture or the Related Collateral Documents, the Company shall furnish to the Trustee and Collateral Agent, if applicable, an Officer’s Certificate and an Opinion of Counsel, stating that such action is permitted by the terms of this Indenture and the Related Collateral Documents, if applicable, and that all conditions precedent to such action have been complied with. With respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Each Officer’s Certificate and Opinion of Counsel provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee or Collateral Agent, as applicable, with respect to compliance with this Indenture (other than the Officer’s Certificates provided for in Section 4.08) shall include (a) a statement that the person signing such certificate is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture and the Related Collateral Documents, if applicable; and (d) a statement as to whether or not, in the judgment of such person, such action is permitted by this Indenture and the Related Collateral Documents, if applicable, and that all conditions precedent to such action have been complied with.

Section 19.06 ~~Section 17.06~~ Legal Holidays. In any case where any Interest Payment Date, any Fundamental Change Repurchase Date or the Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue on any such payment in respect of the delay.

Section 19.07 ~~Section 17.07 No Security Interest Created~~[Reserved].~~. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.~~

Section 19.08 ~~Section 17.08~~ Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any Custodian, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 19.09 ~~Section 17.09~~ Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 19.10 ~~Section 17.10~~ Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section  ~~17.10~~19.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall deliver notice of such appointment to all Holders.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section ~~17.10~~19.10 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section  ~~17.10~~19.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

_________________________,
as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

Section 19.11 ~~Section 17.11~~ Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other ~~electronic means~~Electronic Means shall be deemed to be their original signatures for all purposes. Unless otherwise provided in this Indenture or in any Note, the words “execute,” “execution,” “signed” and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, any Note or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, neither the Trustee ~~is not~~nor the Collateral Agent is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee and Collateral Agent, if applicable, pursuant to procedures approved by the Trustee and Collateral Agent, if applicable.

Section 19.12 ~~Section 17.12~~ Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 19.13 ~~Section 17.13~~ Waiver of Jury Trial. EACH OF THE COMPANY ~~AND~~, THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 19.14 ~~Section 17.14~~ Force Majeure. In no event shall the Trustee or Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, pandemics, epidemics, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or the unavailability of the Federal Reserve Bank wire or telex write or communication facility; it being understood that the Trustee and Collateral Agent shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 19.15 ~~Section 17.15~~ Calculations. The Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, the Daily VWAPs, accrued interest payable on the Notes, any Additional Interest on the Notes, the Conversion Rate of the Notes, Buy-In Price, Maximum Percentage, and Excess Shares~~,~~ . The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee ~~and~~, Conversion Agent and Collateral Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any registered Holder of Notes upon the written request of that Holder at the sole cost and expense of the Company. ~~Neither~~None of the Trustee ~~nor~~, the Conversion Agent or the Collateral Agent will have any responsibility to make calculations under this Indenture, nor will ~~either~~any of them have any responsibility to monitor the Company’s stock or trading price, determine whether the conditions to convertibility of the Notes have been met or determine whether the circumstances requiring changes to the Conversion Rate have occurred.

Section 19.16 ~~Section 17.16~~ USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee and Collateral Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee and Collateral Agent with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

Section 19.17  ~~Section 17.17~~ Tax Withholding.

(a) ~~.~~ The Company or the Trustee, as the case may be, shall be entitled to make a deduction or withholding from any payment which it makes under this Indenture for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto, in each case, that a Holder is subject to pursuant to the Indenture (“Applicable Tax Law”), or by virtue of the relevant Holder failing to satisfy any certification or other requirements under Applicable Tax Law in respect of the Notes, in which event the Company or the Trustee, as the case may be, shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted and shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax.

(b) The Company hereby covenants with the Trustee that it will provide the Trustee with sufficient information so as to enable the Trustee to determine whether or not the Trustee is obliged, in respect of any payments to be made by it pursuant to this Indenture, to make any deduction or withholding under this Section 19.17.

(c) The Company shall indemnify the Trustee for, and hold it harmless for, from and against, any loss, liability, damage, cost, claim or expense reasonably incurred without gross negligence, bad faith or willful misconduct, arising out of or in connection with actions taken or omitted pursuant to this Section or the failure of the Trustee for any reason to receive on a timely basis any such information or documentation requested by it or otherwise required by applicable law or regulations to be obtained, furnished or filed in respect of such withholding taxes under this Section 19.17.

(d) Notwithstanding any other provision of this Indenture, if the Company, the Trustee or other applicable withholding agent pays withholding taxes or backup withholding on behalf of the Holder as a result of an adjustment or the nonoccurrence of an adjustment to the Conversion Rate, the Company, the Trustee or other applicable withholding agent may, at its option, withhold from or set off such payments against payments of cash and shares of Common Stock on the Note (or any payments on the Common Stock) or sales proceeds received by or other funds or assets of the Holder.

Section 19.18 Electronic Means. The Trustee and Collateral Agent shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and the Related Collateral Documents and delivered using Electronic Means; provided, however, that the Company and/or the Holders, as applicable, shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the

Company and/or the Holders, as applicable, whenever a person is to be added or deleted from the listing. If the Company and/or the Holders, as applicable, elect to give the Trustee or to the Collateral Agent Instructions using Electronic Means and the Trustee and/or the Collateral Agent, as applicable, in its discretion elects to act upon such Instructions, the Trustee and/or the Collateral Agent’s understanding of such Instructions shall be deemed controlling. The Company and the Holders understand and agree that the Trustee and/or the Collateral Agent, as applicable, cannot determine the identity of the actual sender of such Instructions and that the Trustee and/or the Collateral Agent shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee and/or the Collateral Agent have been sent by such Authorized Officer. The Company and the Holders, as applicable, shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and/or the Collateral Agent and that the Company, the Holders and all Authorized Officers, as applicable, are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company and/or the Holders, as applicable. The Trustee and/or the Collateral Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee and/or the Collateral Agent’ reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company and the Holders agree: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee and/or the Collateral Agent, including without limitation the risk of the Trustee and/or the Collateral Agent acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company and/or the Holders, as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

[~~Remainder of page intentionally left blank~~Signature Pages Intentionally Omitted]

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY AND THE RELATED NOTE GUARANTEES AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF UPHEALTH, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C) TO A PERSON THAT ~~YOU~~THE ACQUIRER REASONABLY ~~BELIEVE~~BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE IMMEDIATELY PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.]1

[1]

Subject to the procedures of the Depositary, the Restrictive Legend shall be deemed removed from the face of this Note without further action by the Company, Trustee or the Holders of this Note at such time and in the manner provided under Section 2.05 of the Indenture.

UpHealth, Inc.

6.25% Convertible Senior Note due 2026

No. [   ]

[Initially]2 $[160,000,000]

CUSIP No. [91532B AA9]3

UpHealth, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]4 [   ]5, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]6 [of $[   ]]7, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $160,000,000 in aggregate at any time, in accordance with the rules and procedures of the Depositary, on June 15, 2026, and interest thereon as set forth below.

This Note shall bear interest at the rate of 6.25% per year from June 9, 2021, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until June 15, 2026. Interest is payable semi-annually in arrears on each June 15 and December 15 of each year (or, if such day is not a Business Day, the next succeeding Business Day), commencing on December 15, 2021, to Holders of record at the close of business on the preceding June 1 and December 1 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 6.03 of the within-mentioned Indenture and the interest rate is subject to increase as set forth in Section 4.13 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest and any increase in interest rate if, in such context, Additional Interest and such increased rate is, was or would be payable pursuant to Sections 4.13 or 6.03, as applicable, and any express mention of the payment of Additional Interest or an increase in the interest rate in any provision therein shall not be construed as excluding Additional Interest or such increase in interest rate in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.

[2]	Include if a global note.
[3]

Subject to the procedures of the Depositary, at such time as the Company notifies the Trustee that the Restrictive Legend is to be removed in accordance with the Indenture, the CUSIP number for this Note shall be deemed to be [   ].

[4]	Include if a global note.
[5]	Include if a physical note.
[6]	Include if a global note.
[7]	Include if a physical note.

The Company shall pay the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and the Corporate Trust Office located in the United States of America as a place where Notes may be presented for payment or for registration of transfer and exchange.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into shares of Common Stock on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

UPHEALTH, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

~~WILMINGTON~~THE BANK OF NEW YORK MELLON TRUST~~, NATIONAL ASSOCIATION~~ COMPANY, N.A., as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

UpHealth, Inc.

6.25% Convertible Senior Note due 2026

This Note is one of a duly authorized issue of Notes of the Company, designated as its 6.25% Convertible Senior Notes due 2026 (the “Notes”), limited to the aggregate principal amount of $160,000,000 all issued or to be issued under and pursuant to an Indenture dated as of June 9, 2021 (the “Indenture”), ~~between~~among the Company ~~and~~, the Subsidiary Guarantors from time to time party thereto and The Bank of New York Mellon Trust Company, N.A., as successor to Wilmington Trust, National Association, as trustee (the “Trustee”), and as collateral agent (the “Collateral Agent”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Collateral Agent, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

Notwithstanding any other provision of the Indenture or any provision of this Note, each Holder shall have the contractual right to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price or the Asset Sale Offer Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, this Note, on or after the respective due dates expressed or provided for in this Note or in the Indenture, and the contractual right to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates, shall not be amended without the consent of each Holder.

The Notes are issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes are not subject to redemption through the operation of any sinking fund or otherwise.

The Notes are guaranteed by the Company’s Subsidiaries other than the Excluded Subsidiaries and secured by a first-priority Lien on the Collateral.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into shares of Common Stock at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common Additional abbreviations may also be used though not in the above list.

SCHEDULE A8

SCHEDULE OF EXCHANGES OF NOTES

UpHealth, Inc.

6.25% Convertible Senior Notes due 2026

The initial principal amount of this Global Note is ONE HUNDRED SIXTY MILLION DOLLARS ($160,000,000). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[8]	Include if a global note.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:	The Bank of New York Mellon Trust Company, N.A.

4655 Salisbury Road, Suite 300

Jacksonville, Florida 32256

~~To:~~	~~Wilmington Trust, National Association~~

~~Global Capital Markets~~

~~50 South Sixth Street, Suite 1290~~

~~Minneapolis, MN 55402~~

~~Attention: UpHealth Notes Administrator~~

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature

Signature Guarantee

Signature(s) must be guaranteed by

an eligible Guarantor Institution

(banks, stock brokers, savings and

loan associations and credit unions)

with membership in an approved

signature guarantee medallion program

pursuant to Securities and Exchange

Commission Rule 17Ad-15 if shares of Common Stock are to

be issued, or

Notes are to be delivered, other than

to and in the name of the registered holder.

1

Fill in for registration of shares if to be issued,

and Notes if to be delivered, other than to and in the name

of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address
Principal amount to be converted (if less than all):

$ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

2

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: Paying Agent

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from UpHealth, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number Principal amount to be repaid (if less than all): $__________,000
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1

ATTACHMENT 3

[FORM OF ASSET SALE OFFER REPURCHASE NOTICE]

To: Paying Agent

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from UpHealth, Inc. (the “Company”) as to the occurrence of an Asset Sale Offer with respect to the Company and specifying the Asset Sale Offer Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 14.07(c) of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Asset Sale Offer Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Asset Sale Offer Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all):

$   ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

~~ATTACHMENT 3~~

1

ATTACHMENT 4

[FORM OF ASSIGNMENT AND TRANSFER]

For value received          hereby sell(s), assign(s) and transfer(s) unto          (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints          attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

1

Dated:

Signature(s)

Signature Guarantee Signature(s) must be guaranteed by an eligible

Guarantor Institution (banks, stockbrokers, savings

and loan associations and credit unions) with

membership in an approved signature guarantee

medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to

be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must

correspond with the name as written upon the face of

the Note in every particular without alteration or

enlargement or any change whatever.

2

EXHIBIT B

FORM OF SECURITY AGREEMENT

B-1

Annex B

Exhibit B to the Indenture

[Attached]

Execution Version

SECURITY AND PLEDGE AGREEMENT

Dated as of February 9, 2024

among

Each Grantor From Time to time Party Hereto

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as the Collateral Agent for the Secured Parties

6.25% Convertible Senior Notes due 2026

SCHEDULE 1	—	INFORMATION AND COLLATERAL LOCATIONS
SCHEDULE 2	—	COMMERCIAL TORT CLAIMS
SCHEDULE 3	—	INTELLECTUAL PROPERTY
SCHEDULE 4	—	PLEDGED COMPANIES
SCHEDULE 5	—	UCC FILING JURISDICTIONS
SCHEDULE 6	—	ACCOUNTS
SCHEDULE 7	—	NEGOTIABLE COLLATERAL
ANNEX 1	—	FORM OF JOINDER
EXHIBIT A	—	FORM OF COPYRIGHT SECURITY AGREEMENT
EXHIBIT B	—	FORM OF PATENT SECURITY AGREEMENT
EXHIBIT C	—	FORM OF TRADEMARK SECURITY AGREEMENT
EXHIBIT D	—	FORM OF PLEDGED INTERESTS ADDENDUM

SECURITY AND PLEDGE AGREEMENT dated as of February 9, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) by and among the Grantors listed on the signature pages hereof and those additional Persons that hereafter become parties hereto by executing a Joinder (the “Grantors,” as more fully set forth in Section 1), and The Bank of New York Mellon Trust Company, N.A., successor to Wilmington Trust, National Association, as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent,” as more fully set forth in Section 1).

W I T N E S E T H:

WHEREAS, reference is made to that certain Indenture dated as of June 9, 2021 (the “Issue Date”) (as supplemented and amended by that certain First Supplement Indenture, dated as of February 9, 2024, and as it may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”) between UpHealth, Inc.., a Delaware corporation (the “Company”), the Subsidiary Guarantors from time to time party thereto and The Bank of New York Mellon Trust Company, N.A., successor to Wilmington Trust, National Association, a national banking association, as trustee (in such capacity, the “Trustee”) and the Collateral Agent;

WHEREAS, pursuant to the Indenture, the Company has issued $160,000,000 principal amount of its 6.25% Convertible Senior Notes due 2026 (together with any additional notes issued pursuant to Section 2.10 of the Indenture, the “Notes”) upon the terms and subject to the conditions set forth therein;

WHEREAS, Wilmington Trust, National Association has been appointed to serve as Collateral Agent under the Indenture and, in such capacity, to enter into this Agreement;

WHEREAS, pursuant to the Indenture, each Subsidiary Guarantor has unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, to the Collateral Agent, for the benefit of the Secured Parties, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations;

WHEREAS, each Subsidiary Guarantor is a Subsidiary of the Company and, as such, will receive substantial benefits from the execution, delivery and performance of the obligations under the Indenture and the Secured Obligations and each is, therefore, willing to enter into this Agreement; and

WHEREAS, this Agreement is made by the Grantors in favor of the Collateral Agent for the benefit of the Secured Parties to secure the payment and performance in full when due of the Secured Obligations.

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. All initially capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Indenture. Any terms (whether capitalized or lower case) used in this Agreement that are defined in the Code (including, without limitation, Account, Account Debtor, Chattel Paper, Commercial Tort Claims, Commodities Account, Deposit Account, Drafts, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Inventory, Instruments, Letters of Credit, Letter of Credit Rights, Promissory Notes, Proceeds, Securities Account and Supporting Obligations) shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Indenture; provided, that to the extent that the Code is used to define any term used herein and if such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern. The terms defined in this Section 1 include the plural as well as the singular. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

“Account” means an account (as that term is defined in Article 9 of the Code).

1

“Acquisition Documents” means the agreements, instruments and documents evidencing or entered into in connection with an acquisition permitted under the Note Documents by a Grantor.

“Agreement” has the meaning specified in the first paragraph hereto.

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Books” means books, records (including each Grantor’s Records indicating, summarizing, or evidencing such Grantor’s assets (including the Collateral) or liabilities, each Grantor’s Records relating to such Grantor’s business operations or financial condition, and each Grantor’s goods or General Intangibles related to such information), files, correspondence, customer lists, supplier lists and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Code” means the New York Uniform Commercial Code, as in effect from time to time; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to the Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” means the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

“Collateral” has the meaning specified therefor in Section 2.

“Collateral Agent” means the Person named as the “Collateral Agent” in the first paragraph of this Agreement until a successor collateral agent shall have become such pursuant to the applicable provisions of this Agreement and the Indenture, and thereafter “Collateral Agent” shall mean or include each Person who is then the Collateral Agent hereunder.

“Collateral Support” means all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds, and tax refunds).

“Commercial Tort Claims” means commercial tort claims (as that term is defined in the Code), and includes those commercial tort claims listed on Schedule 2.

“Company” shall have the meaning specified in the first paragraph of this Agreement, and subject to the provisions of Article 11 of the Indenture, shall include its successors and permitted assigns.

“Control Agreement” means a control agreement, in form and substance reasonably necessary to perfect the security interest in favor of Collateral Agent, executed and delivered by a Grantor, Collateral Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account). The Collateral Agent shall not be required to indemnify any securities intermediary or bank in connection with a Control Agreement.

2

“Copyright Security Agreement” means each Copyright Security Agreement executed and delivered by Grantors, or any of them, and the Collateral Agent, in substantially the form of Exhibit A.

“Copyrights” means any and all rights in any works of authorship and derivative works, whether published or unpublished, including (i) copyrights and moral rights, (ii) copyright registrations and recordings thereof and all applications in connection therewith including those listed on Schedule 3, (iii) income, license fees, royalties, damages, and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements, misappropriations, and violations thereof, (iv) the right to sue for past, present, and future infringements, misappropriations, and violations thereof, and (v) all of each Grantor’s rights corresponding thereto throughout the world.

“Excluded Accounts” means Deposit Accounts or Securities Accounts the balance of which consists exclusively of (a) payroll and other employee wage or benefit accounts, (b) tax accounts, including, without limitation, sales tax accounts, (c) accounts used as escrow, fiduciary and trust accounts, and (d) accounts constituting (and the balance of which consists solely of funds set aside in connection with) cash collateral for letters of credit permitted under the Indenture.

“Excluded Property” means any of the following:

(a) any General Intangible or authorization, permit, lease, license, franchise, charter, contract, Intellectual Property, property right or agreement to which any Grantor is a party or any of its rights, title or interests thereunder, in each case, if and only to the extent that the grant of a security interest hereunder shall constitute or result in a breach of a term or provision of, or the termination of the abandonment, invalidation or unenforceability or a default under the terms of, such authorization, permit, lease, license, contract, franchise, charter, Intellectual Property, property right or agreement (other than to the extent that any such law, rule, regulation, term or provision would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Code of any relevant jurisdiction or any other applicable law (including any debtor relief law or principle of equity)); provided, however, that the Collateral shall include (and such Security Interest shall automatically attach and the definition of Excluded Property shall not then include) immediately at such time as the contractual or legal provisions referred to above shall no longer be applicable and to the extent severable, and shall attach immediately to any portion of such permit, lease, license, contract or agreement not subject to the provisions specified above;

(b) any letter-of-credit rights to the extent any Grantor is required by applicable law to apply the proceeds of a drawing of such letter of credit for a specified purpose;

(c) (i) with respect to any Trademarks, applications in the PTO to register Trademarks on the basis of any of Grantor’s “intent to use” such Trademarks will not be deemed to be Collateral unless and until a “statement of use” or “amendment to allege use” has been filed and accepted in the PTO, whereupon such application shall be automatically subject to the Security Interest granted herein and deemed to be included in the Collateral, and (ii) with respect to any other Trademark or any Patents or Copyrights, such Trademarks, Patents or Copyrights will not be deemed to be Collateral if the creation of a Security Interest therein will constitute or result in the abandonment, impairment, invalidation or unenforceability thereof any assets to the extent and for so long as the pledge of such assets is prohibited by law and such prohibition is not overridden by the Code or other applicable law;

(d) margin stock (within the meaning of Regulation U issued by the Federal Reserve Board) to the extent the creation of a Security Interest therein in favor of the Collateral Agent will result in a violation of Regulation U issued by the Federal Reserve Board;

3

(e) any property subject to a purchase money arrangement or Capital Lease Obligation permitted under clause (d) of the definition of Permitted Indebtedness to the extent that a grant of a Security Interest therein would violate or invalidate such purchase money arrangement or Capital Lease Obligation or create a right of termination in favor of any other party thereto after giving effect to the applicable anti-assignment provisions of the Code as in effect in the relevant state or any other applicable law governing such prohibition; and

(f) assets to the extent as to which pledges thereof of Security Interest therein are prohibited or restricted by applicable law (including any requirement to obtain the consent of (i) any governmental authority or (ii) similar regulatory third party, in each case, except to the extent such consent has been obtained).

“Federal Reserve Board” means the United States Federal Reserve Board of Governors.

“General Intangibles” means general intangibles (as that term is defined in the Code), and includes payment intangibles, software, contract rights, rights to payment, rights under Swap Contracts (including the right to receive payment on account of the termination (voluntarily or involuntarily) of such Swap Contracts), rights arising under common law, statutes, or regulations, choses or things in action, goodwill, Intellectual Property, Intellectual Property Licenses, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under Acquisition Documents, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.

“Grantors” shall have the meaning specified in the first paragraph of this Agreement, and subject to the provisions of Article 11 of the Indenture, shall include its successors and permitted assigns.

“Indenture” has the meaning set forth in the preamble hereto.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intellectual Property” means any and all (i) Patents, Copyrights, Trademarks, trade secrets, know-how, inventions (whether or not patentable), algorithms, software programs (including source code and object code), processes, product designs, industrial designs, operating manuals, blueprints, drawings, data, customer lists, URLs and domain names, specifications, documentations, reports, catalogs, literature, and any other forms of technology or proprietary information of any kind, including all rights therein and all applications for registration or registrations thereof, (ii) all copies and embodiments of any of the foregoing (in whatever form or medium), (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements, misappropriations, violations thereof, (iv) the right to sue for past, present, and future infringements, misappropriations, and violations thereof, and (v) all rights corresponding thereto throughout the world.

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“Intellectual Property Licenses” means, with respect to any Person (the “Specified Party”), (i) any licenses or other similar rights provided to the Specified Party in or with respect to Intellectual Property owned or controlled by any other Person, (ii) any licenses or other similar rights provided to any other Person in or with respect to Intellectual Property owned or controlled by the Specified Party, in each case, including (A) any software license agreements (other than license agreements for commercially available off-the-shelf software that is generally available to the public which have been licensed to a Grantor pursuant to end-user licenses), (B) the license agreements listed on Schedule 3, and (C) the right to use any of the licenses or other similar rights described in this definition in connection with the enforcement of the Secured Parties’ rights under the Note Documents, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect to clause (i) and (ii) above, including payments thereunder and damages and payments for past, present, or future infringements, misappropriations, and violations thereof, (iv) the right to sue for past, present, and future breach or violations thereof, and (v) all rights corresponding thereto throughout the world.

“Investment Property” means (i) any and all investment property (as that term is defined in the Code), and (ii) any and all of the following (regardless of whether classified as investment property under the Code): all Pledged Interests, including all Pledged Operating Agreements and Pledged Partnership Agreements.

“Joinder” means each Joinder to this Agreement executed and delivered by the Collateral Agent and each of the other parties listed on the signature pages thereto, in substantially the form of Annex 1.

“Material Adverse Change” means a change that results in or causes, (a) a material adverse change in, or a material adverse effect upon, the financial condition, business, performance, operations or property of Grantor; (b) a material impairment of the ability of any Grantor to perform its obligations under any Note Document; or (c) a material adverse effect upon the validity or enforceability of any Note Document or the rights and remedies of the Secured Parties.

“Negotiable Collateral” means letters of credit, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), instruments, promissory notes, drafts and documents (as each such term is defined in the Code) and Pledged Notes.

“Note Documents” means the Notes, the Indenture, and the Related Collateral Documents.

“Patent Security Agreement” means each Patent Security Agreement executed and delivered by Grantors, or any of them, and the Collateral Agent, in substantially the form of Exhibit B.

“Patents” means patents and patent applications, including (i) the patents and patent applications listed on Schedule 3, (ii) all continuations, divisionals, continuations-in- part, re-examinations, reissues, and renewals thereof and improvements thereon, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements, misappropriations, or violations thereof, (iv) the right to sue for past, present, and future infringements, misappropriations, or violations thereof, and (v) all of each Grantor’s rights corresponding thereto throughout the world.

“Pledged Companies” means each Person listed on Schedule 4 as a “Pledged Company”, together with each other Person, all or a portion of whose Capital Stock is acquired or otherwise owned by a Grantor after the Issue Date.

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“Pledged Interests” means all of each Grantor’s right, title and interest in and to all of the Capital Stock listed on Schedule 4 and all other Capital Stock now owned or hereafter acquired by such Grantor, regardless of class or designation, including on each of the Pledged Companies, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Capital Stock, the right to receive any certificates representing any of the Capital Stock, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and the right to receive all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and all cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

“Pledged Interests Addendum” means a Pledged Interests Addendum substantially in the form of Exhibit D.

“Pledged Notes” means all of each Grantor’s right, title and interest in and to all of the promissory notes listed on Schedule 4 and all other promissory notes now owned or hereafter acquired by such Grantor, and all substitutions therefor and replacements thereof and all proceeds thereof and all rights relating thereto.

“Pledged Operating Agreements” means all of each Grantor’s rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies.

“Pledged Partnership Agreements” means all of each Grantor’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships.

“Proceeds” has the meaning specified therefor in Section 2.

“PTO” means the United States Patent and Trademark Office.

“Records” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

“Secured Obligations” means the obligations of any Grantor and any other obligor under the Note Documents (i) to pay principal, premium, if any, and interest (including any interest accruing after the commencement of bankruptcy or insolvency proceedings) when due and payable, and all other amounts due or to become due, in each case, under or in connection with the Indenture, the Notes and any other Note Document, and (ii) to perform all of their other respective obligations to the Trustee, the Collateral Agent and the Holders under the Note Documents, in each case, according to the respective terms thereof (including, in the case of each of clauses (i) and (ii) reasonable and documented out-of-pocket attorneys’, agents’ and professional advisors’ fees and expenses and any interest, fees, or expenses that accrue after the filing of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any Insolvency Proceeding).

“Secured Parties” means, collectively, the Collateral Agent, the Trustee, the Holders and the other Persons the Secured Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Related Collateral Documents.

“Security Interest” has the meaning specified therefor in Section 2.

“Specified Party” has the meaning specified therefor in the definition of Intellectual Property Licenses in this Agreement.

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“Supporting Obligations” means supporting obligations (as such term is defined in the Code), and includes letters of credit and guaranties issued in support of Accounts, Chattel Paper, documents, General Intangibles, instruments or Investment Property.

“Trademark Security Agreement” means each Trademark Security Agreement executed and delivered by Grantors, or any of them, and the Collateral Agent, in substantially the form of Exhibit C.

“Trademarks” means any and all trademarks, trade names, registered trademarks, trademark applications, trade styles, service marks, registered service marks and service mark applications, including (i) the trade names, registered trademarks, trademark applications, registered service marks and service mark applications listed on Schedule 3, (ii) all renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements, misappropriations, violations, or dilutions thereof, (iv) the right to sue for past, present and future infringements and dilutions thereof, (v) the goodwill of each Grantor’s business symbolized by the foregoing or connected therewith, and (vi) all of each Grantor’s rights corresponding thereto throughout the world.

“URL” means “uniform resource locator,” an internet web address.

“Vehicles” means motor vehicles and other assets subject to a certificate of title statute.

2. Grant of Security.

(a) Each Grantor hereby unconditionally grants to the Collateral Agent, for the benefit of the Secured Parties, to secure the Secured Obligations, a continuing security interest (hereinafter referred to as the “Security Interest”) in all of such Grantor’s right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (collectively, the “Collateral”):

(i) all of such Grantor’s Accounts;

(ii) all of such Grantor’s Books;

(iii) all of such Grantor’s Chattel Paper;

(iv) all of such Grantor’s Deposit Accounts, Securities Accounts and Commodities Accounts;

(v) all of such Grantor’s Goods, Equipment and Fixtures;

(vi) all of such Grantor’s General Intangibles;

(vii) all of such Grantor’s Intellectual Property and Intellectual Property Licenses;

(viii) all of such Grantor’s Documents;

(ix) all of such Grantor’s Inventory;

(x) all of such Grantor’s Investment Property;

(xi) all of such Grantor’s Negotiable Collateral;

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(xii) all of such Grantor’s Supporting Obligations;

(xiii) all of such Grantor’s Commercial Tort Claims;

(xiv) all of such Grantor’s Pledged Interests (including all of such Grantor’s Pledged Operating Agreements and Pledged Partnership Agreements);

(xv) all of such Grantor’s money or cash equivalents or other assets of such Grantor that now or hereafter come into existence, whether or not in the possession, custody, or control of the Collateral Agent (or its agent or designee) or any other Secured Party; and

(xvi) all of the Proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Collateral Support, Commodities Accounts, Deposit Accounts, Securities Accounts, Equipment, Fixtures, General Intangibles, Goods, Intellectual Property, Intellectual Property Licenses, Inventory, Pledged Interests, Investment Property, Negotiable Collateral, Supporting Obligations, Vehicles, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (the “Proceeds”). Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to any Grantor or Collateral Agent from time to time with respect to any of the Investment Property.

Notwithstanding anything contained in this Agreement to the contrary, the term “Collateral” shall not include any Excluded Property.

3. Security for Secured Obligations. The Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Agreement also secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by the Grantors, or any of them, to the Collateral Agent and the other Secured Parties or any of them, but for the fact that they are unenforceable or not allowable (in whole or in part) as a claim in an Insolvency Proceeding involving any Grantor due to the existence of such Insolvency Proceeding. Further, the Security Interest created hereby encumbers each Grantor’s right, title, and interest in all Collateral, whether now owned by such Grantor or hereafter acquired, obtained, developed, or created by such Grantor and wherever located.

4. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each of the Grantors shall remain liable under the contracts and agreements included in the Collateral, including the Pledged Operating Agreements and the Pledged Partnership Agreements, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent or any other Secured Party of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) none of the Secured Parties shall have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall any of the Secured Parties be obligated to perform any of the obligations or duties of any Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Until an Event of Default shall occur and be continuing, except

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as otherwise provided in this Agreement, the Indenture or any other Note Document, Grantors shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of their respective businesses, subject to and upon the terms hereof and of the Indenture and the other Note Documents. Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Interests, including all voting, consensual, dividend, and distribution rights, shall remain in the applicable Grantor until (i) the occurrence and continuance of an Event of Default and (ii) the Collateral Agent has notified the applicable Grantor of the Collateral Agent’s election to exercise such rights with respect to the Pledged Interests pursuant to Section 15.

5. Representations and Warranties. Each Grantor hereby represents and warrants to the Collateral Agent, for the benefit of the Secured Parties, that as of the date hereof:

(a) The exact legal name (within the meaning of Section 9-503 of the Code) of each Grantor, type of entity of each Grantor, its jurisdiction of organization, the organizational number issued to it by its jurisdiction of organization and its federal employer or tax identification number are set forth on Schedule 1.

(b) Each Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Schedule 1. As of the date hereof, all of each Grantor’s locations where Collateral is located are listed on Schedule 1. All of said locations are owned by such Grantor except for locations (i) which are leased by such Grantor as lessee and set forth on Schedule 1 and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as set forth on Schedule 1.

(c) Schedule 2 sets forth all Commercial Tort Claims of any Grantor for which the expected amount recoverable exceeds $250,000.

(d) Schedule 3 provides a complete and correct list of (i) all registered Copyrights owned by any Grantor and all applications for registration of Copyrights owned by any Grantor; (ii) all Intellectual Property Licenses entered into by any Grantor pursuant to which (A) any Grantor has provided any license or other rights in Intellectual Property that is material to the business of such Grantor owned or controlled by such Grantor to any other Person other than non-exclusive licenses granted in the ordinary course of business or (B) any Person has granted to any Grantor any exclusive license or other rights in Intellectual Property owned or controlled by such Person that is material to the business of such Grantor, including any Intellectual Property that is incorporated in any Inventory, software, or other product marketed, sold, licensed, or distributed by such Grantor, other than licenses of commercially-available software; (iii) all Patents owned by any Grantor and all applications for Patents owned by any Grantor; and (iv) all registered Trademarks owned by any Grantor, all applications for registration of Trademarks owned by any Grantor, and all other Trademarks owned by any Grantor and material to the conduct of the business of any Grantor.

(e) This Agreement creates a valid security interest in the Collateral of each Grantor, to the extent a security interest therein can be created under the Code, securing the payment of the Secured Obligations. Except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the Code or the delivery of Control Agreements with respect to Deposit Accounts and Securities Accounts, all filings and other actions necessary to perfect and protect such security interest have been duly taken or will have been taken upon the filing of financing statements listing each applicable Grantor, as a debtor, and the Collateral Agent, as secured party, in the jurisdictions listed next to such Grantor’s name on Schedule 5, or the delivery of Control Agreements with respect to each of the Deposit Accounts and Securities Accounts listed on Schedule 6. Upon the making of such filings and the delivery of such Control Agreements, Collateral Agent shall have a perfected security interest in and upon the

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Collateral (other than the Excluded Accounts and subordinate only to Permitted Liens) to the extent such security interest can be perfected by the filing of a financing statement or the delivery of a Control Agreement. Upon filing of the Copyright Security Agreement with the United States Copyright Office, filing of the Patent Security Agreement and the Trademark Security Agreement with the PTO, and the filing of appropriate financing statements in the jurisdictions listed on Schedule 5, all action necessary to protect and perfect the Security Interest in the United States in and on each Grantor’s Patents, Trademarks, or Copyrights has been taken and such perfected Security Interest is enforceable as such as against any and all creditors of and purchasers from any Grantor.

(f) Schedule 4 provides a complete and correct list of all Capital Stock owned by any Grantor and all other investment property owned by any Grantor.

(g) (i) Except for the Security Interest created hereby, each Grantor is the sole holder of record and the legal and beneficial owner, free and clear of all Liens (other than Permitted Liens), of the Pledged Interests indicated on Schedule 4 as being owned by such Grantor and, when acquired by such Grantor, any Pledged Interests acquired after the date hereof; (ii) all of the Pledged Interests are duly authorized, validly issued, fully paid, nonassessable, and, to the extent that (x) such Pledged Interests are “securities” for purposes of Articles 8 and 9 of the Code or (y) the applicable Pledged Company has elected to have such Pledged Interests treated as “securities” for such purposes, certificated and the Pledged Interests constitute or will constitute the percentage of the issued and outstanding Capital Stock of the Pledged Companies of such Grantor identified on Schedule 4 as supplemented or modified by any Pledged Interests Addendum or any Joinder to this Agreement; (iii) such Grantor has the right and requisite authority to pledge the Investment Property pledged by such Grantor to the Collateral Agent as provided herein; (iv) all actions necessary to perfect and establish, or otherwise protect, the Collateral Agent’s Liens in the Investment Property, and the proceeds thereof, will have been duly taken upon (A) the execution and delivery of this Agreement; (B) the taking of possession by the Collateral Agent (or its agent or designee) of any certificates representing the Pledged Interests, together with undated powers (or other documents of transfer acceptable to the Collateral Agent) endorsed in blank by the applicable Grantor; and (C) the filing of financing statements in the applicable jurisdiction set forth on Schedule 5 for such Grantor with respect to the Pledged Interests of such Grantor that are not represented by certificates, and (D) with respect to any Securities Accounts, and any securities entitlements or other financial assets credited thereto, the delivery of Control Agreements with respect thereto; and (v) each Grantor has delivered to and deposited with the Collateral Agent all certificates representing the Pledged Interests owned by such Grantor to the extent such Pledged Interests are represented by certificates, and undated powers (or other documents of transfer acceptable to the Collateral Agent) endorsed in blank with respect to such certificates. None of the Pledged Interests owned or held by such Grantor has been issued or transferred in violation of any securities registration, securities disclosure, or similar laws of any jurisdiction to which such issuance or transfer may be subject.

(h) No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the grant of a Security Interest by such Grantor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by such Grantor, or (ii) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement with respect to the Investment Property or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required (x) in connection with such disposition of Investment Property by laws affecting the offering and sale of securities generally and (y) in connection with the voting or disposition of Pledged Interests or any other Collateral in order to comply with applicable law. No Intellectual Property License of any Grantor that is necessary to the conduct of such Grantor’s business requires any consent of any other Person in order for such Grantor to grant the security interest granted hereunder in such Grantor’s right, title or interest in or to such Intellectual Property License.

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(i) Schedule 6 provides a complete and correct list of all of the Deposit Accounts, Securities Accounts and Commodities Accounts owned by any Grantor as of the date hereof.

(j) To each Grantor’s knowledge, there is no default, breach, violation, or event of acceleration existing under any Pledged Note and no event has occurred or circumstance exists which, with the passage of time or the giving of notice, or both, would constitute a default, breach, violation, or event of acceleration under any Pledged Note. No Grantor that is an obligee under a Pledged Note has waived any default, breach, violation, or event of acceleration under such Pledged Note.

(k) Schedule 7 provides a complete and correct list of all of the Negotiable Collateral owned by any Grantor.

(l) As to all limited liability company or partnership interests, issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Grantor hereby represents and warrants that the Pledged Interests issued pursuant to such agreement (i) are not dealt in or traded on securities exchanges or in securities markets, (ii) do not constitute investment company securities, and (iii) are not held by such Grantor in a Securities Account. In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provides that such Pledged Interests are securities governed by Article 8 of the Code as in effect in any relevant jurisdiction.

6. Covenants. Each Grantor, jointly and severally, covenants and agrees with the Collateral Agent that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with Section 24 it shall comply with each of the following terms.

(a) Possession of Collateral.

(i) In the event that any Collateral, including Proceeds, is evidenced by or consists of Negotiable Collateral, Investment Property, or Chattel Paper, in each case, having an aggregate value or face amount of $250,000 or more, the Grantors shall as promptly as possible (and in any event within ten (10) Business Days after receipt thereof), notify the Collateral Agent in writing thereof, and if and to the extent that perfection or priority of the Collateral Agent’s Security Interest is dependent on or enhanced by possession, the applicable Grantor, as promptly as possible (and in any event within seven (7) Business Days after delivering notice to the Collateral Agent), shall endorse and deliver physical possession of such Negotiable Collateral, Investment Property, or Chattel Paper to the Collateral Agent, together with such undated powers (or other relevant document of transfer acceptable to the Collateral Agent) endorsed in blank and shall execute such other documents and instruments as shall be necessary to protect the Collateral Agent’s security interest therein.

(ii) Any limited liability company and any limited partnership controlled by any Grantor shall either (a) not include in its operative documents any provision that any Capital Stock in such limited liability company or such limited partnership be a “security” as defined under Article 8 of the Code or (b) certificate any Capital Stock in any such limited liability company or such limited partnership. To the extent an interest in any limited liability company or limited partnership controlled by any Grantor and pledged hereunder is certificated or becomes certificated, (i) each such certificate shall be delivered to the Collateral Agent and (ii) such Grantor shall fulfill all other requirements under Section 2 applicable in respect thereof.

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(iii) Each Grantor hereby agrees that if any of the Pledged Interests is at any time not evidenced by certificates of ownership, then each applicable Grantor shall, to the extent permitted by applicable law, (i) if necessary to perfect a security interest in such Pledged Interests, cause such pledge to be recorded on the equityholder register or the books of the issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Collateral Agent the right to transfer such Pledged Interests under the terms hereof, (ii) after the occurrence and during the continuance of any Event of Default, it will without further consent by the applicable Grantor comply with instructions of the Collateral Agent or its nominee with respect to the Pledged Interests, including upon request, (A) cause the organization documents of each such issuer that is a Subsidiary of a Grantor to be amended to provide that such Pledged Interests shall be treated as “securities” for purposes of the Code and (B) cause such Pledged Interests to become certificated and delivered to the Collateral Agent, (iii) agree that the “issuer’s jurisdiction” (as defined in Section 8-110 of the Code) is the State of New York, (iv) agree to notify the Collateral Agent upon obtaining actual knowledge of any interest in favor of any person in the applicable Pledged Interests that is materially adverse to the interest of the Collateral Agent therein, other than any Permitted Liens and (v) waives any right or requirement at any time hereafter to receive a copy of this Agreement in connection with the registration of any Pledged Interests hereunder in the name of the Collateral Agent or its nominee or the exercise of voting rights by the Collateral Agent or its nominee to the extent permitted hereunder.

(b) Chattel Paper.

(i) Promptly after acquiring any electronic Chattel Paper with an aggregate value or face amount equal to or in excess of $250,000 (and in any event within five (5) Business Days after receipt thereof) each Grantor shall notify the Collateral Agent in writing thereof, and shall as promptly as possible (and in any event within seven (7) Business Days after delivering notice to the Collateral Agent), take all steps reasonably necessary to grant the Collateral Agent control of all electronic Chattel Paper in accordance with the Code and all “transferable records” as that term is defined in Section 16 of the Uniform Electronic Transaction Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction, to the extent that the aggregate value or face amount of such electronic Chattel Paper equals or exceeds $250,000; and

(ii) If any Grantor retains possession of any Chattel Paper or instruments (which retention of possession shall be subject to the extent permitted hereby and by the Indenture), promptly mark such Chattel Paper and instruments with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the Security Interest of The Bank of New York Mellon Trust Company, N.A., as the Collateral Agent for the benefit of the Secured Parties (as each such capitalized terms are defined in that certain Security and Pledge Agreement, dated as of February 9, 2024 (as amended, restated or otherwise modified from time to time), by and among UpHealth, Inc. and the other Grantors identified therein and The Bank of New York Mellon Trust Company, N.A. as the Collateral Agent)”.

(c) Control Agreements.

(i) Subject to Section 28, each Grantor shall obtain a Control Agreement in form reasonably satisfactory to the Collateral Agent, from each bank maintaining a Deposit Account (other than any Excluded Account) for such Grantor, and which will provide the Collateral Agent with “control” (as such term is used in Article 9 of the Code) over each such Deposit Account; provided that no Grantor shall be required to obtain a Control Agreement covering an Excluded Account;

(ii) Except to the extent otherwise excused by the Note Documents and subject to Section 28, each Grantor shall obtain an authenticated Control Agreement in form reasonably satisfactory to the Collateral Agent, from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for any Grantor and which provides the Collateral Agent with “control” (as such term is used in Articles 8 and 9 of the Code) over such uncertificated securities, financial assets or commodities, provided that no Grantor shall be required to obtain a Control Agreement covering an Excluded Account; and

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(iii) Except to the extent otherwise excused by the Note Documents and subject to Section 28, each Grantor shall obtain an authenticated Control Agreement in form reasonably satisfactory to the Collateral Agent with respect to all of such Grantor’s investment property and which provides the Collateral Agent with “control” (as such term is used in Articles 8 and 9 of the Code) over such investment property, provided that no Grantor shall be required to obtain a Control Agreement covering an Excluded Account.

(d) [Reserved].

(e) Commercial Tort Claims. If the Grantors (or any of them) obtain Commercial Tort Claims having a value, or involving an asserted claim, in the amount of $250,000 or more in the aggregate for all Commercial Tort Claims, then the applicable Grantor or Grantors shall as promptly as possible (and in any event within five (5) Business Days of obtaining such Commercial Tort Claim), notify the Collateral Agent, in writing, upon incurring or otherwise obtaining such Commercial Tort Claims and, promptly (and in any event within seven (7) Business Days after delivery of notice to the Collateral Agent), amend Schedule 2 to describe such Commercial Tort Claims in a manner that reasonably identifies such Commercial Tort Claims, and file additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims, and agrees to do such other acts or things necessary to protect the Collateral Agent’s security interest therein.

(f) Government Contracts. If any Account or Chattel Paper arises out of a contract or contracts constituting Collateral with the United States of America or any department, agency, or instrumentality thereof (other than with respect to Excluded Property), the Grantors shall as promptly as possible (and in any event within seven (7) Business Days of the creation thereof) notify the Collateral Agent, in writing, thereof and, as promptly as possible (and in any event within seven (7) Business Days after delivery of notice to the Collateral Agent), execute an assignment instrument, and take any steps reasonably required in order that all moneys due or to become due under such contract or contracts shall be assigned to the Collateral Agent, for the benefit of the Secured Parties.

(g) Intellectual Property.

(i) In order to facilitate filings with the United States Patent and Trademark Office and the United States Copyright Office, each Grantor shall execute and deliver to the Collateral Agent one or more Copyright Security Agreements, Trademark Security Agreements, or Patent Security Agreements, or supplements thereto, to further evidence the Collateral Agent’s Lien on such Grantor’s Patents, Trademarks, or Copyrights, and the General Intangibles of such Grantor relating thereto or represented thereby, including, commencing on the three-month anniversary hereof and each three-month anniversary hereafter documentation sufficient to perfect the Collateral Agent’s Liens on such Intellectual Property or Intellectual Property License for all new Patents or Trademarks that are registered or the subject of pending applications for registrations, and of all exclusive Intellectual Property Licenses that are material to the conduct of such Grantor’s business, in each case, which were entered into, acquired, registered, or for which applications for registration were filed by any Grantor during the immediately preceding three-month period and any statement of use or amendment to allege use was filed with respect to intent-to-use trademark applications. In the case of such registrations or applications therefor, which were acquired by any Grantor, each such Grantor shall file the necessary documents with the appropriate Governmental Authority identifying the applicable Grantor as the owner (or as a co-owner thereof, if such is the case) of such Intellectual Property.

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(ii) Each Grantor shall have the duty, with respect to all Intellectual Property owned by such Grantor (whether now existing or hereafter required) that is material to and necessary in the conduct of such Grantor’s business, to take all reasonable and necessary measures to protect and diligently enforce and defend at such Grantor’s expense all of such Intellectual Property, in such Grantor’s reasonable business judgment, including (A) to diligently enforce and defend, including promptly suing for infringement, misappropriation, or dilution and to recover any and all damages for such infringement, misappropriation, or dilution, and filing for opposition, interference, and cancellation against conflicting Intellectual Property rights of any Person, (B) to prosecute diligently any trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Agreement, (C) to prosecute diligently any patent application that is part of the Patents pending as of the date hereof or hereafter until the termination of this Agreement, and (D) to take all reasonable and necessary action to preserve and maintain all of such Grantor’s Trademarks, Patents, Copyrights, Intellectual Property Licenses, and its rights therein, including paying all maintenance fees and filing of applications for renewal, affidavits of use, and affidavits of noncontestability. Each Grantor further agrees not to abandon any Intellectual Property or terminate any Intellectual Property License that is material to and necessary in the conduct of such Grantor’s business. Each Grantor hereby agrees to take the steps described in this Section 6(g)(ii) with respect to all new or acquired Intellectual Property to which it or any of its Subsidiaries is now or later becomes entitled that is material to and necessary in the conduct of such Grantor’s business.

(iii) Each Grantor acknowledges and agrees that the Secured Parties shall have no duties with respect to any Intellectual Property or Intellectual Property Licenses of any Grantor. Without limiting the generality of this Section 6(g)(iii), each Grantor acknowledges and agrees that no Secured Party shall be under any obligation to take any steps reasonably necessary to preserve rights in the Collateral consisting of Intellectual Property or Intellectual Property Licenses against any other Person, but any Secured Party may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including reasonable out-of-pocket fees and expenses of attorneys, agents and other professionals) shall be for the sole account of Company.

(iv) Anything to the contrary in this Agreement notwithstanding, in no event shall any Grantor, either itself or through any agent, employee, licensee, or designee, file an application for the registration of any Copyright with the United States Copyright Office or any similar office or agency in another country without giving the Collateral Agent written notice thereof within ten (10) calendar days following such filing and complying with Section 6(g)(i). Upon receipt from the United States Copyright Office of notice of registration of any Copyright, each Grantor shall as promptly as possible (but in no event later than five (5) Business Days following such receipt) notify the Collateral Agent in writing of such registration by delivering, or causing to be delivered, to the Collateral Agent, documentation sufficient to perfect the Collateral Agent’s Liens on such Copyright. If any Grantor acquires from any Person any Copyright registered with the United States Copyright Office or an application to register any Copyright with the United States Copyright Office, such Grantor shall as promptly as possible (but in no event later than five (5) Business Days following such acquisition) notify the Collateral Agent, in writing, of such acquisition and deliver, or cause to be delivered, to the Collateral Agent, documentation sufficient to perfect the Collateral Agent’s Liens on such Copyright. In the case of such Copyright registrations or applications therefor which were acquired by any Grantor, each such Grantor shall as promptly as possible (but in no event later than seven (7) Business Days following such acquisition) file the necessary documents with the appropriate Governmental Authority identifying the applicable Grantor as the owner (or as a co-owner thereof if such is the case) of such Copyrights.

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(v) Each Grantor shall take reasonable steps to maintain the confidentiality of, and otherwise protect and enforce its rights in, the Intellectual Property that is material to and necessary in the conduct of such Grantor’s business, including, as applicable (A) protecting the secrecy and confidentiality of its confidential information and trade secrets by having and enforcing a policy requiring all current employees, consultants, licensees, vendors and contractors with access to such information to execute appropriate confidentiality agreements; (B) taking actions reasonably necessary to ensure that no trade secret falls into the public domain; and (C) protecting the secrecy and confidentiality of the source code of all software programs and applications of which it is the owner or licensee by having and enforcing a policy requiring any licensees (or sublicensees) of such source code to enter into license agreements with commercially reasonable use and non-disclosure restrictions.

(vi) No Grantor shall enter into any Intellectual Property License to receive any license or rights in any Intellectual Property of any other Person unless such Grantor has used commercially reasonable efforts to permit the assignment of or grant of a security interest in such Intellectual Property License (and all rights of Grantor thereunder) to the Collateral Agent (and any transferees of the Collateral Agent).

(h) Investment Property.

(i) If any Grantor shall acquire, obtain, receive or become entitled to receive any Pledged Interests after the date hereof, it shall as promptly as possible (and in any event within seven (7) Business Days of acquiring or obtaining such Collateral) deliver to the Collateral Agent a duly executed Pledged Interests Addendum identifying such Pledged Interests.

(ii) Upon the occurrence and during the continuance of an Event of Default, following the request of the Collateral Agent, all sums of money and property paid or distributed in respect of the Investment Property that are received by any Grantor shall be held by the Grantors in trust for the benefit of the Collateral Agent segregated from such Grantor’s other property, and such Grantor shall deliver it forthwith to the Collateral Agent in the exact form received.

(iii) No Grantor shall make or consent to any amendment or other modification or waiver with respect to any Pledged Interests, including any Pledged Operating Agreement or Pledged Partnership Agreement, or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests, including any Pledged Operating Agreement or Pledged Partnership Agreement, if the same is prohibited pursuant to the Indenture.

(iv) Each Grantor agrees that it will cooperate with the Collateral Agent in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law to effect the perfection of the Security Interest on the Investment Property or to effect any sale or transfer thereof.

(v) As to all limited liability company or partnership interests owned by such Grantor and issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Grantor hereby covenants that the Pledged Interests issued pursuant to such agreement (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by such Grantor in a securities account.

(i) [Reserved].

(j) Transfers and Other Liens. No Grantor shall (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as expressly permitted by the Indenture, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral of any Grantor, except for Permitted Liens. The inclusion of Proceeds in the Collateral shall not be deemed to constitute the Collateral Agent’s consent to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement or the other Note Documents.

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(k) Pledged Notes. Upon the occurrence and during the continuance of an Event of Default, Grantors (i) without the prior written consent of the Collateral Agent, will not (A) waive or release any obligation of any Person that is obligated under any of the Pledged Notes, (B) take or omit to take any action or knowingly suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Pledged Notes, or (C) other than dispositions permitted under the Indenture, assign or surrender their rights and interests under any of the Pledged Notes or terminate, cancel, modify, change, supplement or amend the Pledged Notes, and (ii) shall provide to the Collateral Agent copies of all material written notices (including notices of default) given or received with respect to the Pledged Notes promptly after giving or receiving such notice.

(l) Accounts.

(i) Each Grantor shall keep and maintain at its own cost and expense records of Accounts in the ordinary course of business. Each Grantor shall, at such Grantor’s sole cost and expense, upon the Collateral Agent’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Accounts, including all documents evidencing Accounts and any books and records relating thereto to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Grantor). Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may transfer a full and complete copy of any Grantor’s books, records, credit information, reports, memoranda and all other writings relating to the Accounts to and for the use by any person that has acquired or is contemplating acquisition of an interest in the Accounts or the Collateral Agent’s security interest therein without the consent of any Grantor. Upon the occurrence and during the continuance of any Event of Default, each Grantor shall legend, at the request of the Collateral Agent and in form and manner satisfactory to the Collateral Agent, the Accounts and the other books, records and documents of such Grantor evidencing or pertaining to the Accounts with an appropriate reference to the fact that the Accounts have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

(ii) So long as no Event of Default has occurred and is continuing, the Grantors may settle, adjust or compromise any claim, offset, counterclaim or dispute with any Account Debtor. At any time that an Event of Default has occurred and is continuing, the Collateral Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with Account Debtors or grant any credits, discounts or allowances.

(iii) The Collateral Agent shall have the right (but not the obligation) at any time or times, in the name of any applicable Grantor, in the Collateral Agent’s name or in the name of a nominee of the Collateral Agent, to verify the validity, amount or any other matter relating to any Accounts or other Collateral, by mail, telephone, facsimile transmission or otherwise, and each Grantor shall cooperate fully with the Collateral Agent in an effort to facilitate and promptly conclude any such verification process.

(m) Inventory.

(i) Each Grantor shall at all times maintain inventory records in the ordinary course of business.

(ii) Except where the failure to do so could not reasonably be expected to result in a Material Adverse Change, the Grantors shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws.

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(iii) Each Grantor assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory.

(n) Updated Collateral Information.

(i) Such Grantor shall furnish or cause to be furnished to the Collateral Agent, semi-annually, commencing on the three-month anniversary hereof and each three-month anniversary hereafter, and at such other times as the Collateral Agent may request in writing, within 30 calendar days after receipt by such Grantor of any such request (or such lesser time as the Collateral Agent may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), such updates to the information disclosed pursuant to this Agreement, including any of Schedules 1 through 7 hereto, such that such updated information and exhibits are true and correct as of the date so furnished.

(ii) Each Grantor agrees to notify the Collateral Agent in writing at least three (3) Business Days in advance of any change in (A) the legal name of any Grantor, (B) the type of organization of any Grantor, (C) the jurisdiction of organization of any Grantor, or (D) the chief executive office of any Grantor and take all actions necessary to continue the perfection of the security interest created hereunder following any such change with the same priority as immediately prior to such change.

7. Relation to Other Note Documents. The provisions of this Agreement shall be read and construed with the other Note Documents referred to below in the manner so indicated.

(a) Indenture. In the event of any conflict between any provision in this Agreement and a provision in the Indenture, such provisions of the Indenture shall control.

(b) Patent, Trademark, Copyright Security Agreements. The provisions of the Copyright Security Agreements, Trademark Security Agreements, and Patent Security Agreements are supplemental to the provisions of this Agreement, and nothing contained in the Copyright Security Agreements, Trademark Security Agreements, or the Patent Security Agreements shall limit any of the rights or remedies of the Collateral Agent hereunder. In the event of any conflict between any provision in this Agreement and a provision in a Copyright Security Agreement, Trademark Security Agreement or Patent Security Agreement, such provision of this Agreement shall control.

8. Further Assurances.

(a) Other than as permitted by Section 17.05 of the Indenture, the Company shall cause each Subsidiary Guarantor to grant to the Collateral Agent a Security Interest in, subject to the limitations set forth herein and in the Note Documents, all of such Subsidiary Guarantor’s Collateral to secure the Secured Obligations. Upon the execution and delivery of a Joinder by any such Subsidiary Guarantor, such Subsidiary Guarantor shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any instrument adding an additional Grantor as a party to this Agreement shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor hereunder.

(b) Each Grantor agrees that, from time to time, at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further actions (including the filing of UCC-3 continuation statements), that are necessary in order to perfect and protect the Security Interest granted hereby, to create, perfect or protect the Security Interest purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

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(c) Each Grantor authorizes the filing by the Collateral Agent (with no obligation) of financing or continuation statements, or amendments thereto, and such Grantor will execute and deliver to the Collateral Agent such other instruments or notices, as the Collateral Agent may reasonably request, in order to perfect and preserve the Security Interest purported to be granted hereby.

(d) Each Grantor authorizes the Collateral Agent (with no obligation) at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance.

9. Collateral Agent’s Right to Perform Contracts, Exercise Rights, etc. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent (or its designee), without obligation, (a) may (but shall not be obligated to) proceed to perform any and all of the obligations of any Grantor contained in any contract, lease, or other agreement and exercise any and all rights of any Grantor therein contained as fully as such Grantor itself could, (b) to the extent permitted under such Intellectual Property Licenses, shall have the right (but not the obligation) to use any Grantor’s rights under Intellectual Property Licenses in connection with the enforcement of the Collateral Agent’s rights hereunder, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by any Grantor and now or hereafter covered by such licenses, and (c) shall have the right (but not the obligation) to request that any Capital Stock that is pledged hereunder be registered in the name of the Collateral Agent or any of its nominees.

10. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent, without obligation, its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, at such time as an Event of Default has occurred and is continuing under any Note Document, to take any action and to execute any instrument which may be necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Accounts or any other Collateral of such Grantor;

(b) to receive, indorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;

(c) to file any claims or take any action or institute any proceedings which may be necessary to protect the Collateral Agent’s security interest;

(d) to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to such Grantor in respect of any Account of such Grantor;

(e) to use any Intellectual Property or exercise any rights under Intellectual Property Licenses of such Grantor (to the extent grantable by such Grantor without breaching or violating any agreement), including but not limited to any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, or advertising matter, in preparing for sale, advertising for sale, or selling Inventory or other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of such Grantor; and

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(f) the Collateral Agent, on behalf of the Secured Parties, shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Intellectual Property and Intellectual Property Licenses and, if the Collateral Agent shall commence any such suit, the appropriate Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all proper documents reasonably required by the Collateral Agent in aid of such enforcement.

To the extent permitted by law, each Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable and shall terminate automatically upon termination of this Agreement.

11. Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may, but shall not be obligated to, itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable, jointly and severally, by Grantors.

12. Collateral Agent’s Duties. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interest in the Collateral, for the benefit of the Secured Parties, and shall not impose any duty upon the Collateral Agent to exercise any such powers. Except for the use of reasonable care in the custody and preservation of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any reasonably necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Wilmington Trust, National Association is entering this Agreement not in its individual capacity, but solely in its capacity as Collateral Agent under the Indenture. The Collateral Agent shall act hereunder and under any Related Collateral Document only in accordance with the terms and conditions of the Indenture and shall be entitled to all of the rights, privileges, immunities and indemnities granted to the Collateral Agent under the Indenture, including without limitation those set forth in Articles 7 and 17 thereof, as if such rights, privileges, immunities and indemnities were expressly set forth herein or therein, as the case may be.

13. Collection of Accounts, General Intangibles and Negotiable Collateral. At any time upon the occurrence and during the continuance of an Event of Default, the Collateral Agent or the Collateral Agent’s designee may (but shall not be obligated to) (a) notify Account Debtors of any Grantor that the Accounts, General Intangibles, Chattel Paper or Negotiable Collateral of such Grantor have been assigned to the Collateral Agent, for the benefit of the Secured Parties, or that the Collateral Agent has a security interest therein, and (b) collect the Accounts, General Intangibles and Negotiable Collateral of any Grantor directly, and any collection costs and expenses shall constitute part of such Grantor’s Secured Obligations under the applicable Note Documents.

14. Disposition of Pledged Interests by the Collateral Agent. None of the Pledged Interests existing as of the date of this Agreement are, and none of the Pledged Interests hereafter acquired on the date of acquisition thereof are expected to be, registered or qualified under the various federal or state securities laws of the United States and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration. Each Grantor understands that in connection with such disposition, the Collateral Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to

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federal and state securities laws and sold on the open market. Each Grantor hereby waives, to the fullest extent permitted by law, any claims against the Collateral Agent arising by reason of the fact that the price at which the Pledged Interests or any part thereof may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Interests to more than one offeree.

15. Voting and Other Rights in Respect of Pledged Interests.

(a) Upon the occurrence and during the continuation of an Event of Default, (i) the Collateral Agent may, at its option, and with notice to any Grantor including details of the Event of Default, and in addition to all rights and remedies available to the Collateral Agent hereunder or under any other agreement, at law, in equity, or otherwise, exercise all voting rights, or any other ownership or consensual rights (including any dividend or distribution rights) in respect of the Pledged Interests owned by such Grantor, but under no circumstances is the Collateral Agent obligated by the terms of this Agreement to exercise such rights, and (ii) if the Collateral Agent duly exercises its right to vote any of such Pledged Interests, each Grantor hereby appoints the Collateral Agent as such Grantor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Interests in any manner the Collateral Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. The power-of-attorney and proxy granted hereby is coupled with an interest and shall be irrevocable and shall automatically terminate upon termination of this Agreement.

(b) For so long as any Grantor shall have the right to vote the Pledged Interests owned by it, such Grantor covenants and agrees that it will not vote or take any consensual action with respect to such Pledged Interests which would materially adversely affect the rights of the Collateral Agent, the Secured Parties, or the value of the Pledged Interests.

16. Remedies. Upon the occurrence and during the continuance of an Event of Default:

(a) the Collateral Agent may (but shall not be obligated to) exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Note Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable law. Without limiting the generality of the foregoing, each Grantor expressly agrees that, in any such event, the Collateral Agent without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require Grantors to, and each Grantor hereby agrees that it will at its own expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at one or more locations where such Grantor regularly maintains Collateral, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit, and upon such other terms as the Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days’ notice to the applicable Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Code. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that (A) the internet shall constitute a “place” for purposes of Section 9-610(b) of the Code,

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and (B) to the extent notification of sale shall be required by law, notification by mail of the URL where a sale will occur and the time when a sale will commence at least ten days prior to the sale shall constitute a reasonable notification for purposes of Section 9-611(b) of the Code. Each Grantor agrees that any sale of Collateral to a licensor pursuant to the terms of a license agreement between such licensor and a Grantor is sufficient to constitute a commercially reasonable disposition (including as to method, terms, manner, and time) within the meaning of Section 9-610 of the Code.

(b) the Collateral Agent is hereby granted (to the extent grantable by such Grantor without breaching or violating any agreement) a license or other right to use, without liability for royalties or any other charge, each Grantor’s Intellectual Property, including but not limited to, any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, and advertising matter, whether owned by any Grantor or with respect to which any Grantor has rights under license, sublicense, or other agreements (including any Intellectual Property License), as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral, and each Grantor’s rights under all licenses and all franchise agreements shall inure to the benefit of the Collateral Agent.

(c) Collateral Agent may (but shall not be obligated to), in addition to other rights and remedies provided for herein, in the other Note Documents, or otherwise available to it under applicable law and without the requirement of notice to or upon any Grantor or any other Person (which notice is hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), (i) with respect to any Grantor’s Deposit Accounts in which Collateral Agent’s Liens are perfected by control under Section 9-104 of the Code, instruct the bank maintaining such Deposit Account for the applicable Grantor to pay the balance of such Deposit Account to or for the benefit of Collateral Agent, and (ii) with respect to any Grantor’s Securities Accounts in which Collateral Agent’s Liens are perfected by control under Section 9-106 of the Code, instruct the securities intermediary maintaining such Securities Account for the applicable Grantor to (A) transfer any cash in such Securities Account to or for the benefit of Collateral Agent, or (B) liquidate any financial assets in such Securities Account that are customarily sold on a recognized market and transfer the cash proceeds thereof to or for the benefit of Collateral Agent.

(d) Any cash held by the Collateral Agent as Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations in the order set forth in the Indenture. In the event the proceeds of Collateral are insufficient to satisfy all of the Secured Obligations in full, each Grantor shall remain jointly and severally liable for any such deficiency.

(e) Each Grantor hereby acknowledges that the Secured Obligations arise out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing the Collateral Agent shall have the right to an immediate writ of possession without notice of a hearing. The Collateral Agent shall have the right to the appointment of a receiver for the properties and assets of each Grantor, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantor may have thereto or the right to have a bond or other security posted by the Collateral Agent.

17. Remedies Cumulative. Each right, power, and remedy of the Collateral Agent as provided for in this Agreement or in the other Note Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Note Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Collateral Agent, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Collateral Agent of any or all such other rights, powers, or remedies.

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18. Application of Proceeds. (a) The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Secured Obligations pursuant to the exercise by the Collateral Agent of its remedies shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, as follows: (i) first, to amounts owing to the Collateral Agent in its capacity as such in accordance with the terms of the Indenture and to amounts owing to the Trustee in its capacity as such in accordance with the terms of the Indenture (including any costs of enforcement and collateral administration); (ii) second, to the Trustee for further application ratably to amounts owing to holders of the Secured Obligations in accordance with the terms of the Indenture; and (iii) third, to the Company and/or other persons entitled thereto. (b) In making the determination and allocations required by this Section 18, the Collateral Agent may conclusively rely upon information supplied to it as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Notes and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information. (c) If, despite the provisions of this Agreement, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Secured Obligations to which it is then entitled in accordance with this Agreement, such Secured Party shall hold such payment or other recovery in trust for the benefit of all Secured Parties hereunder for distribution in accordance with this Section 18.

19. Impairment. None of the Grantors will be permitted to take any action, or knowingly or negligently omit to take any action, which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Secured Parties.

20. Marshaling. The Collateral Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

21. Indemnity and Expenses.

(a) Each Grantor agrees to indemnify the Collateral Agent and the Secured Parties from and against all claims, lawsuits and liabilities (including reasonable out-of-pocket attorneys’ fees) arising out of or resulting from this Agreement (including the enforcement of this Agreement) or any other Note Documents to which such Grantor is a party in accordance with and to the extent such Grantor would be required to pursuant to the Indenture. This provision shall survive the termination of this Agreement and the Indenture, the resignation or removal of the Collateral Agent and the repayment of the Secured Obligations.

The provisions of this Section 21 are in addition to and shall not be deemed to derogate from the rights of the Collateral Agent under Section 7.06 of the Indenture.

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(b) Grantors, jointly and severally, shall, upon written demand therefore and with reasonable detailed documentation thereof, pay to the Collateral Agent all the expenses which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Note Documents, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

22. Merger, Amendments; Etc. THIS AGREEMENT, TOGETHER WITH THE OTHER NOTE DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. No waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Collateral Agent and each Grantor to which such amendment applies. The Collateral Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by the Collateral Agent and then only to the extent therein set forth. Any waivers, amendments or otherwise occurring under this Agreement or any Collateral Agreement must occur in compliance with the Indenture.

23. Addresses for Notices. All notices and other communications provided for hereunder shall be given in the form and manner and delivered to the Collateral Agent at its address specified in the Indenture, and to any of the Grantors at their respective addresses specified in the Indenture, as applicable, or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.

24. Continuing Security Interest; Releases and Assignments.

(a) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until all Secured Obligations have been paid in full in accordance with the provisions of the Note Documents, (ii) be binding upon each Grantor, and their respective successors and permitted assigns, and (iii) inure to the benefit of, and be enforceable by, the Collateral Agent, and its successors, permitted transferees and permitted assigns.

(b) The Security Interests securing the Secured Obligations shall be released with respect to any Collateral, in whole or in part, to the extent the release of such Security Interests in such Collateral is provided for, or permitted by, and in accordance with, the terms of the Indenture and any other Note Document (other than this Agreement) governing such Secured Obligations.

(c) At the time of any release pursuant to clause (b) above, all rights to the Collateral released shall revert to the Grantors or any other Person entitled thereto, and the Collateral Agent shall return to the Grantors any such released Collateral in its possession.

(d) No transfer or renewal, extension, assignment, or termination of this Agreement or of the Indenture or any other Note Document or any other instrument or document executed and delivered by any Grantor to the Collateral Agent nor the taking of further security, nor the retaking or re-delivery of the Collateral to any Grantor by the Collateral Agent, nor any other act of the Secured Parties, or any of them, shall release any Grantor from any obligation, except a release in accordance with this Section 24.

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25. Governing Law.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH GRANTOR AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(b) Each Grantor (i) agrees that any suit, action or proceeding against it arising out of or relating to this Agreement may be instituted in any U.S. federal court with applicable subject matter jurisdiction sitting in the City of New York; (ii) waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum; and (iii) submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

26. Collateral Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Collateral Agent” shall be a reference to the Collateral Agent, for the benefit of the Secured Parties.

27. Miscellaneous.

(a) This Agreement is a Note Document. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile, PDF or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic means shall be deemed to be their original signatures for all purposes. Unless otherwise provided in this Agreement, the words “execute,” “execution,” “signed” and “signature” and words of similar import used in or related to any document to be signed in connection with this Agreement or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Collateral Agent is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Collateral Agent pursuant to procedures approved by the Collateral Agent. The foregoing shall apply to each other Note Document mutatis mutandis.

(b) Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

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(c) Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

(d) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Collateral Agent or any Grantor, whether under any rule of construction or otherwise. This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

(e) The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

(f) Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. The words “hereof”, “herein”, “hereby”, “hereunder”, and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. Any reference herein to the satisfaction, repayment, or payment in full of the Secured Obligations shall mean the repayment in full in cash of all Secured Obligations other than unasserted contingent indemnification Secured Obligations. Any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns. Any requirement of a writing contained herein shall be satisfied by the transmission of a Record.

(g) All of the annexes, schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

28. Post-Closing Matters. The Grantors hereby agree to deliver to the Collateral Agent, on or prior to the date that is thirty (30) calendar days after the date hereof, a Control Agreement or amendment to each existing Control Agreement adding the Collateral Agent as a secured party with respect to each Commodities Account, Deposit Account, and Securities Account set forth on Schedule 6 other than any Excluded Account.

29. Intercreditor Agreement. Notwithstanding anything to the contrary herein, in the Indenture or in any Related Collateral Documents, (a) this Agreement and the Liens and security interests granted to the Collateral Agent pursuant to this Agreement and the Related Collateral Documents and all rights and obligations of the Trustee and the Collateral Agent hereunder and thereunder are expressly subject to the Intercreditor Agreement and (b) the exercise of any right or remedy by the Trustee or the Collateral Agent under the Indenture, this Agreement and the Related Collateral Documents is subject to the limitations and provisions of the Intercreditor Agreement. Without limiting any of the rights and protections (including indemnities) of the Trustee or the Collateral Agent hereunder, in the Indenture or any Related Collateral Document, and notwithstanding any provisions of the Indenture, this Agreement or the Related Collateral Documents to the contrary, in the event of any conflict or inconsistency between the terms of the Intercreditor Agreement and the terms of the Indenture, this Agreement or any Related Collateral Document, the terms of the Intercreditor Agreement shall govern.

[signature pages follow]

25

IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

COLLATERAL AGENT:	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as the Collateral Agent

By:
Name:
Title:

IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

GRANTOR:	UPHEALTH, INC.

By:
Name:
Its:

IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:

[__]

By:
Name:
Its:

SCHEDULES

SCHEDULE 1

INFORMATION AND COLLATERAL LOCATIONS

SCHEDULE 2

COMMERCIAL TORT CLAIMS

SCHEDULE 3

INTELLECTUAL PROPERTY

SCHEDULE 4

LIST OF PLEDGED INTERESTS, SECURITIES AND OTHER INVESTMENT PROPERTY

SCHEDULE 5

LIST OF UNIFORM COMMERCIAL CODE FILING JURISDICTIONS

SCHEDULE 6

ACCOUNTS

SCHEDULE 7

NEGOTIABLE COLLATERAL

ANNEXES

ANNEX 1 TO SECURITY AND PLEDGE AGREEMENT

FORM OF JOINDER

Joinder No. [__] (this “Joinder”), dated as of ____________ __ , 20__ by and among, a (the “New Subsidiary”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association (“BNYM”), in its capacity as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, “Collateral Agent”).

W I T N E S E T H:

WHEREAS, pursuant to the Indenture, dated as of June 9, 2021 among the Grantors, The Bank of New York Mellon Trust Company, N.A., as successor to Wilmington Trust National Association, as Trustee, and the Collateral Agent (as supplemented and amended by that certain First Supplemental Indenture, dated as of February 9, 2024, and as it may be further amended, supplemented, extended, renewed, replaced, refunded or modified from time to time, the “Indenture”), UPHEALTH, INC., a Delaware corporation, (the “Company”), has issued to the Holders the 6.25% Convertible Senior Notes due 2026 (the “Notes”);

WHEREAS, pursuant to the Indenture, the New Subsidiary is required to execute, among other documents, a Supplemental Indenture in order to become a Grantor under the Indenture; and

WHEREAS, pursuant to Section 8 of the Security Agreement, the New Subsidiary may become a Grantor under the Security Agreement and thereby benefit from certain rights granted to the Grantors pursuant to the terms of the Note Documents;

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each New Subsidiary hereby agrees as follows:

1. All initially capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement or, if not defined therein, in the Indenture.

2. The New Subsidiary, by its signature below, becomes a “Grantor” under the Security Agreement with the same force and effect as if originally named therein as a “Grantor” and the New Subsidiary hereby (a) agrees to all of the terms and provisions of the Security Agreement applicable to it as a “Grantor” thereunder and (b) represents and warrants that the representations and warranties made by it as a “Grantor” thereunder are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof) on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary does hereby unconditionally grant to the Collateral Agent, for the benefit of the Secured Parties, to secure the Secured Obligations, a continuing security interest in and to all of such New Subsidiary’s right, title and interest in and to the Collateral. Schedule 1, “Information and Collateral Locations”, Schedule 2, “Commercial Tort Claims”, Schedule 3, “Intellectual Property”, Schedule 4, “Pledged Companies”, Schedule 5, “List of Uniform Commercial Code Filing Jurisdictions”, Schedule 6 “Accounts” and Schedule 7 “Negotiable Collateral” to the Security Agreement, attached hereto supplement Schedules 2 through 7, respectively, to the Security Agreement. Each reference to a “Grantor” in the Security Agreement and the other Note Documents shall be deemed to include the New Subsidiary. The Security Agreement is incorporated herein by reference. The New Subsidiary authorizes the Collateral Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments thereto (i) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance. The New Subsidiary also hereby ratifies any and all financing statements or amendments previously filed by the Collateral Agent in any jurisdiction in connection with the Note Documents.

4. The New Subsidiary represents and warrants to the Collateral Agent and the Secured Parties that this Joinder has been duly executed and delivered by such New Subsidiary and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

5. This Agreement is a Note Document. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Joinder by telefacsimile, PDF or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Joinder.

6. The Security Agreement, as supplemented hereby, shall remain in full force and effect.

7. THE VALIDITY OF THIS JOINDER, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

8. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS JOINDER SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT COLLATERAL AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE COLLATERAL AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. COLLATERAL AGENT AND EACH NEW SUBSIDIARY WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 8.

9. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, COLLATERAL AGENT AND EACH NEW SUBSIDIARY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS JOINDER OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. COLLATERAL AGENT AND EACH NEW SUBSIDIARY REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS JOINDER MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10. BNYM is entering into this Joinder not in its individual or corporate capacity but solely in its capacity as Collateral Agent under the Indenture. In acting hereunder, the Collateral Agent shall be entitled to all of the rights, privileges, immunities and indemnities granted to the Collateral Agent under the Indenture and the Security and Pledge Agreement, as if such rights, privileges, immunities and indemnities were expressly set forth herein.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder to the Security Agreement to be executed and delivered as of the day and year first above written.

NEW SUBSIDIARY:

[NAME OF NEW SUBSIDIARY]

By:
Name:
Title:

COLLATERAL AGENT:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as the Collateral Agent

By:
Name:
Title:

EXHIBIT A

COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT (this “Copyright Security Agreement”) is made this ___ day of __________, 20___, by and among Grantors listed on the signature pages hereof (each a “Grantor”, and collectively, jointly and severally, the “Grantors”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (“BNYM”), in its capacity as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, “Collateral Agent”).

WITNESSETH:

WHEREAS, pursuant to the Indenture, dated as of June 9, 2021, among the Grantors, BNYM, as successor to WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as Trustee, (as supplemented and amended by that certain First Supplemental Indenture, dated as of February 9, 2024, and as it may be further amended, supplemented, extended, renewed, replaced, refunded or modified from time to time, the “Indenture”), UPHEALTH, INC., a Delaware corporation, (the “Company”), has issued to the Holders the 6.25% Convertible Senior Notes due 2026 (the “Notes”). Each Grantor is entering into this Copyright Security Agreement in order to induce the Holders to purchase the Notes and to secure the Secured Obligations;

WHEREAS, the Collateral Agent is willing to enter into the Indenture and the Holders are willing to purchase the Notes, but only upon the condition, among others, that Grantors shall have executed and delivered to the Collateral Agent, for the benefit of the Secured Parties, that certain Security and Pledge Agreement, dated as of February 9, 2024 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security and Pledge Agreement”); and

WHEREAS, pursuant to the Security and Pledge Agreement, Grantors are required to execute and deliver to the Collateral Agent, for the benefit of the Secured Parties, this Copyright Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agree as follows:

1. DEFINED TERMS. All initially capitalized terms used but not otherwise defined herein have the meanings given to them in the Security and Pledge Agreement or, if not defined therein, in the Indenture.

2. GRANT OF SECURITY INTEREST IN COPYRIGHT COLLATERAL. Each Grantor hereby unconditionally grants to the Collateral Agent, for the benefit of each of the Secured Parties, to secure the Secured Obligations, a continuing security interest (referred to in this Copyright Security Agreement as the “Security Interest”) in all of such Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired or arising (collectively, the “Copyright Collateral”):

(a) all of such Grantor’s Copyrights and Copyright Intellectual Property Licenses to which it is a party including those referred to on Schedule I;

(b) all renewals or extensions of the foregoing; and

(c) all products and proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future infringement of any Copyright or any Copyright exclusively licensed under any Intellectual Property License, including the right to receive damages, or the right to receive license fees, royalties, and other compensation under any Copyright Intellectual Property License.

3. SECURITY FOR SECURED OBLIGATIONS. This Copyright Security Agreement and the Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Copyright Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to the Collateral Agent, the Secured Parties or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

4. SECURITY AND PLEDGE AGREEMENT. The Security Interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interests granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security and Pledge Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Security Interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security and Pledge Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. To the extent there is any inconsistency between this Copyright Security Agreement and the Security and Pledge Agreement, the Security and Pledge Agreement shall control.

5. AUTHORIZATION TO SUPPLEMENT. Each Grantor shall give the Collateral Agent prior written notice of no less than five (5) Business Days before filing any additional application for registration of any copyright and prompt notice in writing of any additional copyright registrations granted therefor after the date hereof. Without limiting the Grantors’ obligations under the Note Documents, each Grantor hereby authorizes the Collateral Agent to unilaterally modify this Copyright Security Agreement by amending Schedule I to include any future United States registered copyrights or applications therefor of each Grantor. Notwithstanding the foregoing, no failure to so modify this Copyright Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from the Collateral Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6. COUNTERPARTS. This Copyright Security Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Copyright Security Agreement. Delivery of an executed counterpart of this Copyright Security Agreement by telefacsimile, PDF or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Copyright Security Agreement.

7. CONSTRUCTION. This Copyright Security Agreement is a Note Document. Unless the context of this Copyright Security Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. The words “hereof”, “herein”, “hereby”, “hereunder”, and similar terms in this Copyright Security Agreement refer to this Copyright Security Agreement as a whole and not to any particular provision of this Copyright Security Agreement. Section, subsection, clause, schedule, and exhibit references herein are to this Copyright Security Agreement unless otherwise specified. Any reference in this Copyright Security Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. Any reference herein to the satisfaction, repayment, or payment in full of the Secured Obligations shall mean the repayment in full in cash of all Secured Obligations other than unasserted contingent indemnification Secured Obligations. Any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns. Any requirement of a writing contained herein shall be satisfied by the transmission of a Record.

8. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH GRANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9. Each Grantor (i) agrees that any suit, action or proceeding against it arising out of or relating to this Agreement may be instituted in any U.S. federal court with applicable subject matter jurisdiction sitting in The City of New York; (ii) waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum; and (iii) submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

10. BNYM is entering into this Copyright Security Agreement not in its individual or corporate capacity but solely in its capacity as Collateral Agent under the Indenture. In acting hereunder, the Collateral Agent shall be entitled to all of the rights, privileges, immunities and indemnities granted to the Collateral Agent under the Indenture and the Security and Pledge Agreement, as if such rights, privileges, immunities and indemnities were expressly set forth herein.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Copyright Security Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:

UPHEALTH, INC., as Company

By:
Name:
Title:

[OTHER GRANTORS]

IN WITNESS WHEREOF, the parties hereto have caused this Copyright Security Agreement to be executed and delivered as of the day and year first above written.

COLLATERAL AGENT:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as the Collateral Agent

By:
Name:
Title:

SCHEDULE I

TO

COPYRIGHT SECURITY AGREEMENT

EXHIBIT B

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (this “Patent Security Agreement”) is made this ___ day of __________, 20___, by and among Grantors listed on the signature pages hereof (each a “Grantor”, and collectively, jointly and severally, the “Grantors”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (“BNYM”), in its capacity as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, “Collateral Agent”).

WITNESSETH:

WHEREAS, pursuant to the Indenture, dated as of June 9, 2021, among the Grantors, BNYM, as successor to WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as Trustee, and the Collateral Agent (as supplemented and amended by that certain First Supplemental Indenture, dated as of February 9, 2024, and as it may be further amended, supplemented, extended, renewed, replaced, refunded or modified from time to time, the “Indenture”), UPHEALTH, INC., a Delaware corporation, (the “Company”), has issued to the Holders the 6.25% Convertible Senior Notes due 2026 (the “Notes”). Each Grantor is entering into this Copyright Security Agreement in order to induce the Holders to purchase the Notes and to secure the Secured Obligations;

WHEREAS, the Collateral Agent is willing to enter into the Indenture and the Holders are willing to purchase the Notes, but only upon the condition, among others, that Grantors shall have executed and delivered to the Collateral Agent, for the benefit of the Secured Parties, that certain Security and Pledge Agreement, dated as of February 9, 2024 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security and Pledge Agreement”); and

WHEREAS, pursuant to the Security and Pledge Agreement, Grantors are required to execute and deliver to the Collateral Agent, for the benefit of the Secured Parties, this Patent Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees as follows:

1. DEFINED TERMS. All initially capitalized terms used but not otherwise defined herein have the meanings given to them in the Security and Pledge Agreement or, if not defined therein, in the Indenture.

2. GRANT OF SECURITY INTEREST IN PATENT COLLATERAL. Each Grantor hereby unconditionally grants to the Collateral Agent, for the benefit of each of the Secured Parties, to secure the Secured Obligations, a continuing security interest (referred to in this Patent Security Agreement as the “Security Interest”) in all of such Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired or arising (collectively, the “Patent Collateral”):

(a) all of its Patents and Patent Intellectual Property Licenses to which it is a party including those referred to on Schedule I;

(b) all divisionals, continuations, continuations-in-part, reissues, reexaminations, or extensions of the foregoing; and

(c) all products and proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future infringement of any Patent or any Patent exclusively licensed under any Intellectual Property License, including the right to receive damages, or right to receive license fees, royalties, and other compensation under any Patent Intellectual Property License.

3. SECURITY FOR SECURED OBLIGATIONS. This Patent Security Agreement and the Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Patent Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to the Collateral Agent, the Secured Parties or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

4. SECURITY AND PLEDGE AGREEMENT. The Security Interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interests granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security and Pledge Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Security Interest in the Patent Collateral made and granted hereby are more fully set forth in the Security and Pledge Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. To the extent there is any inconsistency between this Patent Security Agreement and the Security and Pledge Agreement, the Security and Pledge Agreement shall control.

5. AUTHORIZATION TO SUPPLEMENT. If any Grantor shall obtain rights to any new patent application or issued patent or become entitled to the benefit of any patent application or patent for any divisional, continuation, continuation-in-part, reissue, or reexamination of any existing patent or patent application, the provisions of this Patent Security Agreement shall automatically apply thereto. Without limiting the Grantors’ obligations under the Note Documents, each Grantor hereby authorizes the Collateral Agent to unilaterally modify this Patent Security Agreement by amending Schedule I to include any new patent rights of each Grantor. Notwithstanding the foregoing, no failure to so modify this Patent Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from the Collateral Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6. COUNTERPARTS. This Patent Security Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Patent Security Agreement. Delivery of an executed counterpart of this Patent Security Agreement by telefacsimile, PDF or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Patent Security Agreement.

7. CONSTRUCTION. This Patent Security Agreement is a Note Document. Unless the context of this Patent Security Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. The words “hereof”, “herein”, “hereby”, “hereunder”, and similar terms in this Patent Security Agreement refer to this Patent Security Agreement as a whole and not to any particular provision of this Patent Security Agreement. Section, subsection, clause, schedule, and exhibit references herein are to this Patent Security Agreement unless otherwise specified. Any reference in this Patent Security Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and

“property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. Any reference herein to the satisfaction, repayment, or payment in full of the Secured Obligations shall mean the repayment in full in cash of all Secured Obligations other than unasserted contingent indemnification Secured Obligations. Any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns. Any requirement of a writing contained herein shall be satisfied by the transmission of a Record.

8. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH GRANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9. Each Grantor (i) agrees that any suit, action or proceeding against it arising out of or relating to this Agreement may be instituted in any U.S. federal court with applicable subject matter jurisdiction sitting in The City of New York; (ii) waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum; and (iii) submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

10. BNYM is entering into this Patent Security Agreement not in its individual or corporate capacity but solely in its capacity as Collateral Agent under the Indenture. In acting hereunder, the Collateral Agent shall be entitled to all of the rights, privileges, immunities and indemnities granted to the Collateral Agent under the Indenture and the Security and Pledge Agreement, as if such rights, privileges, immunities and indemnities were expressly set forth herein.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Patent Security Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:

UPHEALTH, INC., as Company

By:
Name:
Title:

[OTHER GRANTORS]

IN WITNESS WHEREOF, the parties hereto have caused this Patent Security Agreement to be executed and delivered as of the day and year first above written.

COLLATERAL AGENT:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as the Collateral Agent

By:
Name:
Title:

SCHEDULE I

TO

PATENT SECURITY AGREEMENT

EXHIBIT C

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Trademark Security Agreement”) is made this ___ day of __________, 20___, by and among Grantors listed on the signature pages hereof (each a “Grantor”, and collectively, jointly and severally, the “Grantors”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (“BNYM”), in its capacity as Trustee and the collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, “Collateral Agent”).

WITNESSETH:

WHEREAS, pursuant to the Indenture, dated as of June 9, 2021, among the Grantors, BNYM, as successor to WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as Trustee, and the Collateral Agent (as supplemented and amended by that certain First Supplemental Indenture, dated as of February 9, 2024, and as it may be further amended, supplemented, extended, renewed, replaced, refunded or modified from time to time, the “Indenture”), UPHEALTH, INC., a Delaware corporation, (the “Company”), has issued to the Holders the 6.25% Convertible Senior Notes due 2026 (the “Notes”). Each Grantor is entering into this Copyright Security Agreement in order to induce the Holders to purchase the Notes and to secure the Secured Obligations;

WHEREAS, the Collateral Agent is willing to enter into the Indenture and the Holders are willing to purchase the Notes, but only upon the condition, among others, that Grantors shall have executed and delivered to the Collateral Agent, for the benefit of the Secured Parties, that certain Security and Pledge Agreement, dated as of February 9, 2024 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security and Pledge Agreement”); and

WHEREAS, pursuant to the Security and Pledge Agreement, Grantors are required to execute and deliver to the Collateral Agent, for the benefit of Secured Parties, this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees as follows:

1. DEFINED TERMS. All initially capitalized terms used but not otherwise defined herein have the meanings given to them in the Security and Pledge Agreement or, if not defined therein, in the Indenture.

2. GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL. Each Grantor hereby unconditionally grants to the Collateral Agent, for the benefit of each Secured Party, to secure the Secured Obligations, a continuing security interest (referred to in this Trademark Security Agreement as the “Security Interest”) in all of such Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired or arising (collectively, the “Trademark Collateral”):

(a) all of its Trademarks and Trademark Intellectual Property Licenses to which it is a party including those referred to on Schedule I;

(b) all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark Intellectual Property License; and

(c) all products and Proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future (i) infringement or dilution of any Trademark or any Trademarks exclusively licensed under any Intellectual Property License, including right to receive any damages, (ii) injury to the goodwill associated with any Trademark, or (iii) right to receive license fees, royalties, and other compensation under any Trademark Intellectual Property License.

3. SECURITY FOR SECURED OBLIGATIONS. This Trademark Security Agreement and the Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Trademark Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to the Collateral Agent, the Secured Parties or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

4. SECURITY AND PLEDGE AGREEMENT. The Security Interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interests granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security and Pledge Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Security Interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security and Pledge Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. To the extent there is any inconsistency between this Trademark Security Agreement and the Security and Pledge Agreement, the Security and Pledge Agreement shall control.

5. AUTHORIZATION TO SUPPLEMENT. If any Grantor shall obtain rights to any new trademarks, the provisions of this Trademark Security Agreement shall automatically apply thereto. Each Grantor shall give prompt notice in writing to the Collateral Agent with respect to any such new trademarks or renewal or extension of any trademark registration. Without limiting the Grantors’ obligations under the Note Documents, each Grantor hereby authorizes the Collateral Agent to unilaterally modify this Trademark Security Agreement by amending Schedule I to include any such new trademark rights of each Grantor. Notwithstanding the foregoing, no failure to so modify this Trademark Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from the Collateral Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6. COUNTERPARTS. This Trademark Security Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Trademark Security Agreement. Delivery of an executed counterpart of this Trademark Security Agreement by telefacsimile, PDF or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Trademark Security Agreement.

7. CONSTRUCTION. This Trademark Security Agreement is a Note Document. Unless the context of this Trademark Security Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. The words “hereof”, “herein”, “hereby”, “hereunder”, and similar terms in this Trademark Security Agreement refer to this Trademark Security Agreement as a whole and not to any particular provision of this Trademark Security Agreement. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Trademark Security Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. Any reference herein to the satisfaction, repayment, or payment in full of the Secured Obligations shall mean the repayment in full in cash of all Secured Obligations other than unasserted contingent indemnification Secured Obligations. Any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns. Any requirement of a writing contained herein or in any other Note Document shall be satisfied by the transmission of a Record.

8. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH GRANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9. Each Grantor (i) agrees that any suit, action or proceeding against it arising out of or relating to this Agreement may be instituted in any U.S. federal court with applicable subject matter jurisdiction sitting in The City of New York; (ii) waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum; and (iii) submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

10. BNYM is entering into this Trademark Security Agreement not in its individual or corporate capacity but solely in its capacity as Collateral Agent under the Indenture. In acting hereunder, the Collateral Agent shall be entitled to all of the rights, privileges, immunities and indemnities granted to the Collateral Agent under the Indenture and the Security and Pledge Agreement, as if such rights, privileges, immunities and indemnities were expressly set forth herein.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Trademark Security Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:

UPHEALTH, INC., as Company

By:
Name:
Title:

[OTHER GRANTORS]

IN WITNESS WHEREOF, the parties hereto have caused this Trademark Security Agreement to be executed and delivered as of the day and year first above written.

COLLATERAL AGENT:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as the Collateral Agent

By:
Name:
Title:

SCHEDULE I

to

TRADEMARK SECURITY AGREEMENT

EXHIBIT D

PLEDGED INTERESTS ADDENDUM

This Pledged Interests Addendum, dated as of __________, 20__ (this “Pledged Interests Addendum”), is delivered pursuant to Section 6 of the Security and Pledge Agreement referred to below. The undersigned hereby agrees that this Pledged Interests Addendum may be attached to that certain Security and Pledge Agreement, dated as of February 9, 2024, (as amended, restated, supplemented, or otherwise modified from time to time, the “Security and Pledge Agreement”), made by the undersigned, together with the other Grantors named therein, to THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (“BNYM”), as the Collateral Agent. Initially capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Security and Pledge Agreement or, if not defined therein, in the Indenture. The undersigned hereby agrees that the additional interests listed on Schedule I shall be and become part of the Pledged Interests pledged by the undersigned to the Collateral Agent in the Security and Pledge Agreement and any pledged company set forth on Schedule I shall be and become a “Pledged Company” under the Security and Pledge Agreement, each with the same force and effect as if originally named therein.

This Pledged Interests Addendum is a Note Document. Delivery of an executed counterpart of this Pledged Interests Addendum by telefacsimile, PDF or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Pledged Interests Addendum.

The undersigned hereby certifies that the representations and warranties set forth in Section 5 of the Security and Pledge Agreement of the undersigned are true and correct as to the Pledged Interests listed herein on and as of the date hereof.

THE VALIDITY OF THIS PLEDGED INTERESTS ADDENDUM, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS PLEDGED INTERESTS ADDENDUM SHALL BE TRIED AND LITIGATED ONLY IN THE STATE, AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT COLLATERAL AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE COLLATERAL AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. COLLATERAL AGENT AND EACH GRANTOR WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS PARAGRAPH.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, COLLATERAL AGENT AND EACH GRANTOR HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS PLEDGED INTERESTS ADDENDUM OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. COLLATERAL AGENT AND EACH

GRANTOR REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS PLEDGED INTERESTS ADDENDUM MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

BNYM is entering into this Pledged Interests Addendum not in its individual or corporate capacity but solely in its capacity as Collateral Agent under the Indenture. In acting hereunder, the Collateral Agent shall be entitled to all of the rights, privileges, immunities and indemnities granted to the Collateral Agent under the Indenture and the Security and Pledge Agreement, as if such rights, privileges, immunities and indemnities were expressly set forth herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Pledged Interests Addendum to be executed and delivered as of the day and year first above written.

GRANTOR:

By:
Name:
Title:

ACKNOWLEDGED BY: COLLATERAL AGENT:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as the Collateral Agent

By:
Name:
Title:

SCHEDULE I

TO

PLEDGED INTERESTS ADDENDUM